                                                                     Exhibit 2.1

                                                                  EXECUTION COPY













                       STOCK AND ASSET PURCHASE AGREEMENT


                                     between


                              ITT INDUSTRIES, INC.


                                       and


                                 CONTINENTAL AG




                            Dated as of July 24, 1998

                                TABLE OF CONTENTS

                                                                                                               Page

                                    ARTICLE I

SALE AND TRANSFER OF TRANSFERRED
SUBSIDIARY STOCK, PARTNERSHIP INTERESTS AND
JOINT VENTURE INTERESTS.........................................................................................  3
         1.1       Sale and Transfer of Transferred Subsidiary Stock and Partnership Interests..................  3
         1.2       Sale, Transfer and Assignment of Joint Venture Interests.....................................  4

                                                    ARTICLE II
                                   SALE OF ASSETS AND ASSUMPTION OF LIABILITIES.................................  5
         2.1       Sale of Assets...............................................................................  5
         2.2       Assumption of Liabilities; Excluded Liabilities..............................................  6
         2.3       Transfer of Purchased Assets and Assumed Liabilities.........................................  6
         2.4       Required Consents............................................................................  7

                                                    ARTICLE III
                                          PURCHASE PRICE AND ADJUSTMENTS........................................  9
         3.1       Purchase Price...............................................................................  9
         3.2       Payment of Purchase Price.................................................................... 10
         3.3       Determination of Closing Balance Sheet....................................................... 10
         3.4       Settlement of Purchase Price................................................................. 14
         3.5       Allocation of Purchase Price................................................................. 15
         3.6       Collection and Payment of Receivables........................................................ 16

                                                    ARTICLE IV
                                      REPRESENTATIONS AND WARRANTIES OF ITTI.................................... 17
         4.1       Corporate Existence.......................................................................... 17
         4.2       Corporate Authority.......................................................................... 18
         4.3       Brake Company Stock, Partnership Interests and Joint Venture Interests....................... 20
         4.4       Governmental Approvals and Consents.......................................................... 21
         4.5       Financial Statements......................................................................... 22
         4.6       Absence of Certain Changes................................................................... 23
         4.7       Properties................................................................................... 23
         4.8       Contracts.................................................................................... 25
         4.9       Litigation................................................................................... 27
         4.10      Intellectual Property Rights................................................................. 27
         4.11      Insurance.................................................................................... 30
         4.12      Tax Matters.................................................................................. 30
         4.13      Employment and Benefits...................................................................... 33
         4.14      Compliance with Laws......................................................................... 39
         4.15      Labor Matters................................................................................ 39


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
                                                                                                               Page
         4.16      Environmental Matters........................................................................ 40
         4.17      Transferred Assets........................................................................... 41
         4.18      Undisclosed Liabilities...................................................................... 41
         4.19      Receivables.................................................................................. 42
         4.20      Inventories.................................................................................. 42
         4.21      Customers.................................................................................... 43
         4.22      Suppliers.................................................................................... 44
         4.23      Finders; Brokers............................................................................. 44

                                                     ARTICLE V
                                           REPRESENTATIONS OF PURCHASER......................................... 45
         5.1       Corporate Existence.......................................................................... 45
         5.2       Corporate Authority.......................................................................... 45
         5.3       Governmental Approvals and Consents.......................................................... 47
         5.4       Purchase for Investment...................................................................... 47
         5.5       Financial Capacity........................................................................... 48
         5.6       Finders; Brokers............................................................................. 48

                                                    ARTICLE VI

                                         AGREEMENTS OF PURCHASER AND ITTI....................................... 48
         6.1       Operation of the Business.................................................................... 48
         6.2       Investigation of Business.................................................................... 53
         6.3       Best Efforts; No Inconsistent Action......................................................... 54
         6.4       Public Disclosures........................................................................... 58
         6.5       Access to Records and Personnel.............................................................. 58
         6.6       Employee Relations and Benefits.............................................................. 60
         6.7       Pro Forma Transactions; Intercompany Transactions............................................ 85
         6.8       German Reorganization........................................................................ 86
         6.9       U.S. Real Property Matters................................................................... 87
         6.10      Non-Competition.............................................................................. 89
         6.11      Non-Solicitation; Confidentiality............................................................ 90
         6.12      Jointly Developed Intellectual Property...................................................... 91
         6.13      Use of the ITT Name and Marks................................................................ 91
         6.14      Tax Matters.................................................................................. 93
         6.15      Intellectual Property License Agreement...................................................... 98
         6.16      Post-Closing Arrangements....................................................................102
         6.17      No Other Representations or Warranties.......................................................102
         6.18      Insurance Matters............................................................................103
         6.19      No Solicitation or Negotiation...............................................................104
         6.20      Audited Financial Statements.................................................................105

                                                    ARTICLE VII
                                               CONDITIONS TO CLOSING............................................107
         7.1       Conditions Precedent to Obligations of Purchaser and ITTI....................................107
         7.2       Conditions Precedent to Obligation of ITTI...................................................109
         7.3       Conditions Precedent to Obligation of Purchaser..............................................110

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
                                                                                                               Page

                                                   ARTICLE VIII
                                                      CLOSING...................................................111
         8.1       Closing Date.................................................................................111
         8.2       Purchaser Obligations........................................................................111
         8.3       ITTI Obligations.............................................................................112

                                                    ARTICLE IX
                                                  INDEMNIFICATION...............................................114
         9.1       Indemnification..............................................................................114
         9.2       Certain Limitations..........................................................................120
         9.3       Procedures for Third-Party Claims............................................................122
         9.4       Tax Indemnification..........................................................................124
         9.5       Certain Claims Procedures....................................................................127
         9.6       Arbitration..................................................................................127
         9.7       Remedies Exclusive...........................................................................129
         9.8       Mitigation...................................................................................129

                                                     ARTICLE X
                                                    TERMINATION.................................................129
         10.1      Termination Events...........................................................................129
         10.2      Effect of Termination........................................................................130

                                                    ARTICLE XI
                                      MISCELLANEOUS AGREEMENTS OF THE PARTIES...................................131
         11.1      Notices......................................................................................131
         11.2      Bulk Transfers...............................................................................132
         11.3      Severability.................................................................................132
         11.4      Further Assurances; Further Cooperation; Asset Returns.......................................132
         11.5      Counterparts.................................................................................133
         11.6      Expenses.....................................................................................134
         11.7      Non-Assignability............................................................................134
         11.8      Amendment; Waiver............................................................................134
         11.9      Schedules and Exhibits.......................................................................135
         11.10     Third Parties................................................................................136
         11.11     Governing Law................................................................................136
         11.12     Consent to Jurisdiction; Waiver of Jury Trial................................................136
         11.13     Interpretation; Absence of Presumption.......................................................137
         11.14     Entire Agreement.............................................................................137
         11.15     Section Headings; Table of Contents..........................................................138
         11.16     Specific Performance.........................................................................138



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

                                                     EXHIBITS

                                                                                                            Page
EXHIBIT A          Entity Sellers
EXHIBIT B          Entity Sellers Transferring Joint Venture Interests
EXHIBIT C          Asset Sellers
EXHIBIT D          Purchased Assets
EXHIBIT E          Excluded Liabilities
EXHIBIT G          Excluded Assets
EXHIBIT H          Certain Excluded Brake Company Liabilities
EXHIBIT M          Certain Excluded Brake Company Assets


Annex A            Definitions

                                    SCHEDULES


Schedule 1.1                    Conveyance Documents for Entity
                                  Purchase Transfers
Schedule 1.2                    Conveyance Documents for Joint
                                  Venture Purchase Transfers
Schedule 2.3                    Conveyance Documents for Asset
                                  Purchase Transfers
Schedule 3.1(a)                 Budgeted GPA
Schedule 4.1                    Corporate Existence
Schedule 4.2                    Corporate Authority
Schedule 4.3                    Brake Company Stock, Partnership
                                Interests and Joint Venture Interests
Schedule 4.4                    Governmental Approvals and Consents
Schedule 4.5                    Financial Statements
Schedule 4.6                    Certain Changes
Schedule 4.7(b)                 Owned and Leased Real Property
Schedule 4.8                    Contracts
Schedule 4.9                    Legal Proceedings
Schedule 4.10(a), (b) and (c)   Intellectual Property Rights and Claims
Schedule 4.11(a) and (b)        Insurance
Schedule 4.12                   Tax Matters
Schedule 4.13(a)                U.S. Employee Benefit Arrangements
Schedule 4.13(b)                U.S. Pension Plans - United States
Schedule 4.13(c)                Prohibited Transactions - United States
Schedule 4.13(d)                Termination and Reportable Events -
                                United States
Schedule 4.13(e)                Funding and Qualification - United
                                States
Schedule 4.13(f)                Multi-Employer Plans - United States
Schedule 4.13(g)                U.S. Welfare Plans - United States
Schedule 4.13(h)                Reports and Disclosure - United States
Schedule 4.13(i)                Continuation Coverage - United States
Schedule 4.13(j)                Argentina - Employee and Pension Plan
                                Matters
Schedule 4.13(k)                UK Employees and Benefit
                                Arrangements
Schedule 4.13(l)                UK Pension Arrangements
Schedule 4.14                   Compliance with Laws
Schedule 4.15                   Labor Matters
Schedule 4.16                   Environmental Matters
Schedule 4.17                   Transferred Assets
Schedule 4.18                   Undisclosed Liabilities
Schedule 4.19                   Receivables
Schedule 4.20                   Inventories
Schedule 4.21                   Customers

Schedule 4.22                   Suppliers
Schedule 6.1                    Conduct of Business
Schedule 6.6(f)                 Severance Benefits - United States
Schedule 6.6(k)(iii)            Hourly Pension Plans
Schedule 6.6(l)(ii)(E)          Salaried Retirement Plan
Schedule 6.6(l)(iv)(E)          Excess Pension Plan
Schedule 6.6(p)                 UK Pension Arrangements
Schedule 6.7(a)                 Pro Forma Transactions
Schedule 6.7(b)(ii)             ITT Automotive du Brasil Ltd. Loan
Schedule 6.8                    Description of German Reorganization
Schedule 6.16(a)                Leasing Arrangements
Schedule 6.16(b)                Terms of Aftermarket Wipers Supply
                                Arrangement
Schedule 6.16(c)                Terms of Aftermarket Friction Supply
                                Arrangement
Schedule 6.16(d)                Other Transition Arrangements
Schedule 7.1(b)                 Consents of Governmental Authorities
Schedule 9.1(e)                 Field Recall

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Tab, F4, Tab [Control F6] Para # [sp sp] [Shift Tab]

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

                       STOCK AND ASSET PURCHASE AGREEMENT


         This Stock and Asset Purchase Agreement, dated as of July 24, 1998 (hereinafter, the "Agreement"), between ITT INDUSTRIES, INC., an Indiana corporation ("ITTI"), and CONTINENTAL AG, a corporation organized under the laws of Germany ("Purchaser").


                              W I T N E S S E T H:


         WHEREAS, certain direct and indirect Subsidiaries of ITTI are engaged, in part or in whole, in the business of designing, developing, manufacturing, marketing and selling brake systems and chassis modules for the automotive industry worldwide (such business is hereinafter referred to as the "Business"; it being understood, however, that the Business does not include ITTI's Automotive Electrical Systems, Fluid Handling, Shock Absorber or Brake Friction Products Businesses or the businesses comprising its Fluid Technology and Defense and Electronics segments (including the Cannon Business (such businesses as defined in Annex A hereto and such segments as described in ITTI's Annual Report on Form 10-K for the year ended December 31, 1997, and all of such businesses and segments the "Excluded Businesses")); and
         WHEREAS, subsequent to the date hereof and prior to the Closing (as defined in Section 8.1), ITTI shall cause certain of its Subsidiaries to be restructured as described in Sections 6.7 and 6.8; and
         WHEREAS, Purchaser, through one or more of its direct or indirect Subsidiaries, desires to purchase, and ITTI desires to sell, or to cause (i) its direct or indirect Subsidiaries listed on Exhibit A (collectively with ITTI, the "Entity Sellers") and any nominee holders therefor to sell to Purchaser and/or the respective purchasers to be identified by Purchaser following the date hereof (the "Designated Entity Purchasers"), on the terms and subject to the conditions of this Agreement, (A) all of the outstanding shares of capital stock of the Subsidiaries listed on Exhibit A (such shares, the "Transferred Subsidiary Stock") and all of the partnership interests in the partnerships listed on Exhibit A (such partnership interests, including balances on all accounts attributable to such partnership interests, the "Partnership Interests", and such Subsidiaries and partnerships, the "Transferred Subsidiaries" or the "Brake Companies") (such purchase, the "Entity Purchase") and (B) all of the ownership interests in the joint ventures listed on Exhibit B (such interests, the "Joint Venture Interests" and such joint ventures, the "Joint Ventures" and such purchase, the "Joint Venture Purchase") and (ii) its direct or indirect subsidiaries listed on Exhibit C-1 (the "Non-IP Asset Sellers") and Exhibit C-2 (the "Intellectual Property Transferors" and, collectively with the Non-IP Asset Sellers, the "Asset Sellers" and, together with the Entity Sellers, collectively the "Sellers") to sell to Purchaser and/or the respective purchasers to be identified by Purchaser following the date hereof in respect of Exhibit C-1 (the "Designated Non-IP Purchasers") and Exhibit C-2 (the "Designated IP Transferees" and, collectively with the Designated Non-IP Purchasers, the "Designated Asset Purchasers" and, together with the Designated Entity Purchasers, collectively the "Designated Purchasers"), upon the terms and subject to the conditions of this Agreement, certain assets and certain liabilities of the Asset Sellers as specified in this Agreement (such purchase, the "Asset Purchase" and, together with the Entity Purchase and the Joint Venture Purchase, the "Purchase"); and

         WHEREAS, capitalized terms used and not defined in this Agreement shall have the meaning set forth in Annex A hereto; and

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereby agree as follows:

                                    ARTICLE I

                        SALE AND TRANSFER OF TRANSFERRED
                   SUBSIDIARY STOCK, PARTNERSHIP INTERESTS AND
                             JOINT VENTURE INTERESTS

         1.1 Sale and Transfer of Transferred Subsidiary Stock and Partnership Interests.

                  Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing and as of the Closing Date, ITTI shall or shall cause the applicable Entity Sellers (including any persons holding shares in the Transferred Subsidiaries on behalf of the Entity Sellers) to sell, assign, transfer, convey and deliver to Purchaser and/or the respective Designated Entity Purchasers, and Purchaser shall or shall cause the applicable Designated Entity Purchasers to purchase and acquire, all the Transferred Subsidiary Stock and all the Partnership Interests. In connection therewith, ITTI shall or shall cause the applicable Entity Sellers to deliver to Purchaser and/or the respective Designated Entity Purchasers (with respect to Transferred Subsidiaries which have issued stock certificates) certificates representing the Transferred Subsidiary Stock, duly endorsed, or accompanied by stock powers duly executed, with all necessary stock transfer stamps attached thereto and canceled, and such other evidence of the Partnership Interests, and/or ITTI or the applicable Entity Seller and any nominee therefor and Purchaser or the respective Designated Entity Purchaser shall execute, deliver and/or file such other assignments, deeds, share transfer forms, endorsements, notarial deeds of transfer or other instruments or documents, duly stamped where necessary, as required by the jurisdiction of organization of each Transferred

Subsidiary and all other documents related to the Transferred Subsidiary Stock or the Partnership Interests as Purchaser may reasonably request to effectuate such sale, assignment, transfer, conveyance and delivery, whether or not listed on Schedule 1.1. Schedule 1.1 lists the conveyance documents to be executed, delivered and/or filed at Closing in order to effect each transfer of Transferred Subsidiary Stock or Partnership Interests. It is understood and agreed that notwithstanding the transfer of the Transferred Subsidiary Stock, whether or not the Pro Forma Transactions are consummated prior to closing, ITTI shall retain the Excluded Brake Company Assets.

         1.2      Sale, Transfer and Assignment of Joint Venture Interests.

         Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing and as of the Closing Date, ITTI shall or shall cause the applicable Entity Sellers and any nominee holders therefor to sell, assign, transfer, convey and deliver to Purchaser and/or the respective Designated Entity Purchasers, and Purchaser shall or shall cause the applicable Designated Entity Purchasers to purchase and acquire, all the Joint Venture Interests held by ITTI and/or the Entity Sellers together with all ITTI's or the applicable Entity Seller's, as the case may be, right, title and interest in and to the applicable partnership agreement, joint venture agreement, limited liability company agreement or similar agreement governing such Joint Venture (each a "Joint Venture Agreement"). In connection therewith, ITTI shall or shall cause the applicable Entity Sellers to deliver to Purchaser and/or the applicable Designated Entity Purchaser such evidence of the Joint Venture Interests, and/or ITTI or the applicable Entity Seller and any nominee therefor and Purchaser and/or the applicable Designated Entity Purchaser shall execute, deliver and/or file such other assignments, deeds, transfer forms, endorsements, notarial deeds of transfer or other instruments or documents, duly stamped if necessary, as required by the jurisdiction of organization of each Joint Venture and all other documents related to the Joint Venture Interests as Purchaser may reasonably request to effect such sale, assignment, transfer, conveyance and delivery, whether or not listed on Schedule 1.2. Schedule 1.2 lists the conveyance documents to be executed, delivered and/or filed at Closing in connection with each transfer comprising the Joint Venture Purchase.

                                   ARTICLE II

                  SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

         2.1      Sale of Assets.

                  Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing and as of the Closing Date, except as set forth in the following sentence, ITTI shall or shall cause the Asset Sellers to sell, assign, transfer, convey and deliver to Purchaser and/or the respective Designated Asset Purchasers, and Purchaser shall or shall cause the applicable Designated Asset Purchasers to purchase and acquire, all of the Asset Sellers' right, title and interest in the Purchased Assets. The parties agree that [Alfred] Teves GmbH & Co. oHG ("Teves") will sell, assign, transfer, convey and deliver to Purchaser or the respective Designated Asset Purchaser, and Purchaser shall or shall cause the applicable Designated Asset Purchaser to purchase and acquire, all of Teves' right, title and interest in the Purchased Assets located in Belgium (other than Real Property) (the "Belgian Assets") immediately prior to the Closing but as of the Closing Date.

                  As of the Closing, risk of loss as to the Purchased Assets shall pass from the Asset Sellers to Purchaser except as may otherwise be provided herein.

         2.2      Assumption of Liabilities; Excluded Liabilities.

                  Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing and as of the Closing Date, except as set forth in the following sentence, Purchaser or the respective Designated Asset Purchaser shall assume and shall agree to pay, perform and discharge when due all liabilities and obligations of the Asset Sellers relating to the Business or the Purchased Assets other than the Excluded Liabilities (as defined below), whether fixed, absolute, matured, unmatured, accrued or contingent, now existing or arising after the date hereof, including all liabilities and obligations under the Contracts assigned pursuant to Section 2.1 to the extent such Contracts are assigned, including to the extent such liabilities and obligations are unpaid, undelivered or unperformed on the Closing Date (the "Assumed Liabilities"). The parties agree that Purchaser or the respective Designated Asset Purchaser shall assume and shall agree to pay, perform and discharge when due all Assumed Liabilities relating to the Belgian Assets, other than the Excluded Liabilities, immediately prior to the Closing but as of the Closing Date. It is expressly agreed that the Asset Sellers will retain, and neither Purchaser nor any of its Subsidiaries shall assume, the liabilities described in Exhibit E (collectively, the "Excluded Liabilities").

         2.3      Transfer of Purchased Assets and Assumed Liabilities.

                  (a) At the Closing, ITTI shall convey or cause to be conveyed to Purchaser title to the Owned Real Property in Virginia, Michigan and North Carolina by delivery of special warranty deeds duly executed and acknowledged in proper statutory form for recording subject only to Permitted Liens.

                  (b) At the Closing, the patents and patent applications included in the Purchased Assets shall be assigned to the Designated IP Transferees by one of the Intellectual

Property Transferors, each of whom own certain of such patents and patent applications, by delivery of one or more assignment documents which (i) recite all of the patents and patent applications included in the Purchased Assets,
(ii) are signed by each of the Intellectual Property Transferors and (iii) make a general assignment of each signatory's right, title and interest in the recited patents and patent applications. The Intellectual Property Transferors shall furnish Purchaser with such necessary information and reasonable assistance as Purchaser may reasonably request in connection with the preparation and filing of documents with any Governmental Authority for recording its ownership interest in the Intellectual Property included in the Purchased Assets.

                  (c) The other Purchased Assets shall be sold, conveyed, transferred, assigned and delivered, and the Assumed Liabilities shall be assumed, pursuant to transfer and assumption agreements or other instruments in such form as is necessary to effect a conveyance of the Purchased Assets and an assumption of the Assumed Liabilities in the jurisdictions in which such transfers are to be made, and which shall be reasonably satisfactory to Purchaser and ITTI, to be executed (upon the terms and subject to the conditions hereof) on the Closing Date by the respective Asset Seller and the respective Designated Asset Purchaser, and such other conveyance and assumption documents as may be required in such jurisdictions, whether or not listed on Schedule 2.3.
Schedule 2.3 lists the conveyance and assumption documents to be executed, delivered and/or filed at Closing in connection with the Asset Purchase in each such jurisdiction.

         2.4      Required Consents.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, conveyance, transfer, assignment or delivery or attempted sale, conveyance, transfer, assignment or delivery to any Designated Purchaser of any Joint Venture Interest or any Purchased Asset (including any Contract) (each a "Transferred Asset") is prohibited by any applicable law or would require any governmental or third-party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, conveyance, transfer, assignment or delivery, or an attempted sale, conveyance, transfer, assignment or delivery thereof if any of the foregoing would constitute a breach of applicable law or the rights of any third party; provided, however, that, except to the extent that a condition to closing set forth in Article VII, if any, relating to the foregoing shall not be satisfied (in which case the Closing shall not occur unless waived by Purchaser), the Closing shall occur notwithstanding the foregoing without any adjustment to the Purchase Price on account of such required authorization, except as provided in Section 2.4(b). Following the Closing, the parties shall use their reasonable best efforts, and shall cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that neither ITTI nor Purchaser nor any of their respective Affiliates shall be required to pay any consideration therefor, other than filing, recordation or similar fees payable to any Governmental Authority, which fees shall be paid by ITTI. Pending or in the absence of such authorization, approval, consent or waiver, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to the respective Designated Purchaser the benefits and liabilities of use of such Transferred Asset (such arrangements a "Contract Transition Arrangement").

                  (b) If such authorization, approval, consent or waiver for the sale, conveyance, transfer, assignment or delivery of any such Transferred Asset is obtained, ITTI shall cause the applicable Entity Seller or Asset Seller, as the case may be, to promptly convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned and delivered, such Transferred Asset to such Designated Purchaser. In the event that (i) the Closing occurs notwithstanding the existence of an injunction, order or decree in any jurisdiction and any portion of the Business is not transferred to Purchaser or a Designated Purchaser on account of such injunction, order or decree, or (ii) by the Closing Date any Joint Venture Interest cannot be transferred because another party in such Joint Venture shall have exercised preemptive rights in respect of such Joint Venture Interest, the Initial Purchase Price shall be reduced by an amount equal to the amount allocable to such Joint Venture Interest or portion of the Business as set forth on Exhibit I. If, by the 120th day following the Closing Date, any necessary consent or waiver with respect to any Joint Venture Interest is not obtained and no Contract Transition Arrangement has been put into place, or another party in such Joint Venture shall have exercised preemptive rights in respect of such Joint Venture Interest, then ITTI shall pay to Purchaser in accordance with
Section 3.4(c) the amount allocable to such Joint Venture Interest as set forth on Exhibit I.

                                   ARTICLE III

                         PURCHASE PRICE AND ADJUSTMENTS

         3.1 Purchase Price. The aggregate purchase price for the Transferred Subsidiary Stock, the Partnership Interests, the Purchased Assets and the Joint Venture Interests shall be an amount (the "Purchase Price") equal to U.S.$1,930,000,000 (one billion, nine hundred and thirty million U.S. dollars) (the "Initial Purchase Price") minus (a) the excess, if any of the Budgeted GPA for the period from January 1, 1998 through the Closing Date over the Actual GPA for the period from January 1, 1998 through the Closing Date and (b) the excess, if any, of $310 million over the Adjusted Audited Net Worth of the Business as of December 31, 1997.

         3.2 Payment of Purchase Price. On the Closing Date, Purchaser shall pay to ITTI the Initial Purchase Price, less any amounts to be deducted in accordance with Section 2.4(b). Such amount shall be payable in United States dollars in immediately available federal funds to such bank account or accounts, in the United States, as shall be designated by ITTI no later than the second Business Day prior to the Closing.

         3.3      Determination of Closing Balance Sheet.

                  (a) The Closing Balance Sheet shall be determined following the Closing Date as follows:

                  (i) As soon as practicable after the Closing Date, but in no event later than 60 days thereafter, ITTI shall prepare and deliver to Purchaser an adjusted consolidated balance sheet (the "Closing Balance Sheet") which shall be presented in the same three-column format and include at least the same line items as the Reference Balance Sheet. The Closing Balance Sheet shall be prepared in accordance with the same accounting principles, procedures, policies and methods that were employed in preparing the Audited Financial Statements and shall present:

                           (A) in column 1, a consolidated balance sheet of the shareholders' (or partnership holders') equity in the Transferred Subsidiaries, the Entity Sellers' equity in the Joint Ventures and the assets and liabilities of the Asset Sellers in respect of the Business as of immediately prior to the Closing, including a line item for Actual GPA;

                           (B) in column 2, to the extent included in column 1,
         (1) (x) the assets of the Brake Companies in column 1 which are set forth on Exhibit M and all other assets of the Brake Companies in column 1 which are retained by the Sellers in accordance with the terms of this Agreement (collectively, the "Excluded Brake Company Assets") and (y) the assets of the Asset Sellers in column 1 which are not Purchased Assets, (2) the amount of any deferred tax asset reflected in column 1, (3) the amount by which the reserves reflected in column 1 are less than the reserves stated in the 1997 Financial Statements other than (x) any such reduction properly attributable exclusively to the utilization of such reserves for the purpose for which they have been established (e.g. pursuant to the Cost Improvement Plan described in the Offering Memorandum, including the Cost Base Initiative program) and (y) any such reduction properly attributable to a bona fide change in facts and circumstances since December 31, 1997 warranting such reduction (rather than a change in ITTI's policies with respect to establishing or maintaining reserves or a re-evaluation of the underlying facts and circumstances) and (4)
         (x) the liabilities of the Brake Companies in column 1 which are set forth on Exhibit H and all other liabilities of the Brake Companies in column 1 that are for the account of the Sellers in accordance with the terms of this Agreement (collectively, the "Excluded Brake Company Liabilities") and (y) the liabilities of the Asset Sellers in column 1 which are Excluded Liabilities; and

                           (C) in column 3, an amount equal to the amount in column 1 less the amount in column 2 (the "Closing Adjusted Net Worth").

                           Columns 1 and 3 of the Closing Balance Sheet shall present fairly in all material respects the shareholders' (or partnership holders') equity in the Transferred Subsidiaries, the Entity Sellers' equity in the Joint Ventures and the assets and liabilities of the Asset Sellers in respect of the Business as of immediately prior to the

         Closing and the Closing Adjusted Net Worth, respectively, in conformity with United States generally accepted accounting principles applied on a basis consistent with the Audited Financial Statements ("GAAP") (subject to the provisions of Section 3.3(b)). Purchaser shall cooperate fully with ITTI in the preparation of the Closing Balance Sheet. The Closing Balance Sheet shall be accompanied by the unqualified opinion of Arthur Andersen LLP ("ITTI's Accountants") that each of column 1 and column 3 of the Closing Balance Sheet presents fairly in all material respects the shareholders' (or partnership holders') equity in the Transferred Subsidiaries, the Entity Sellers' equity in the Joint Ventures and the assets and liabilities of the Asset Sellers in respect of the Business as of immediately prior to the Closing and the Closing Adjusted Net Worth, respectively, in conformity with GAAP applied on a basis consistent with the preparation of the Audited Financial Statements (subject to the provisions of Section 3.3(b)), subject, in the case of the column 3 balance sheet, to such limitations and qualifications as are customary for a pro forma balance sheet (it being understood that such "opinion" in the case of column 3 may take the form of a comfort letter), and it being further understood in all cases that such opinion or comfort letter shall not be disclosed to any person (other than Purchaser's legal and financial advisors) for any purpose without the prior written consent of ITTI. Without limiting the generality of the foregoing, Purchaser shall provide ITTI and its representatives with reasonable access, during normal business hours, to the facilities, personnel and accounting records of the Business, to the extent reasonably necessary to permit ITTI to prepare the Closing Balance Sheet. KPMG Peat Marwick LLP ("Purchaser's Accountants") shall be permitted to observe ITTI's Accountants in conducting the audit procedures necessary to prepare the Closing Balance Sheet and the report of ITTI's Accountants thereon and, in connection therewith, ITTI shall (i) cause ITTI's Accountants, officers, employees and agents to afford Purchaser's Accountants reasonable access to the offices, properties, books and records and employees of ITTI and its Subsidiaries and (ii) furnish Purchaser's Accountants reasonable access to, and copies of, such financial and operating data and other documents and information regarding the assets, properties and goodwill of the Business as Purchaser's Accountants may reasonably request.

                  (b) In computing the Closing Adjusted Net Worth the parties shall assume that the Business will continue as a going concern, and shall not take into account (i) any of the plans which Purchaser intends to initiate (other than plans initiated by ITTI, the Brake Companies or the Asset Sellers in respect of the Business prior to the Closing) following the Closing with respect to any of the Brake Companies, the Joint Ventures, the Purchased Assets or the Business or (ii) any facts or circumstances that are unique or particular to Purchaser.

                  (c) Purchaser may dispute the Closing Adjusted Net Worth as shown on the Closing Balance Sheet by notifying ITTI in writing within 30 days after receipt of the Closing Balance Sheet. During such 30-day period Purchaser's Accountants and employees of Purchaser shall be entitled to access to ITTI's and ITTI's Accountants' work papers prepared in connection with the Closing Balance Sheet and shall be entitled to review and discuss such work papers with ITTI and ITTI's Accountants. Any notice delivered in accordance with this Section 3.3(c) shall specify in reasonable detail the nature of any disagreement so asserted, which disagreement shall not relate to the principles, policies, methods and procedures underlying such calculation (so long as such principles, policies, methods and procedures are in accordance with GAAP and are not inconsistent with those used in preparing the Financial Statements). If Purchaser does not so notify ITTI within such period, the Closing Balance Sheet prepared by ITTI shall be final, binding and conclusive on the parties. If Purchaser does so notify ITTI, Purchaser and ITTI shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto.

                  (d) If Purchaser and ITTI are unable to reach a resolution with respect to all of the items specified in the notice referred to in Section 3.3(c) within 20 days after the date of receipt by ITTI of such notice, then either party may submit the items remaining in dispute for resolution to PricewaterhouseCoopers LLC or to such other accounting firm of international recognition mutually acceptable to Purchaser and ITTI (the "Independent Accounting Firm"), which shall, within 20 days after such submission or such longer period as the Independent Accounting Firm may reasonably require, determine and report to ITTI and Purchaser upon such remaining disputed items, and such determination shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Independent Accounting Firm shall be allocated between Purchaser and ITTI in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

         3.4      Settlement of Purchase Price.

                  (a) If Actual GPA for the period from January 1, 1998 through the Closing Date as finally determined pursuant to Section 3.3(c) or (d) is less than the Budgeted GPA for such period ITTI shall, within five Business Days after such final determination, pay such difference to Purchaser.

                  (b) If the Adjusted Audited Net Worth as finally determined pursuant to Section 6.20 is less than $310 million, ITTI shall, within five Business Days after such final determination, pay such difference to Purchaser.

                  (c) ITTI shall pay interest on any payment pursuant to Section 3.4(a) or 3.4(b) to Purchaser for the period from the Closing Date to the date of payment at the London Inter-Bank Offer Rate ("LIBOR") for six month deposits in U.S. dollars as quoted on Telerate Page 3750 on the Closing Date plus 25 basis points. Payment of such difference and interest thereon shall be made by wire transfer of United States dollars in immediately available funds to such account or accounts as are designated in writing by Purchaser no later than the second Business Day prior to the date on which such payment is due.

         3.5      Allocation of Purchase Price.

                  The Purchase Price allocations among the Purchased Assets, Transferred Subsidiaries and the Joint Ventures shall be made in a manner consistent with the allocations set forth on Exhibit I. For the purposes of all Taxes, Purchaser and ITTI agree to report the transactions contemplated by this Agreement in a manner consistent with the allocations under this Section 3.5 and
Exhibit I, and that none of them will take any position inconsistent with such allocations on any Tax Return, in any refund claim, in any litigation, or otherwise, without the consent of the other party except as required by a final "determination" within the meaning of Section 1313 of the Code or similar concepts under non-U.S. Tax law.

                  Purchaser shall prepare an allocation schedule of Purchase Price and Assumed Liabilities among the classes of Purchased Assets, along with the first draft of Internal

Revenue Service Form 8594, and any similar form required by any foreign jurisdiction which is necessitated by the transactions contemplated by this Agreement with respect to the Purchased Assets, which shall be sent to ITTI at the earlier of (i) 60 days following agreement between the parties as to the Closing Balance Sheet or (ii) 90 days prior to the due date, including extensions, for filing the federal income tax return for ITTI or the Designated Purchaser of the U.S. Business, whichever files its return earlier, for the taxable year in which the Closing takes place. Within 30 days after the receipt of such allocation schedule and Form 8594, ITTI shall propose any changes to such allocation schedule and Form 8594 or shall indicate its concurrence therewith, which concurrence will not be unreasonably withheld.

         3.6      Collection and Payment of Receivables.

                  In the event the Closing occurs on one of the dates specifically enumerated in Section 8.1, or if the Closing occurs on any other date and the parties so agree, Purchaser shall pay to ITTI at or prior to the close of business on the fourth Business Day following the 25th of the month in which the Closing occurs an amount equal to the total amount of cash payments made by original equipment manufacturers and received in Germany or the United States by Purchaser, any Designated Purchaser or any Brake Company on the 25th day and the two Business Days immediately following the 25th day of the month in which the Closing occurs in respect of trade receivables in respect of original equipment manufacturers outstanding on the Closing Date. All cash payments in respect of such trade receivables made on the Closing Date shall in any case be for the account of ITTI. Such payment shall be payable in the currency in which it is received in immediately available funds to such bank account or accounts, in the United States or Germany, as shall be designated by ITTI no later than the second Business Day prior to the date on which such payment is due and shall be accompanied by a certificate of the chief financial officer of Purchaser certifying that the amount of such payment represents all cash payments received in Germany or the United States by Purchaser, any Designated Purchaser or any Brake Company during such period in respect of such trade receivables. ITTI and ITTI's Accountants shall be entitled to access to the work papers of Purchaser and, if applicable, Purchaser's Accountants prepared in connection with the calculation of the payment due pursuant to this Section 3.6 and shall be entitled to review and discuss such work papers with Purchaser and, if applicable, Purchaser's Accountants. In connection with the foregoing, Purchaser shall collect or cause to be collected such trade receivables in the ordinary course of business and shall not take any action reasonably expected to defer collection of Receivables during such period.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF ITTI

         ITTI represents and warrants to Purchaser as follows:

         4.1      Corporate Existence.

                  Each of the Sellers, the Brake Companies and, to the knowledge of ITTI, the Joint Ventures is duly organized and validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization. Each of the Sellers, the Brake Companies and, to the knowledge of ITTI, the Joint Ventures (a) has the requisite corporate, partnership or similar power and authority to own, lease and operate its properties and assets, including in the case of the Asset Sellers the properties and assets included in the Purchased Assets, and to carry on the Business as the same is now being conducted, and (b) is duly authorized, qualified or licensed to do business and, except as set forth in Schedule 4.1, is in good standing in every jurisdiction wherein, by reason of the nature of the Business, the same is required, except, in the case of clause (b), where the failure of the foregoing to be true and correct would not, individually or in the aggregate, have a material adverse effect on the conduct of the Business. ITTI has previously provided Purchaser true and complete copies, as in effect on the date of this Agreement, of the certificate of incorporation, bylaws, partnership or joint venture agreement or similar organizational documents (each of which are in full force and effect) of each Brake Company and each Joint Venture.

         4.2      Corporate Authority.

                  This Agreement and the other agreements, instruments and documents to be executed, delivered and/or filed in connection herewith (collectively with this Agreement, the "Transaction Documents") by ITTI and the other Sellers and the consummation of the transactions contemplated hereby and thereby involving such persons have been or, in the case of the other Sellers and the Transaction Documents other than this Agreement, will be prior to the Closing, duly authorized by the Board of Directors (or a duly authorized committee or representative thereof) of ITTI, and will be duly authorized by such other Sellers, by all requisite corporate, shareholder, partnership or other action prior to the Closing. ITTI has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and each of the other Sellers has or will have at or prior to the Closing full power and authority to execute, deliver and/or file the Transaction Documents to which it is a party and to perform its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by ITTI, and the other Transaction Documents will be duly executed, delivered and/or filed by each of the Sellers party thereto and this Agreement constitutes, and each of the other Transaction Documents when so executed, delivered and/or filed will constitute, a valid and legally binding obligation of ITTI and/or the applicable Seller party thereto, enforceable against it in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law). Except (a) for required filings under the HSR Act, European Union merger control and any other applicable laws or regulations relating to antitrust or competition (collectively, "Antitrust Regulations"),
(b) the filing of this Agreement with the Securities and Exchange Commission and
(c) as set forth in Schedule 4.2, the execution, delivery and/or filing of this Agreement and the other Transaction Documents by ITTI and/or each of the Sellers party thereto and the consummation by ITTI and each of the Sellers of the transactions contemplated hereby and thereby will not (i) violate or conflict with any provision of the respective certificate of incorporation or by-laws or similar organizational documents of ITTI, any Brake Company, any Joint Venture (to the knowledge of ITTI) or any Seller, (ii) result in any breach or constitute any default (with or without notice or lapse of time, or both) under, or require any consent or give rise to a right of termination, cancellation, acceleration or amendment of any obligation or a loss of a benefit under, or result in the creation of any pledge, lien, claim, charge, security interest, option or other encumbrance (collectively, "Liens") under, any Disclosed Contract or any license or permit to which ITTI, any Brake Company, any Joint Venture (to the knowledge of ITTI) or any Seller or any of their respective properties or assets in respect of the Business is subject or is a party, or
(iii) violate, conflict with or result in any breach under any provision of any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ITTI, any Brake Company, any Joint Venture (to the knowledge of ITTI) or any of the Sellers or any of their respective properties or assets, except, in the case of clauses (ii) and (iii), to the extent that any such breach, default, termination, cancellation, acceleration, amendment, loss, Lien, violation, conflict, breach or loss would not have or would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, operations, assets or financial condition of the Business, taken as a whole, or a material adverse effect on the ability of ITTI and each of the Sellers, taken as a whole, to consummate the transactions contemplated hereby (a "Seller Material Adverse Effect").

         4.3 Brake Company Stock, Partnership Interests and Joint Venture Interests.

                  All of the outstanding shares of capital stock of or partnership interests in the Brake Companies, including the Partnership Interests (the "Brake Company Stock"), and the Joint Venture Interests, have been validly issued and, to the extent applicable, are fully paid and nonassessable and are owned by ITTI and/or one or more of the Sellers free and clear of all Liens, except for the liabilities, if any, of general partners with respect to Brake Companies in partnership form. Schedule 4.3 sets forth as of the date of this Agreement and as of the Closing Date, for each of the Brake Companies and the Joint Ventures the authorized capital stock, the number of shares of outstanding capital stock or the nominal amount of the shares or the fixed partnership capital outstanding, as the case may be, the number of shares of such outstanding capital stock or partnership capital owned by ITTI and its Subsidiaries and the name of each such owner. None of the shares of Brake Company Stock or, to the knowledge of ITTI, any Joint Venture Interests was issued in violation of any preemptive rights. There are no outstanding options, warrants, calls or other rights of any kind relating to the sale, transfer, registration, issuance or voting of any Brake Company Stock or any Joint Venture Interests, or any securities convertible into or exercisable or exchangeable for shares of Brake Company Stock or any Joint Venture Interests. There are no "phantom stock" or other rights to participate in the revenues, profits, assets or equity (or the value thereof) of any Brake Company or any Joint Venture ("Equity Equivalents") which have been issued, granted or entered into by ITTI or any of the Brake Companies or, to the knowledge of ITTI, the Joint Ventures, or any securities convertible into or exercisable or exchangeable for or evidencing the right to purchase any Brake Company Stock, Joint Venture Interests or Equity Equivalents. Upon consummation of the transactions contemplated by this Agreement, Purchaser or the applicable Designated Purchaser, assuming it shall have purchased the shares of Brake Company Stock or the Joint Venture Interests in good faith and without notice of any adverse claim, will own the shares of Brake Company Stock and the Joint Venture Interests free and clear of all Liens.

                  4.4      Governmental Approvals and Consents.

                  None of ITTI, any Seller, any Brake Company or, to the knowledge of ITTI, any Joint Venture is subject to any order, judgment or decree which would prevent the consummation of the Purchase. No claim, legal action, suit, arbitration, governmental investigation, action or other legal or administrative proceeding is pending or, to the knowledge of ITTI, threatened against ITTI, any Seller, any Brake Company or, to the knowledge of ITTI, any Joint Venture which would enjoin or delay the consummation of the Purchase. Except as set forth in Schedule 4.4 hereto and except for any consents required under any Antitrust Regulations, no material consent, approval, order or authorization of, license or permit from, notice to or registration, declaration or filing with, any United States or foreign, federal, state, provincial, municipal or local government, court of competent jurisdiction, administrative agency or commission or other governmental or regulatory authority or instrumentality ("Governmental Authority"), is required on the part of ITTI or any Seller in connection with the execution, delivery and/or filing of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, orders or authorizations, licenses or permits, filings or notices which have been obtained and remain in full force and effect.

         4.5      Financial Statements.

                  (a) Schedule 4.5 contains copies of the unaudited pro forma consolidated balance sheets of the Business as of December 31, 1996 and December 31, 1997 and the related consolidated statements of income for the fiscal years ended on such dates (collectively, the "Financial Statements"). The Financial Statements present fairly in all material respects the financial condition and the results of operations of the Business as of such dates and for such periods in accordance with GAAP, except that they will not include all of the information required to be included in the footnotes required by GAAP. It is understood and agreed that this Section 4.5(a) speaks only as of the date of this Agreement.

                  (b) ITTI makes no representation with respect to any financial information delivered to Purchaser other than as contained in or pursuant to this Agreement.

                  (c) The Audited Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Business, (ii) present fairly in all material respects the financial condition and the results of operations of the Business as of such dates and for such periods in accordance with GAAP, (iii) have been prepared in accordance with GAAP and (iv) include all adjustments (consisting only of normal recurring adjustments) that are necessary in accordance with GAAP for a fair presentation of the consolidated financial condition of the Business and the results of the operations of the Business. It is understood and agreed that the representations in this Section 4.5(c) are made only as of the Closing Date.

         4.6      Absence of Certain Changes.

                  Except as set forth in Schedule 4.6 or as otherwise permitted pursuant to this Agreement, since December 31, 1997, (i) the Business has been conducted in all material respects in the ordinary course and in substantially the same manner as previously conducted and (ii) there has been no Seller Material Adverse Effect, other than as a result of the public announcement of ITTI's intent to sell the Business (including ITTI's intent to sell the Business to Purchaser), changes in prevailing interest rates, changes in general economic conditions affecting the industry in which the Business operates or changes in GAAP. Except as set forth in Schedule 4.6, since December 31, 1997, none of the Brake Companies or the Asset Sellers in respect of the Business has taken any of the actions referred to in any of Sections 6.1(b), (c), (d), (e), (f), (i), (j),
(l) or (m).

         4.7      Properties.

                  (a) The Brake Companies, the Joint Ventures (to the knowledge of ITTI) and the Asset Sellers have, or at the Closing will have, good title to the personal property (including Intellectual Property) owned by the Brake Companies, the Joint Ventures (to the knowledge of ITTI) or by the Asset Sellers in respect of the Business, free and clear of all Liens, except (i) as disclosed in the Financial Statements, (ii) Liens for taxes, assessments and other governmental charges not yet due and payable or, if due, (A) not delinquent or
(B) being contested in good faith by appropriate proceedings during which collection or enforcement against the property is stayed, (iii) mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like Liens, including all statutory Liens, arising or incurred in the ordinary course of business, (iv) original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and (v) Liens that do not materially interfere with or affect the value or use of the underlying asset (such Liens, charges and encumbrances described in clauses (i) through (v) hereof are referred to herein as "Permitted Liens").

                  (b) Schedule 4.7(b) contains a list of all material real property and material interests in real property owned by the Brake Companies, the Joint Ventures (to the knowledge of ITTI) or the Asset Sellers in respect of the Business ("Owned Real Property") or leased by the Brake Companies, the Joint Ventures (to the knowledge of ITTI) or the Asset Sellers in respect of the Business as lessee or lessor ("Leased Real Property" and, together with Owned Real Property, the "Real Property"), including all buildings, structures and other improvements situated thereon. Schedule 4.7(b) sets forth a list of all material leases for any Leased Real Property. Except with respect to Real Property situated in the United States, which will be addressed in accordance with Section 6.9, and except as set forth in Schedule 4.7(b):

                  (i) the Brake Companies or the Asset Sellers have full and unrestricted title in, and possession of, or an unrestricted title to, the Owned Real Property;

                  (ii) the Brake Companies or the Asset Sellers have not disposed of, or taken any steps to dispose of, the Owned Real Property and are not under any commitment to dispose of it in whole or in part; and

                  (iii) the Owned Real Property is not subject to any material Liens and no application for the registration of any material Liens has been filed, nor have the Brake Companies or the Asset Sellers granted, or are committed to grant, any such material Liens or are committed to subject the Owned Real Property to any such material Liens. All mortgages listed in Schedule 4.7(b) secure only liabilities of the Business which are not Excluded Liabilities or otherwise retained for the account of the Sellers; proper releases are available for all Mortgages that no longer secure any underlying debt. None of ITTI or any of the Sellers of Real Property located in the United States is a "non-foreign person" within the meaning of Section 1445 of the Code and ITTI shall deliver to Purchaser on the Closing Date an affidavit in the form annexed hereto as Exhibit L.

                  4.8      Contracts.

                  (a) Except as otherwise disclosed in Schedules 4.7(b) (Owned and Leased Real Property), 4.10(a) (Intellectual Property Rights), 4.10(b) (Licenses), 4.13 (Employment Benefits) and 4.15 (Labor Matters) (the "Covered Schedules") and Schedule 4.8, there are no commitments, contracts or groups of related contracts, indentures or agreements to which any Brake Company or to which any Asset Seller in respect of the Business is a party or by which any Brake Company or any Asset Seller in respect of the Business is bound that relates to the Business (hereinafter "Contracts") that (i) involve commitments by any Brake Company or Asset Seller for terms of 12 months or longer and that involve or are reasonably likely to involve payment by any Brake Company or Asset Seller or to any Brake Company or Asset Seller in each case of more than US$20,000,000 in the aggregate in the case of any individual Contract or group of related Contracts, (ii) involve obligations of any Brake Company or any

Asset Seller in respect of the Business for borrowed money or to maintain deposits or advances of any kind or evidenced by bonds, debentures, notes or similar instruments or guarantees or capital lease obligations or any other obligations upon which interest charges are customarily paid, other than those entered into in the ordinary course of business or those that involve commitments to lend not in excess of US$25,000,000, (iii) involve any non-compete agreement that will be applicable to any Brake Company or Designated Asset Purchaser in respect of the Business following the Closing, (iv) constitute material joint venture or partnership agreements or (v) constitute equipment or machinery financial leases in respect of equipment or machinery with an original asset value in excess of $5,000,000, in any of the foregoing cases, excluding intercompany payables to be capitalized effective as of the Closing Date pursuant to Section 6.7(b). Contracts disclosed in Schedule 4.8 are hereafter referred to as the "Disclosed Contracts".

                  (b) ITTI has furnished or made available or will make available prior to Closing to Purchaser a true and correct copy or summary of the material terms of each Disclosed Contract. Each Contract (including each Contract listed on the Covered Schedules) is valid and binding on the respective parties thereto and in full force and effect according to its terms, except where the failure to be in full force and effect would not, individually or in the aggregate, have a Business Material Adverse Effect, and the Brake Companies and the Asset Sellers that are parties thereto are not in default or breach under any such Contract, except where such default or breach would not, individually or in the aggregate, have a Business Material Adverse Effect. Upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth on Schedule 4.2 are not obtained or any rights of preemption are exercised, each Disclosed Contract and each Contract set forth on Schedule 4.10(a) or 4.10(b) shall continue in full force and effect without penalty or other adverse consequence.

                  (c) Notwithstanding anything to the contrary contained herein, the representations contained in this Section 4.8 shall not be deemed to have been breached or otherwise rendered untrue or incorrect as a result of the failure to itemize any Contract entered into subsequent to the date hereof in conformity with Section 6.1 or otherwise in the ordinary course of business.

         4.9      Litigation.

                  Except as set forth in Schedules 4.9 or 4.10(c), as of the date of this Agreement, there are no actions, suits, proceedings or investigations pending or, to the knowledge of ITTI, threatened in law or in equity, or before any Governmental Authority, against any Brake Company, Joint Venture (to the knowledge of ITTI) or Asset Seller in respect of the Business which are reasonably likely to result in liability for such Brake Company, Joint Venture (to the knowledge of ITTI) or Asset Seller that would, individually or in the aggregate, have a Seller Material Adverse Effect. None of the matters set forth in Schedule 4.9 or 4.10(c) is reasonably likely to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby in any material respect.

         4.10     Intellectual Property Rights.

                  (a) As of the date of this Agreement, Schedule 4.10(a) contains a list of all the patents, copyright registrations, mask work registrations and applications therefor included in the Purchased Assets, a list of all of the trademark and service mark registrations and applications therefor owned by the Brake Companies and a list of all Contracts involving licenses granted by the Sellers or any of their Subsidiaries to any third party with respect to any item of Intellectual Property included in the Purchased Assets or owned by a Brake Company.

                  (b) As of the date of this Agreement, Schedule 4.10(b) contains a list of all Contracts that grant a license for the use of Intellectual Property (other than for the use of software) granted to any Brake Company or Asset Seller in respect of the Business.

                  (c) As of the date of this Agreement, except as set forth in
Schedule 4.10(c) (i) within the past five years there has been no claim asserted or threatened against any Seller asserting the invalidity, misuse or unenforceability of any of the Intellectual Property included in the Purchased Assets or challenging any Seller's right to the use or ownership of any of such Intellectual Property, (ii) within the past five years there have not been any charges of infringement or misappropriation of any Intellectual Property of any third party relating to the operation of the Business, (iii) no actions are pending before any Governmental Authority against the Brake Companies, or any Seller in respect of the Business, claiming or charging the foregoing, and (iv) to the knowledge of ITTI the material Intellectual Property (x) included in the Purchased Assets and (y) owned by the Brake Companies is subsisting, valid and enforceable.

                  (d) Except for the licensed use of computer software, the Intellectual Property owned by the Brake Companies or the Sellers in respect of the Business or included in the Purchased Assets or the Contracts listed in
Schedule 4.10(b) and the Intellectual Property licensed to the Brake Companies pursuant to Section 6.15 comprise all of the Intellectual Property rights owned by or licensed to ITTI, the Brake Companies or their Subsidiaries necessary for the conduct and operation of the Business in all material respects as of the date hereof.

                  (e) Except as is not likely to have a Seller Material Adverse Effect, the Brake Companies or the Sellers have performed such acts and have paid such fees and annuities to maintain the items of Intellectual Property listed in Schedule 4.10(a) in full force and effect throughout the world as have been decided to be maintained by Seller or the Brake Companies in the ordinary course of business.

                  (f) To the knowledge of ITTI, no person is engaging in any activity that infringes upon the Intellectual Property included in the Purchased Assets or owned by the Brake Companies or misappropriates the rights of the Brake Companies or an Asset Seller therein.

                  (g) All computer software material to the Business, to the knowledge of ITTI, is either: (i) Year 2000 Compliant or (ii) expected to be Year 2000 Compliant, as commercially required.

                  (h) All products sold or produced by the Business (including electronic brake systems) are and all machinery material to the Business is, to the knowledge of ITTI, Year 2000 Compliant.

                  (i) Except as set forth in Schedule 4.10(a) or (b), neither any Brake Company nor any Seller has (i) received any notice of breach or default pursuant to the formal notice provisions of, (ii) received any notice of termination or cancellation of, nor (iii) granted to any third party any rights which could reasonably be expected to result in damages based on a conflict with the material terms of, any Contract listed in Schedule 4.10(a) or (b).

         4.11     Insurance.

                  Schedules 4.11(a) and (b) collectively set forth the material insurance policies owned or held directly by the Brake Companies or the Asset Sellers relating solely to the Business. All such policies are legal, valid, binding, enforceable in accordance with their terms and in full force and effect; no Brake Company or Asset Seller in respect of the Business is in breach or default thereunder; and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification under any such policy other than to the extent any such policy is due to expire in accordance with its terms. Schedule 4.11(b) sets forth such insurance policies with respect to which ITTI bears the ultimate risk of all or part of loss.

         4.12     Tax Matters.

                  Except as set forth in Schedule 4.12:

                  (a) Each of the Brake Companies and the Asset Sellers in respect of the Business and, to the knowledge of ITTI, Shanghai Automotive Brake Systems Co., Ltd. (the "China Joint Venture") and ITT Automotive Teyes Co. Ltd. (the "Taiwan Joint Venture"), has duly filed all material Tax Returns on a timely basis (after giving effect to any valid extension of time in which to make such filings) that it is required to have filed and all such Tax Returns are true, correct and complete in all material respects.

                  (b) All material amounts required to be shown on such Tax Returns as due and Taxes otherwise due from the Brake Companies or Asset Sellers in respect of the Business or, to the knowledge of ITTI, the China Joint Venture and the Taiwan Joint Venture, either directly, or as part of the consolidated tax return of another taxpayer, have been fully and timely paid.

                  (c) No waivers of statute of limitations have been given or requested with respect to the Tax Returns covering any Brake Company or Asset Seller in respect of the Business or, to the knowledge of ITTI, the China Joint Venture or the Taiwan Joint Venture, with respect to any Taxes payable by it.

                  (d) There are no material liens for Taxes upon any assets of any of the Brake Companies or the Purchased Assets or, to the knowledge of ITTI, the China Joint Venture or the Taiwan Joint Venture, other than with respect to Taxes not yet due and payable.

                  (e) None of the Brake Companies or, to the knowledge of ITTI, the China Joint Venture or the Taiwan Joint Venture, is a party to any Tax allocation or sharing agreement pursuant to which it will have any obligation to make any payments after the Closing.

                  (f) Each of the Brake Companies and, to the knowledge of ITTI, the China Joint Venture and the Taiwan Joint Venture, has, or has caused to be, duly and timely withheld from or on behalf of its respective employees, all income, social security, unemployment insurance and other employment taxes or obligations of any kind whatsoever and has either paid over to the appropriate taxing authority, or set aside, all material amounts required to be collected or withheld.

                  (g) No deficiency for any material Tax has been assessed with respect to any of the Brake Companies or Asset Sellers in respect of the Business or, to the knowledge of ITTI, the China Joint Venture or the Taiwan Joint Venture, which has not been paid in full. No adjustment relating to any Tax Return described in Section 4.12(a) hereof has been proposed formally by any taxing authority. There are no requests for information currently outstanding that could affect the Taxes of any Brake Company or Asset Seller in respect of the Business or, to the knowledge of ITTI, the China Joint Venture or the Taiwan Joint Venture, except with respect to audits disclosed on Schedule 4.12. There are no pending audits, actions or proceedings with respect to Taxes of any of the Brake Companies or Asset Sellers in respect of the Business or, to the knowledge of ITTI, the China Joint Venture or the Taiwan Joint Venture, nor have any of the Brake Companies or Asset Sellers in respect of the Business, or to the knowledge of ITTI, the China Joint Venture or the Taiwan Joint Venture, received any notice from any taxing authority that it intends to conduct such an audit, action or proceeding. There are no proposed reassessments of any property owned by any Brake Company or Asset Seller in respect of the Business or, to the knowledge of ITTI, the China Joint Venture or the Taiwan Joint Venture. No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect any Brake Company or Asset Seller in respect of the Business or, to the knowledge of ITTI, the China Joint Venture or the Taiwan Joint Venture.

                  (h) No Brake Company has any liability for the Taxes of any person (other than for each Brake Company, any of the Brake Companies) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law).

                  (i) No consent under Section 341(f) of the Code has been filed with respect to any of the Brake Companies or Asset Sellers in respect of the Business.

                  (j) Metallwarenfabrik oHG, with respect to its Belgian branch, has been and, for the period until the consummation of the German
Reorganization, will be a non-resident taxpayer in Belgium.

         4.13 Employment and Benefits. Defined terms used in this Section 4.13 not defined elsewhere in this Agreement or not defined in this Section 4.13 are as defined in Section 6.6(a).

                  (a) U.S. Employee Benefit Arrangements. Schedule 4.13(a) sets forth a list of all U.S. Employee Benefit Arrangements. Except as disclosed on
Schedule 4.13(a), none of the Asset Sellers currently provides, or has ever in the past provided, retiree medical or life insurance benefits to any U.S. Hourly Business Employee or any U.S. Hourly Former Business Employee pursuant to any plan, program or arrangement, including, without limitation, any U.S. Employee Benefit Arrangement. True and complete copies of each written U.S. Employee Benefit Arrangement and a written summary of the material terms of each oral U.S. Employee Benefit Arrangement have been provided to Purchaser by ITTI.

                  (b) U.S. Pension Plans - United States. With respect to the United States, except as disclosed on Schedule 4.13(b), each U.S. Pension Plan listed on Schedule 4.13(a) is in material compliance with the provisions of ERISA, with its governing documents, the applicable provisions of the Code, and all other applicable laws.

                  (c) Prohibited Transactions - United States. With respect to the United States, except as disclosed on Schedule 4.13(c), no U.S. Pension Plan, nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a transaction which might subject such U.S. Pension Plan, trustee or administrator thereof, or any party dealing with such U.S. Pension Plan, to the tax or penalty for prohibited transactions imposed by
Section 4975 of the Code or to a civil penalty imposed by Section 502 of ERISA.

                  (d) Termination and Reportable Events - United States. With respect to the United States, except as disclosed on Schedule 4.13(d), since September 2, 1974, no U.S.

Pension Plan subject to Title IV of ERISA has been completely or partially terminated, nor to the best knowledge of ITTI has there been any filing of any notice of intent to terminate under Section 4041 of ERISA or any other receipt by ITTI of notice of the institution by the Pension Benefit Guaranty Corporation of any proceeding under Section 4042 of ERISA involving a U.S. Pension Plan, nor has there been any reportable event, as such term is defined in Section 4043 of ERISA, with respect to any such U.S. Pension Plan since the effective date of
Section 4043.

                  (e) Funding and Qualification - United States. With respect to the United States, except as disclosed on Schedule 4.13(e), (i) no U.S. Pension Plan or associated trust has incurred any accumulated funding deficiency, as such term is defined in Section 412 of the Code, whether or not waived, since the effective date of Section 412; (ii) all contributions required to be made to the U.S. Hourly Pension Plans on or prior to the Closing Date shall have been paid by the date due or accrued on the Closing Balance Sheet; and (iii) each U.S. Pension Plan has been determined by the Internal Revenue Service to be qualified within the meaning of Section 401(a) of the Code, and has been administered in compliance with ERISA and the Code, and nothing has occurred which would adversely affect the qualified status of any U.S. Pension Plan.

                  (f) No Multiemployer Plan - United States. With respect to the United States, except as disclosed on Schedule 4.13(f) as of the Closing Date, ITTI does not maintain or contribute to and for the immediately preceding five years has not maintained or contributed to any multiemployer plan as defined in ERISA with respect to any U.S. Business Employee or any U.S. Former Business Employee.

                  (g) U.S. Welfare Plans - United States. With respect to the United States, except as disclosed on Schedule 4.13(g), each U.S. Welfare Plan listed on Schedule 4.13(a) is in material compliance with the provisions of ERISA and with its governing documents.

                  (h) Reports and Disclosure - United States. With respect to the United States, except as disclosed on Schedule 4.13(h), all material reports and documents with respect to the U.S. Pension Plans and the U.S. Welfare Plans that are required by ERISA to be filed or distributed have been timely filed or distributed.

                  (i) Continuation Coverage - United States. With respect to the United States, except as disclosed on Schedule 4.13(i), with respect to the U.S. Business, ITTI is in material compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and all other laws which require the continuation of benefit coverage upon the happening of certain events, such as the termination of employment or change in beneficiary or dependent status.

                  (j) Argentina - Employee and Pension Plan Matters. With respect to Argentina, Schedule 4.13(j) identifies by name and title the single person employed by ITT Automotive Argentina, S.A. ("ITTAA"). With respect to Argentina, and except as disclosed on Schedule 4.13(j), ITTAA is in material compliance with respect to the making of all payments involving salaries and pension plan contributions and is not a debtor regarding any legal obligations arising out of its capacity as employer and, to the best knowledge of ITTI, there is no demand for payment or lawsuit filed against or any investigation pending involving ITTAA arising out of obligations as an employer or pension plan obligations.

                  (k) UK Employees and Benefit Arrangements. (i) With respect to the United Kingdom, full and accurate details are contained in Schedule 4.13(k) of:

                           (A) the UK Employees (including details of their respective salaries, ages, length of service and notice periods);

                           (B) all terms of employment or benefits provided of general application or of application to a particular grade or category of UK Employee;

                           (C) the terms of all current procedural, collective or other agreements between the UK Brake Company and any trade union or other body representing the UK Employees or any of them; and

                           (D) the terms of all share incentive schemes, share option schemes or profit sharing, bonus or other incentive schemes applicable to any of the UK Employees.

                  (ii) With respect to the United Kingdom, the UK Brake Company has in relation to each of the UK Employees complied in all material respects with all obligations owed to and in respect of the UK Employees including under legislation, regulations, codes of conduct, codes of practice, collective agreements, terms and conditions of employment, orders, agreements with third parties, and awards relevant to their conditions of service or to the relations between it and the UK Employees or any recognized trade union or body representing the UK Employees and has complied in all material respects with all its obligations concerning the health and safety at work of each of the UK Employees and has not incurred any liability to any UK Employee in respect of any accident or injury.

                  (l) UK Pension Arrangements. (i) With respect to the United Kingdom, the UK Brake Company has not been a party to any agreement, arrangement or understanding (whether contractual or otherwise) for the provision by the UK Brake Company of any relevant benefits (as defined in section 612(1) of the Income and Corporation Taxes Act

1988) for any past or present officer or employee, or for any dependant of any such person, in connection with which the UK Brake Company is liable to make any payment, except under the UK Pension Scheme and the other arrangements listed in
Schedule 4.13(l).

                  (ii) With respect to the United Kingdom, except as may be disclosed in Schedule 4.13(l):

                           (A) no undertakings or assurances have been given to all or any of the past or present officers or employees of the UK Brake Company as to the continuance, introduction, increase or improvement or any retirement or death benefits (whether or not there is any legal obligation to do so); and

                           (B) no power or discretion has been exercised since January 1, 1995 under the UK Pension Scheme to augment or provide in respect of any officer or employee of the UK Brake Company at the date of this Agreement a benefit which would not otherwise have been augmented or provided under the UK Pension Scheme in respect of such officer or employee.

                  (iii) With respect to the United Kingdom, the UK Pension Scheme is approved as an exempt approved scheme within the meaning of Chapter 1 of Part XIV of the Income and Corporation Taxes Act 1988; save for any obligations under or as a result of article 119 of the Treaty of Rome, it has at all times in all material respects complied with and been duly administered in accordance with all applicable legislation, regulations and requirements (including, without limitation, the requirements of the Pension Schemes Office of the Inland Revenue and the Occupational Pensions Board); and there is in force an appropriate contracting-out certificate (within the meaning of section 7 of the Pension Schemes Act 1993) and, to the best knowledge of ITTI, nothing material has been done or omitted to be done which will or may result in the UK Pension Scheme ceasing to be approved as an exempt approved scheme.

                  (iv) With respect to the United Kingdom, save for any obligations under or as a result of article 119 of the Treaty of Rome, the UK Brake Company has duly complied in all material respects with its obligations under the UK Pension Scheme; all material amounts currently due from the UK Brake Company to the trustees of the UK Pension Scheme have been paid.

                  (v) With respect to the United Kingdom, all lump sum benefits (other than a refund of contributions with interest where appropriate) payable under the UK Pension Scheme on the death of a member thereof while in an employment to which the UK Pension Scheme relates or during a period of sickness or disability of a member thereof are fully insured under a policy effected with an insurance company.

                  (vi) With respect to the United Kingdom, the UK Brake Company has no obligation or liability (actual or contingent, present or future) to contribute to any personal pension scheme (as defined in section 630 of the Income and Corporation Taxes Act 1988) in respect of any of the UK employees.

                  (m) German Pension Arrangements. With respect to Germany, and the pension plans maintained for employees of the Business located there, there will be no changes to the actuarial assumptions, the actuarial methods or the accounting treatment used to determine the line item "pension reserve-unfunded" shown on the December 31, 1997 Audited Financial Statements and the Reference Balance Sheet, and as it will be shown on the Closing Balance Sheet.

         4.14     Compliance with Laws.

                  Except as set forth in Schedule 4.14, the Business is conducted by the Brake Companies, the Joint Ventures (to the knowledge of ITTI) and the Asset Sellers in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except for such violations or failures so to comply, if any, that, individually or in the aggregate, would not result in Business Losses in excess of $10 million or would not be reasonably likely to have a material adverse effect on the business, operations, assets or financial condition of the Business taken as a whole (a "Business Material Adverse Effect"). The foregoing shall not apply in respect of matters covered in Sections 4.9, 4.10, 4.13, 4.15 and 4.16.

         4.15     Labor Matters.

                  Except as described in Schedule 4.15, no Brake Company or Asset Seller in respect of the Business is presently a party to any collective bargaining agreement, subject to a legal duty to bargain with any labor organization on behalf of employees or the object of any attempt to organize employees for collective bargaining or similar purposes or presently operating under an expired collective bargaining agreement. Since January 1, 1995, no Brake Company or Asset Seller in respect of the Business is or has been a party to or subject to any pending strike, work stoppage, organizing attempt, picketing, boycott or similar activity. Since January 1, 1995, the Brake Companies and the Asset Sellers in respect of the Business have complied in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment, payment and termination of labor, including the provisions thereof relative to wages, hours, severance, vacation, collective bargaining, employee benefits, and employee benefit plans, contributions, unemployment, withholding taxes and occupational health and safety and equal opportunity and non-discrimination laws (including the Americans with Disabilities Act), except as would not have a Seller Material Adverse Effect.

         4.16     Environmental Matters.

                  Except (a) as disclosed in Schedule 4.16 or (b) as would not, individually or in the aggregate, result in Business Losses in excess of US$5 million or as would not be reasonably likely to have a material adverse effect on the business, operations, assets or financial condition of the business taken as a whole: (i) the Brake Companies and the Asset Sellers in respect of the Business are, and since the date which is five years prior to the Closing Date have been, in compliance with all applicable Environmental Laws; (ii) the Brake Companies and the Asset Sellers in respect of the Business are, and since the date which is five years prior to the Closing Date have been, in compliance with and possess all applicable Environmental Permits required under such Environmental Laws to operate the Business as it is currently operated, and as of the date of this Agreement there are no proceedings pending or, to the knowledge of ITTI, threatened to revoke, rescind or alter any such Environmental Permits; (iii) to the knowledge of ITTI, there are no Materials of Environmental Concern at any property owned or operated by any Brake Company or Asset Seller in respect of the Business that are in a condition or concentration that is reasonably likely to result in liability of any Brake Company or Asset Seller in respect of the Business under any applicable Environmental Law; (iv) no Brake Company or Asset Seller in respect of the Business has received any written notification alleging that it is liable for the handling, storage, treatment, transportation, release or disposal of Materials of Environmental Concern at any location under any applicable Environmental Law, or any request for information pursuant to section

104(e) of CERCLA or similar state or foreign statute concerning disposal of Materials of Environmental Concern at any location; and (v) none of the Brake Companies nor any of the Asset Sellers in respect of the Business has entered into any written agreement to resolve any liability alleged under any applicable Environmental Law, or to investigate or remediate any Materials of Environmental Concern. Notwithstanding the generality of any other representations and warranties in this Agreement, this Section 4.16 shall be deemed to contain the only representations and warranties in this Agreement with respect to matters relating to Environmental Laws or to Materials of Environmental Concern.

         4.17     Transferred Assets.

                  Except as set forth in Schedules 4.17, 6.1 and 6.7(a), or as specifically provided or disclosed elsewhere in this Agreement, the transfer of the Brake Company Stock, the Joint Venture Interests and the Purchased Assets (together with the rights and services made available in any arrangements entered into in accordance with Sections 2.4, 6.15 and 6.16), will constitute a conveyance of all the assets, properties and rights owned by the Sellers and necessary to conduct the Business (it being understood that the Business does not include the Excluded Businesses) in all material respects as currently conducted.

         4.18     Undisclosed Liabilities.

                  The Business does not have any liabilities or obligations of any nature or kind whatsoever (whether absolute, accrued, contingent or otherwise), except (i) as are reserved against or reflected in the December 31, 1997 balance sheet included in the Financial Statements (or described in the notes thereto), (ii) liabilities incurred in the ordinary course of business since December 31, 1997, (iii) liabilities disclosed in Schedules 4.9, 4.10, 4.12, 4.13, 4.15, 4.16, 4.18 and 6.7(a), (iv) intercompany liabilities that will be capitalized as of the

Closing Date in accordance with Section 6.7(b), (v) liabilities under Contracts disclosed in the Schedules to this Agreement, (vi) liabilities under Contracts not required to be disclosed in the Schedules to this Agreement, (vii) liabilities in respect of warranty obligations and general liability claims,
(viii) the Excluded Liabilities and the Excluded Brake Company Liabilities and
(ix) with respect to the period from the date hereof through the Closing Date, such other liabilities which would not, in the aggregate, have a Business Material Adverse Effect.

         4.19     Receivables.

                  Schedule 4.19 sets forth a summary of aging of the Receivables of the Brake Companies and the Asset Sellers in respect of the Business as of December 31, 1997 showing separately those Receivables that as of such date had been outstanding (a) 30 days or less, (b) 31 to 60 days, (c) 61 to 90 days, (d) 91 to 120 days and (e) more than 121 days. Except to the extent, if any, reserved for on the December 31, 1997 balance sheet included in the Financial Statements, all Receivables reflected on such balance sheet arose from, and the Receivables existing on the Closing Date will have arisen from, the sale of Inventory or services to persons not affiliated with the Sellers, the Brake Companies or any Joint Venture (or, to the extent to affiliated persons, in transactions on terms consistent with those that would be entered into in arm's length transactions) and in the ordinary course of the Business consistent with past practice.

         4.20     Inventories.

                  (a) Subject to amounts reserved therefor on the December 31, 1997 balance sheet included in the Financial Statements, the values at which all Inventories are carried on such balance sheet reflect the historical inventory valuation policy of the Brake Companies and the Asset Sellers in respect of the Business of stating such Inventories at the lower of standard cost (determined on the first-in, first-out method) or market value. Except as set forth in Schedule 4.20, a Brake Company or an Asset Seller, as the case may be, has good title to the Inventories free and clear of all Liens other than Permitted Liens. The Inventories do not consist of any items held on consignment except that a portion of the Inventories relating to the aftermarket business are held by third parties for sale on a consignment basis. Except as set forth on Schedule 4.20, none of the Brake Companies nor any Asset Seller in respect of the business is under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of their customers other than in the ordinary course of business consistent with past practice. No Brake Company or Asset Seller has acquired or committed to acquire or manufacture Inventory for sale which it does not reasonably believe is of a quality and quantity usable in the ordinary course of business within a reasonable period of time.

                  (b) Except for items that are obsolete or damaged (as to which adequate reserves have been established in accordance with GAAP), the Inventories are in good and merchantable condition in all material respects, are suitable and useable for the purposes for which they are intended (whether or not actually so used) and are in all material respects in a condition such that they can be sold in the ordinary course of business consistent with past practice.

         4.21     Customers.

                  As of the date of this Agreement, since January 1, 1998, except as disclosed in Schedule 4.21, none of the Sellers in respect of the Business nor the Brake Companies has received formal written notice that any of the ten largest customers (by revenue) of the Business for the twelve-month period ended December 31, 1997 has cancelled or intends to cancel any Contract (which notice is reasonably likely to result in any cancellation) to use or purchase the products, equipment, goods or services sold by the Business. As of the Closing Date, except as disclosed to Purchaser prior to the Closing Date, none of the Sellers in respect of the Business nor the Brake Companies has, since the date of this Agreement, received any notice that any of such customers has ceased or intends to cease to use the products, equipment, goods or services of the Business as a result of a bona fide default or breach by any of the Brake Companies or the Sellers in respect of the Business.

         4.22     Suppliers.

                  As of the date of this Agreement, since January 1, 1998, except as disclosed in Schedule 4.22, none of the Sellers in respect of the Business nor the Brake Companies has received any formal written notice that any of the ten largest suppliers (by expense) to the Business for the twelve-month period ended December 31, 1997 has cancelled or intends to cancel any Contract (which notice is reasonably likely to result in any cancellation) to sell goods to the Business. As of the Closing Date, except as disclosed to Purchaser prior to the Closing Date, none of the Sellers in respect of the Business nor the Brake Companies has, since the date of this Agreement, received any notice that any of such suppliers has ceased or intends to cease to sell such goods to the Business after the Closing Date as a result of a bona fide default or breach by any of the Brake Companies or the Asset Sellers in respect of the Business.

         4.23     Finders; Brokers.

                  With the exception of fees and expenses payable to Goldman, Sachs & Co. and Lazard Freres & Co. LLC, which shall be ITTI's sole responsibility, none of ITTI or any of the Brake Companies, the Joint Ventures (to the knowledge of ITTI) or any Seller has employed any finder or broker in connection with the Purchase who would have a valid claim for a fee or commission from Purchaser or any of the Brake Companies or the Joint Ventures in connection with the Purchase.

                                   ARTICLE V

                          REPRESENTATIONS OF PURCHASER

         Purchaser represents and warrants to ITTI as follows:

         5.1      Corporate Existence.

                  Purchaser and each of the Designated Purchasers is duly organized and validly existing and, where applicable, in good standing, under the laws of the jurisdiction of its organization and has the requisite power and authority to execute and deliver this Agreement (in the case of Purchaser) and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

         5.2      Corporate Authority.

                  This Agreement and the other Transaction Documents to which Purchaser and/or any Designated Purchaser is a party and the consummation of the transactions contemplated hereby and thereby involving such persons have been or, in the case of the other Transaction Documents, will be prior to the Closing, duly authorized by the Board of Directors (or a duly authorized committee or representative thereof) of Purchaser and such Designated Purchaser, and will be duly authorized by each Designated Purchaser by all requisite corporate, shareholder, partnership or other action prior to the Closing, and Purchaser and each Designated Purchaser has or, in the case of the Designated Purchasers, will have at or prior to the Closing full power and authority to execute, deliver and/or file the Transaction Documents to which it is a party and to perform its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by Purchaser, and the other Transaction Documents will be duly executed, delivered and/or filed by Purchaser and any Designated Purchaser party thereto, and (assuming due authorization by the applicable Seller) this Agreement constitutes, and the other Transaction Documents when so executed, delivered and/or filed will constitute, a valid and legally binding obligation of Purchaser and/or any Designated Purchaser party thereto, enforceable against it or them, as the case may be, in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law). The execution, delivery and/or filing of this Agreement and the other Transaction Documents by Purchaser and/or any Designated Purchaser party thereto and the consummation by Purchaser and/or any Designated Purchaser of the transactions contemplated hereby and thereby will not (A) violate or conflict with any provision of the respective certificate of incorporation or by-laws or similar organizational documents of Purchaser and/or any Designated Purchaser,
(B) result in any breach or constitute any material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien under any contract, indenture, mortgage, lease, note or other agreement or instrument to which Purchaser and/or any Designated Purchaser is subject or is a party, or (C) violate, conflict with or result in any breach under any provision of any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser and/or any Designated Purchaser or any of their respective properties or assets, except, in the case of clauses (B) and (C), to the extent that any such default, violation, conflict, breach or loss would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser and/or any Designated Purchaser to consummate the transactions contemplated hereby and thereby (a "Purchaser Material Adverse Effect").

         5.3      Governmental Approvals and Consents.

                  Neither Purchaser nor any Designated Purchaser is subject to any order, judgment or decree which would prevent the consummation of the Purchase. No claim, legal action, suit, arbitration, governmental investigation, action or other legal or administrative proceeding is pending or, to the knowledge of Purchaser, threatened against Purchaser or any Designated Purchaser which would enjoin or delay the consummation of the Purchase. Except for any consents required under any applicable Antitrust Regulations, no consent, approval, order or authorization of, license or permit from, notice to or registration, declaration or filing with, any Governmental Authority, is required on the part of Purchaser or any Designated Purchaser in connection with the execution, delivery and/or filing of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby except for such consents, approvals, orders or authorizations of, licenses or permits, filings or notices which have been obtained and remain in full force and effect and those with respect to which the failure to have obtained or to remain in full force and effect would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

         5.4      Purchase for Investment.

                  Purchaser is aware that no shares of capital stock or other securities being acquired pursuant to the transactions contemplated hereby are registered under the Securities

Act of 1933, as amended (the "Securities Act"), or under any state or foreign securities laws. Neither Purchaser nor any Designated Purchaser is an underwriter, as such term is defined under the Securities Act, and Purchaser and any Designated Purchaser are purchasing such shares solely for investment, with no present intention to make any distribution of any such shares to any person, and neither Purchaser nor any Designated Purchaser will sell or otherwise dispose of shares except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.

         5.5      Financial Capacity.

                  Purchaser has available and will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby.

         5.6      Finders; Brokers.

                  With the exception of fees and expenses payable to Deutsche Bank Securities, which shall be Purchaser's sole responsibility, none of Purchaser or any of its Subsidiaries has employed any finder or broker in connection with the Purchase who would have a valid claim for a fee or commission from ITTI in connection with the Purchase.

                                   ARTICLE VI

                        AGREEMENTS OF PURCHASER AND ITTI

         6.1      Operation of the Business.

                  Except as otherwise contemplated by this Agreement or as disclosed in Schedule 6.1, ITTI covenants that until the Closing it will, and it will cause the Brake Companies, the Joint Ventures in which it has a controlling interest, consistent with its fiduciary duties, and the Asset Sellers in respect of the Business to use their reasonable best efforts to continue, in a manner consistent with the past practice of the Business, to keep available the services of their employees, to maintain and preserve intact the Business in all material respects and to maintain in all material respects the ordinary and customary relationships of the Business with its suppliers, customers and others having business relationships with it with a view toward preserving for Purchaser to and after the Closing Date the Business, the Purchased Assets and the goodwill associated therewith. Until the Closing, ITTI shall, and it shall cause the Brake Companies, the Joint Ventures in which it has a controlling interest, consistent with its fiduciary duties, and the Asset Sellers in respect of the Business to, continue to operate and conduct the Business in the ordinary course consistent with past practice, and ITTI shall use its reasonable best efforts to cause the Brake Companies, the Joint Ventures in which it has a controlling interest, consistent with its fiduciary duties, and the Asset Sellers in respect of the Business not to, without the prior written approval of Purchaser (which approval shall not be unreasonably withheld) or as otherwise contemplated by this Agreement and Schedules 6.1, 6.7(a) and 6.8, take any of the following actions:

                  (a) with respect to any Brake Company or Joint Venture, amend its charter or by-laws (or comparable organizational documents), issue or agree to issue any additional shares of capital stock of any class or series or any additional partnership interests (other than shares or partnership interests to be transferred to Purchaser or any Designated Entity Purchaser at the Closing) or issue or enter into or agree to issue or enter into any Equity Equivalents, or any securities convertible into or exercisable or exchangeable for shares of capital stock or partnership interests, or issue any notes, bonds or other securities or any options, warrants or other rights to acquire any shares of capital stock, partnership interests or Equity Equivalents, or sell, transfer or otherwise dispose of or encumber any shares of capital stock of any class or series or partnership interests of any Brake Company or Joint Venture;

                  (b) with respect to any Brake Company, Joint Venture or Asset Seller in respect of the Business, sell, transfer, lease, sublease, license or otherwise dispose of or encumber any of its properties or assets pertaining to the Business, other than sales of Inventory in the ordinary course of business consistent with past practice;

                  (c) except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, permit any Brake Company, Joint Venture or Asset Seller in respect of the Business to (i) create, incur or assume any Indebtedness in excess of $10 million in the aggregate, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any Indebtedness or other obligations of any person other than any Brake Company or Asset Seller in respect of the Business in excess of $10 million in the aggregate together with amounts under clause (i) or (iii) make any material loans, advances or capital contributions to or investments in any person other than its Subsidiaries and other Brake Companies (except for customary loans or advances to employees);

                  (d) (i) grant any increase in the compensation of employees of the Business, except for increases in the compensation of employees (A) in the ordinary course of business consistent with past practice, (B) as a result of collective bargaining or (C) as required by applicable law from time to time in effect or by any Benefit Plan as in effect on the date hereof, (ii) hire new employees other than in the ordinary course of business consistent with past practice, (iii) enter into any new employment, severance, consulting or other compensation agreement with any existing director, officer or employee or (iv) commit to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or amend in any material respect or commit itself to amend in any material respect any of such plans, funds or similar arrangements;

                  (e) cancel any material third party Indebtedness owed to such Brake Company or Asset Seller in respect of the Business;

                  (f) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) which are material, individually or in the aggregate, to the Business taken as a whole;

                  (g) make any Tax elections, other than U.S. Tax elections;

                  (h) allow any of the assets or properties of the Business to be subjected to any Lien, other than Permitted Liens and Liens that will be released at or prior to the Closing;

                  (i) except in the ordinary course of business consistent with past practice, discharge or otherwise obtain the release of any Lien or pay or otherwise discharge any liability, other than current liabilities reflected on the December 31, 1997 balance sheet included on Schedule 4.5 and current liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1997;

                  (j) make any capital expenditure or commitment for any capital expenditure that would result in the aggregate capital expenditures for the year in which such expenditure or commitment is made exceeding the cumulative Budgeted GPA for such year;

                  (k) enter into any material agreement, arrangement or transaction with any director, officer, employee, shareholder or partner (or with any relative, beneficiary, spouse or Affiliate of such person) of any Joint Venture or any Brake Company;

                  (l) with respect to its financial statements maintained in accordance with GAAP, write down or write up (or fail to write down or write up in accordance with GAAP consistent with past practice) the value of any Inventories or Receivables or revalue any assets of the Business other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

                  (m) with respect to its financial statements maintained in accordance with GAAP, make any material change in any method of accounting or accounting practice or policy used by any Joint Venture or any Brake Company, other than such changes required by GAAP;

                  (n) amend, modify or consent to the termination of any Disclosed Contract or the rights of any Brake Company or Joint Venture thereunder, other than in the ordinary course of business consistent with past practice;

                  (o) take any action to accelerate the collection of trade receivables due from original equipment manufacturers; and

                  (p) agree, whether in writing or otherwise, to do any of the foregoing.

         6.2      Investigation of Business.

                  (a) Purchaser may, prior to the Closing Date, make or cause to be made such investigation of the business, properties and assets of the Business and of its financial and legal condition as Purchaser deems necessary or advisable. ITTI will, or will cause its Subsidiaries to, permit Purchaser and its authorized agents or representatives, including its independent accountants, to have reasonable access to the properties, books and records of the Business at reasonable hours to review information and documentation relative to the properties, books, contracts, commitments and other records of the Business and reasonable access to the officers, directors, employees, agents and accounts of the Brake Companies and the Asset Sellers in respect of the Business; provided that such investigation shall only be upon reasonable notice and shall not unreasonably disrupt personnel and operations of the Business and shall be at Purchaser's sole risk and expense. All requests for access to the offices, properties, books and records of ITTI and the Brake Companies shall be made to such representatives of ITTI as ITTI shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. It is further agreed that neither Purchaser nor its representatives shall contact any of the employees, customers, suppliers, joint venture partners or other Subsidiaries or Affiliates of ITTI in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of such representatives of ITTI, which authorization shall not be unreasonably withheld.

                  (b) Prior to the Closing, Purchaser and its representatives will hold in confidence all confidential information obtained from ITTI and its Subsidiaries or their respective officers, agents, representatives or employees whether or not relating to the

Business, and following the Closing, Purchaser shall hold in confidence all such information not relating to the Business, in each case in accordance with the provisions of the letter dated March 26, 1998 between Purchaser and ITTI (the "Confidentiality Agreement"). The Confidentiality Agreement and all its provisions shall remain in full force and effect following the execution of this Agreement.

                  (c) At the Closing, ITTI shall assign to Purchaser all of ITTI's rights relating to the Business under all of the confidentiality agreements entered into between ITTI and persons other than Purchaser in connection with or relating to a possible sale of the Business, including the right to enforce all terms of such confidentiality agreements, but only to the extent assignable in accordance with the terms thereof, it being understood that the terms of such confidentiality agreements do not permit ITTI to disclose to Purchaser the names of the other parties to such agreements. To the extent such confidentiality agreements are not assignable, ITTI agrees, at the reasonable request of Purchaser from time to time, to take such action as may be reasonably necessary to enforce its rights thereunder for the benefit of Purchaser. Purchaser shall reimburse ITTI for all costs (including labor costs of time spent by its employees) and expenses reasonably incurred and documented in connection with any such request or enforcement activities. At the Closing, ITTI shall deliver to Purchaser executed copies of all such confidentiality agreements to the extent permitted under such agreements.

         6.3      Best Efforts; No Inconsistent Action.

                  (a) Subject to the terms and conditions hereof, ITTI and Purchaser agree to use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable (i) to consummate and make effective the transactions contemplated by this Agreement and to cause the conditions to each party's obligation to close the transactions contemplated hereby as set forth in
Article VII to be satisfied, including obtaining all licenses, certificates, permits, approvals, clearances, authorizations, qualifications and orders (each a "Consent") of any Governmental Authority required for the satisfaction of
Section 7.1(b) to the extent set forth therein and (ii) to obtain all other Consents listed on Schedules 4.2 and 4.4, (it being understood that the failure to obtain any such Consents shall not, in and of itself, cause the condition set forth in Section 7.3(b) to be deemed not to be satisfied). Each of ITTI and Purchaser agree that (i) no contact will be initiated with, or consent sought from, any Governmental Authority (other than in respect of antitrust or merger control approval) prior to the Closing Date without prior consultation with the other party and (ii) each party will be given notice of and a reasonable opportunity to participate in contacts with Governmental Authorities regarding antitrust or merger control matters. ITTI and Purchaser shall cooperate fully with each other to the extent reasonable in connection with the foregoing.

                  (b) Purchaser and ITTI shall timely and promptly make all filings which may be required for the satisfaction of the condition set forth in
Section 7.1(a) by each of them in connection with the consummation of the transactions contemplated hereby. In furtherance and not in limitation of the foregoing, each of ITTI and Purchaser agree to use their best efforts to file Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and similar applications with any other applicable Governmental Authority whose approval is required in connection with the consummation of the Purchase as promptly as practicable following the date of this Agreement and in any event no later than 30 days following the date of this Agreement.

Purchaser and ITTI agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective best efforts to obtain any government clearances required for the Closing (including through compliance with the HSR Act and any applicable foreign governmental reporting requirements), to respond to any governmental requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Without in any way limiting the foregoing, Purchaser and ITTI also agree to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Authority with jurisdiction over the enforcement of any applicable laws regarding the Purchase: entering into negotiations; making proposals; entering into and performing agreements or submitting to judicial or administrative orders; selling or otherwise disposing of, or holding separate (through the establishment of a trust or otherwise) particular assets or categories of assets, or businesses of Purchaser or any of its Affiliates (including the Business); and withdrawing from doing business in a particular jurisdiction (it being understood that ITTI shall have no obligation whatsoever to retain following the Closing or to sell prior to the Closing any portion of the Business in order to satisfy its obligations under this Section 6.3). Each party shall furnish to each other such necessary information and assistance as the other party may reasonably request in connection with the preparation of any necessary filings or submissions by it to any Governmental Authority referred to in Section 7.1(b) (it being agreed that any such information is subject to

Section 6.11). Each party shall provide the other party the opportunity to make copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement or the transactions contemplated hereby. Without in any way limiting the foregoing, the parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign merger control, antitrust or fair trade law.

                  (c) Each of Purchaser and ITTI shall notify and keep the other advised as to (i) any material communication from the Federal Trade Commission, the United States Department of Justice or any other Governmental Authority regarding any of the transactions contemplated hereby, (ii) any litigation or administrative proceeding pending and known to such party, or to its knowledge threatened, which challenges the transactions contemplated hereby and (iii) any event or circumstance which, to its best knowledge, could reasonably be expected to constitute a breach of its respective representations and warranties in this Agreement; provided, however, that the failure of ITTI or Purchaser to comply with this Section 6.3(c) shall not subject ITTI or Purchaser to any liability hereunder in respect of any claim asserted after the relevant expiration date for the relevant representation or warranty; and provided, further, that Purchaser may not separately recover pursuant to Article IX or otherwise for both a breach of this Section 6.3(c) and any related breach of the relevant representation or warranty. ITTI shall notify Purchaser as to any material developments affecting the Business or the Purchased Assets, including the matters set forth in the last sentence of each of Sections 4.21 and 4.22. Subject to the provisions of Article X hereof, ITTI and Purchaser shall not take any action inconsistent with their obligations under this Agreement or, without prejudice to Purchaser's rights under this Agreement, which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

         6.4      Public Disclosures.

                  Except to the extent otherwise required by applicable law, regulation or legal process, prior to the Closing Date, neither party to this Agreement will issue any press release or make any other public disclosures concerning the transactions contemplated hereby or the contents of this Agreement without consulting with the other party, and the parties shall cooperate as to the timing and contents of any such press release or public disclosure.

         6.5      Access to Records and Personnel.

                  (a) Except as otherwise provided in Section 6.5(c) and in
Section 6.14 herein, the parties shall retain the books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers relating to the Business and the Purchased Assets in their possession (the "Books and Records") for at least ten years following the Closing Date or for such longer period as may be required by law or any applicable court order or until the expiration of the relevant representation or warranty under any of the Transaction Documents.

                  (b) The parties will allow each other reasonable access to such Books and Records, and to personnel having knowledge of the whereabouts and/or contents of such Books and Records, for legitimate business reasons, such as the preparation of Tax Returns or the defense of litigation. Each party shall be entitled to recover from the other its out-of-pocket costs (including copying costs) incurred in providing such Books and Records and/or personnel to the other party. The requesting party will hold in confidence all confidential information identified as such by, and obtained from, the disclosing party, any of its officers, agents, representatives or employees, provided, however, that information of the type which would be excluded from the definition of "Information" in accordance with
Section 4 of the Confidentiality Agreement shall not be deemed to be confidential information for purposes of this Section 6.5.

                  (c) Notwithstanding the provisions of subsections (a) and (b) of this Section 6.5, until the FN Caliper Litigation is either settled or finally adjudicated, whichever occurs first, Purchaser shall retain and shall cause the Brake Companies to retain all existing documents relating to (i) the design and operation of all FN calipers made or sold by the Business on or prior to December 31, 1993, (ii) the sales of all FN calipers by the Business on or prior to December 31, 1993 and (iii) license agreements and royalty arrangements relating to brake components licensed to or by the Business on or prior to December 31, 1993. Purchaser will provide ITTI and shall cause the Brake Companies to provide ITTI with access to and copies of any of the aforementioned documents requested by ITTI for use, in ITTI's sole discretion, in its defense of the FN Caliper Litigation; and Purchaser will allow ITTI reasonable access to qualified technical personnel having knowledge of the FN caliper design and operation on or prior to December 31, 1993, as well as the state of the prior art with respect to the Lucas patent in suit. ITTI shall reimburse Purchaser for all costs (including, to the extent disruptive of their work obligations, labor costs of time spent by employees of the Business) and expenses reasonably incurred and documented in connection with any such request by ITTI.

         6.6      Employee Relations and Benefits.

                  (a) Definitions. Certain terms used in this Section 6.6 and not defined herein shall have the meaning set forth in Annex A.

                  (b) Employment - United States.

                  (i) With respect to the United States, Purchaser shall offer or cause to be offered employment to all U.S. Business Employees commencing effective as of the Effective Benefits Time in the same manner and on the same basis as such U.S. Business Employees were employed by ITTI immediately prior to the Effective Benefits Time. Such offers of employment shall include compensation and employee benefits as provided in Section 6.6(b)(ii).

                  (ii) With respect to the United States, Purchaser shall, or shall cause the Designated Asset Purchasers to, for the period commencing at the Effective Benefits Time and ending on the first anniversary thereof, provide employee benefits under plans, programs and arrangements which, in the aggregate, will provide benefits to the U.S. Transitioned Employees and U.S. Hourly Former Business Employees which are, taking into account and not in limitation of the obligations of Purchaser under Sections 6.6(c)(v), 6.6(e) and 6.6(f) substantially equivalent in the aggregate to those provided to the U.S. Business Employees and U.S. Hourly Former Business Employees (but, with respect to U.S. Hourly Former Business Employees, only (A) those welfare benefits to be provided pursuant to Section 6.6(c)(vi) and (viii), and only the provisions of Sections 6.6(c)(iii), (iv) and (v) as they relate to such benefits, (B) those notices and certifications to be provided pursuant to Section

6.6(vii) and (C) those pension benefits to be provided pursuant to Section 6.6(j)) pursuant to the plans, programs and arrangements of ITTI and/or the Asset Sellers in effect on the Closing Date and, with respect to the U.S. Transitioned Employees, base salaries or hourly wages, as the case may be, and working conditions which are at least equivalent to the base salaries or hourly wages, as the case may be, and working conditions of such U.S. Business Employees as of the Closing Date.

                  (iii) With respect to the United States, nothing in this Agreement shall require Purchaser or the Designated Asset Purchasers to retain any U.S. Transitioned Employee for any period of time after the Effective Benefits Time and, subject to requirements of applicable law, Purchaser reserves the right, at any time after the Effective Benefits Time, to terminate such employment and, except as expressly stated in the Agreement, to amend, modify or terminate any term and condition of employment including, without limitation, any employee benefit plan, program, policy, practice or arrangement or the compensation or working conditions of the U.S. Transitioned Employees.

         (c)      Employee Welfare Benefits - United States.

                  (i) With respect to the United States, ITTI shall be responsible for payment of any premiums for the U.S. Business Welfare Benefits Program relating to periods prior to the Effective Benefits Time and for any liability for all claims, expenses and treatments, including administrative expenses related thereto, which are in fact covered and payable under the terms of the U.S. Business Welfare Benefits Program and incurred prior to the Effective Benefits Time, irrespective of whether any such claim is filed or submitted after the Effective Benefits Time.

                  (ii) With respect to the United States, Purchaser shall be or shall cause the Designated Asset Purchasers to be, responsible for payment of any premiums relating to periods from and subsequent to the Effective Benefits Time for Purchaser's U.S. Welfare Benefits Program and for any liability for all claims, expenses and treatments, including administrative expenses related thereto, which are in fact covered and payable under the terms of Purchaser's U.S. Welfare Benefits Program, as such terms may exist from time to time, and incurred from and subsequent to the Effective Benefits Time.

                  (iii) With respect to the United States and with respect to Purchaser's U.S. Welfare Benefits Program, Purchaser agrees to waive for U.S. Transitioned Employees and U.S. Hourly Former Business Employees and their eligible dependents (A) any eligibility waiting periods and (B) any pre-existing conditions and actively-at-work exclusions; except that Purchaser may require any U.S. Transitioned Employee and U.S. Hourly Former Business Employee or any eligible dependent thereof who, as of the Closing Date, is then in the process of satisfying any similar exclusion or waiting period under the U.S. Business Welfare Benefits Program to fully satisfy the balance of the applicable time period for such exclusion or waiting period under Purchaser's U.S. Welfare Benefits Program.

                  (iv) With respect to the United States and with respect to the calendar year in which the Closing Date occurs, all medical and dental expenses incurred with respect to any U.S. Transitioned Employee and any U.S. Hourly Former Business Employee and/or eligible dependents thereof in the portion of such calendar year preceding the Effective Benefits Time shall be taken into account for purposes of satisfying any deductible and any out-of-pocket calendar year limit under the medical and dental coverage of Purchaser's U.S. Welfare Benefits Program for such calendar year, provided any such expenses were qualified to be taken into account for purposes of satisfying any deductible or any out-of-pocket calendar year limit under the U.S. Business Welfare Benefits Program.

                  (v) With respect to the United States, for the remainder of the calendar year in which the Closing Date occurs, Purchaser agrees to make available to any U.S. Transitioned Employee and any U.S. Hourly Former Business Employee and any dependents thereof any Health Maintenance Organization coverage in effect as of the Closing Date; provided that any such Health Maintenance Organization is willing to provide such coverage at a cost not to exceed the cost that had been charged to the Asset Sellers in respect of the Business prior to Closing.

                  (vi) With respect to the United States and with respect to any benefits to which any U.S. Business Employees or U.S. Former Business Employees or their spouses, former spouses, or other qualifying beneficiaries may be entitled under COBRA by reason of qualifying events occurring on or prior to the date immediately preceding the Closing Date; (1) ITTI shall provide such benefits to any U.S. Salaried Former Business Employees, and their spouses, former spouses and other qualifying beneficiaries from and after the Effective Benefits Time through the remaining period of required coverage, and (2) Purchaser shall provide such benefits to any U.S. Transitioned Employees and to any U.S. Hourly Former Business Employees, their spouses, former spouses and other qualifying beneficiaries from and after the Effective Benefits Time through the remaining period of required coverage.

                  (vii) Purchaser shall provide all notices and certifications required under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") for any U.S. Transitioned Employees and for any U.S. Former Business Employees and dependents thereof with respect to any terminations of health coverage governed by HIPAA occurring from and after the Effective Benefits Time. Such notices and certifications shall provide information regarding all periods of health coverage prior to, and from and after, the Effective Benefits Time under the health plans of ITTI and Purchaser. In the event Purchaser shall require information regarding health coverage not otherwise available in the records of the Business transferred to Purchaser in connection with the transactions contemplated herein, ITTI shall cooperate with Purchaser in providing health coverage information available in ITTI's records.

                  (viii) Effective as of the Effective Benefits Time, Purchaser shall provide the U.S. Transitioned Employees and U.S. Former Business Employees with a flexible spending account benefits plan (or plans) which is comparable in all material respects to ITTI's corresponding plan including health and dependent care features. Following the Effective Benefits Time, ITTI shall cause the accounts under its flexible spending account plan for each U.S. Transitioned Employee to be transferred to Purchaser's flexible spending account plan, and Purchaser agrees that such accounts shall be available to each such U.S. Transitioned Employee in the same manner they were available under ITTI's flexible spending account plan. The transfer of such accounts shall be reflected on the Closing Balance Sheet, taking into account on a net basis employee payroll deductions and claims paid through the Effective Benefits Time.

         (d) Recognition by Purchaser of Prior Service - United States. With respect to the United States, Purchaser shall recognize each U.S. Transitioned Employee's service with ITTI or any Asset Seller and their respective Affiliates and predecessors for purposes of determining (i) eligibility for vacation benefits, short term disability or weekly accident and sickness benefits, and severance benefits, and (ii) eligibility and vesting under all other employee benefit plans and policies of Purchaser applicable to U.S. Transitioned Employees, to the extent such service was recognized by ITTI or any Asset Seller for such purposes provided that Purchaser shall not be obligated to give credit for such service to the extent it (i) would result in duplication of any benefits to which a U.S. Transitioned Employee is entitled to or had previously received under any comparable plans, programs or arrangements maintained by ITTI or any Asset Seller on or prior to the Closing Date or by Purchaser after the Closing Date, or (ii) was not service which was recognized for purposes of such comparable plans, programs or arrangements.

         (e) Vacation - United States. With respect to the United States, U.S. Transitioned Employees shall receive full credit for all accrued and unused, as of the Closing Date, vacation benefits to the extent such accrued and unused vacation benefits are reflected on the Closing Balance Sheet.

         (f) Severance Benefits - United States. (i) With respect to the United States, in the event any U.S. Transitioned Employee is terminated within one year of the Closing Date, Purchaser shall pay to such terminated U.S. Transitioned Employee severance and termination pay and benefits in accordance with the applicable severance and termination pay policies and practices covering the U.S. Business Employees on the date immediately preceding the Closing Date, which policies and practices are as set forth in Schedule 6.6(f) (the "U.S. Business Severance Policies and Practices").

                  (ii) With respect to the United States, any U.S. Transitioned Employee entitled, as of the Effective Benefits Time, to severance and termination pay benefits under the U.S. Business Severance Policies and Practices shall receive such severance and termination pay benefits from the Purchaser to the extent such severance and termination pay benefits are reflected on the Closing Balance Sheet.

         (g)      Disability - United States.

                  (i) Any U.S. Transitioned Employee who is absent from work as of the Effective Benefits Time due to Disability and any U.S. Salaried Former Business Employee who is absent from work as of the Effective Benefits Time due to Long Term Disability shall be considered for return to work or rehire, including return to work or rehire with restrictions, by Purchaser, under the same terms as are then applicable to U.S. Transitioned Employees, at such time as his or her disability does not affect his or her ability to perform, or to perform with restrictions, the position held by such individual with any U.S. Asset Seller with respect to the Business prior to such Disability or Long Term Disability.

                  (ii) Any U.S. Salaried Transitioned Employee who, as of the Closing Date, is Short Term Disabled and who after the Closing Date continues disabled through the remainder of the six month qualifying period for ITTI's employee benefit plans arrangements applicable to U.S. Salaried Transitioned Employees who are on Long Term Disability shall, upon completion of such qualifying period, be treated and considered for all purposes of this Agreement as a U.S. Salaried Former Business Employee absent from work due to Long Term Disability, effective from and after the date of completion of such qualifying period.

                  (iii) Notwithstanding any other provision of this Section 6.6, ITTI shall retain any insurance contracts maintained by ITTI in connection with certain plans of ITTI providing Long Term Disability Benefits to U.S. Hourly Business Employees and shall provide any Long Term Disability benefits to any U.S. Hourly Transitioned Employees who become disabled prior to the Effective Benefits Time. Purchaser shall provide, or cause the Designated Asset Purchasers to provide, any health and other employee benefits (other than

Long Term Disability benefits) to any such persons while they qualify as Disabled in accordance with the terms of this Section 6.6.

         (h) Hourly Savings Plans - United States. As of the Effective Benefits Time, Purchaser will, in the sole discretion of Purchaser, either (i) assume all of ITTI's obligations and succeed to all the ITTI's rights under the Hourly Savings Plans with respect to any U.S. Hourly Transitioned Employee and any U.S. Hourly Former Business Employee by adopting, as of the Effective Benefits Time, the Hourly Savings Plans and assuming the existing group annuity insurance contracts issued by Hartford Life Insurance Company ("Hartford") (the "Hourly Savings Plan Annuity Contracts") pursuant to which the assets of the Hourly Savings Plans are held and invested or (ii) transfer the Hourly Savings Plans accounts that pertain to U.S. Hourly Transitioned Employees into savings plans maintained by Purchaser; provided, however, that ITTI shall be liable for any payment or special contributions required pursuant to 411(d)(3) of the Code, or otherwise pursuant to any forfeiture, as a result of any partial termination of the ITT Automotive Brakes Systems-Culpeper Savings Plan for Hourly Employees or the ITT Automotive Brakes Systems-Asheville Savings Plan for Hourly Employees. To accomplish the transfer of the Hourly Savings Plan Annuity Contracts to Purchaser, in the event Purchaser elects alternative (i) above (the "Annuity Contracts Transfer") (1) ITTI will furnish proof to Hartford of the Purchase and the effective date of the transfer of legal ownership and (2) Purchaser will provide to Hartford a letter certifying that Purchaser assumes the duties and responsibilities under the Hourly Savings Plan Annuity Contracts that were previously assumed by ITTI, provided, however, that prior to the Annuity Contracts Transfer, ITTI shall have received an opinion of Purchaser's tax counsel satisfactory to ITTI confirming that nothing has occurred since the Effective Benefits Time that has changed the qualified status of the Hourly Savings Plans or a favorable determination letter from the IRS with respect to the Hourly Savings Plans as adopted by Purchaser. Upon completion of the Annuity Contracts Transfer, in the event Purchaser elects alternative (i) above, and, effective as of the Effective Benefits Time, Purchaser shall assume all of ITTI's obligations and succeed to all of the ITTI's rights under the Hourly Savings Plan Annuity Contracts. In the event that Purchaser elects alternative (i) above, Purchaser shall timely deposit into the Hourly Savings Plan Annuity Contracts all contributions withheld from participants pay by Purchaser for the Hourly Savings Plans. In the event that Purchaser elects in accordance with Section 6.6(h)(ii), Purchaser agrees that it will establish or maintain, effective as of the Effective Benefits Time, a tax qualified 401(k) defined contribution plan (the "Purchaser's Hourly Savings Plan") which shall provide (A) for immediate eligibility for participation of each U.S. Hourly Transitioned Employee who, as of the date immediately preceding the Closing Date, participates in any of the Hourly Savings Plans (each an "Hourly Savings Plan Participant") and (B) each such participant in any of the Hourly Savings Plans with an initial account balance equal to the amount transferred to Purchaser's Hourly Savings Plan in respect to each such Hourly Savings Plan participant's interest in any Hourly Savings Plan in accordance with the terms set forth in this Section 6.6.(h). On the Closing Date, Seller shall cause all Hourly Savings Plan Participants to become immediately and fully vested with respect to their Hourly Savings Plan accounts. Following the Closing Date, effective as of a date to be mutually agreed to by Purchaser and ITTI (the "Hourly Transfer Date"), provided, however, that prior to the transfer described in this sentence, ITTI shall have received an opinion of Purchaser's tax counsel satisfactory to ITTI confirming the tax qualified status of Purchaser's Hourly Savings Plan or a favorable determination letter from the IRS with respect to Purchaser's Hourly Savings Plan, ITTI shall cause the transfer by Hartford and the Northern Trust Company, the respective contract holder and trustee of the Hourly Savings Plans, to the trustee under the Purchaser's Hourly Savings Plan of cash in an amount representing the entire account balances of any Hourly Savings Plan participants having account balances as of the Hourly Transfer Date, determined as of the plan valuation date of each Hourly Savings Plan immediately preceding the date of account balance transfer. Purchaser's Hourly Savings Plan shall accept the transfer from the Hourly Savings Plans of any loans outstanding as of the Hourly Transfer Date and shall provide for the continued administration of such transferred loans for the remainder of their terms in accordance with the provisions thereof. In connection with either Section 6.6(h)(i) or Section 6.6(h)(ii), any assets of the Hourly Savings Plans presently invested in the common stock of ITTI, The Hartford Financial Group or Starwood Hotels, shall be liquidated and transferred as cash.

         (i) Hourly Pension Plans - United States. Section 6.6(j), "Transfer of Hourly Pension Plans - United States", shall be operative provided that, prior to the Closing, ITTI shall have advised Purchaser that the Pension Benefit Guaranty Corporation ("PBGC") shall have, in writing, approved or confirmed to ITTI that the PBGC had no objection to, the transfer of the Hourly Pension Plans as contemplated in Section 6.6(j). Purchaser agrees to cooperate with ITTI to provide any and all information requested by PBGC in connection with the PBGC's review of the proposed transfer of the Hourly Pension Plans, provided that Purchaser may in that connection require that the PBGC enter into any confidentiality agreement Purchaser may reasonably require with regard to the disclosure of Purchaser's confidential financial and other information to the PBGC. In the event ITTI shall determine, in its sole discretion, that approval of the transfer of the Hourly Pension Plans of the PBGC cannot be obtained without (i) the assumption of obligations to the PBGC by ITTI, in the form of guarantees to the PBGC or otherwise, and/or (ii) the contribution of additional trust assets to the Hourly Pension Plans in an amount satisfactory to the PBGC, and ITTI further determines, also in its sole discretion, not to assume such obligations or make such additional contributions, then Section 6.6(j) shall not be operative and in place thereof
Section 6.6(k), "Retention of Hourly Pension Plans - United States", shall be operative.

         (j) Transfer of Hourly Pension Plans - United States. (i) As of the Effective Benefits Time, Purchaser will assume all ITTI's obligations and succeed to all ITTI's rights under the Hourly Pension Plans with respect to any U.S. Hourly Business Employees and any U.S. Hourly Former Business Employees by adopting as of the Effective Benefits Time, the Hourly Pension Plans, and by establishing trusts therefor.

                  (ii) Participation in the Hourly Pension Plans, as adopted by Purchaser, by U.S. Hourly Business Employees shall not be deemed terminated nor shall their employment be deemed otherwise interrupted for purposes of the Hourly Pension Plans, as adopted by Purchaser, by reason of the transaction contemplated under this Agreement.

                  (iii) (A) The assets of the Hourly Pension Plans are presently held in trust in the Investment Master Trust of ITT Industries, Inc. (the "Industries Master Trust") and the assets of the Hourly Pension Plans are identified for accounting purposes in accounts in the Industries Master Trust (the "Plan Accounts"). Northern Trust Company ("Northern Trust") is presently trustee under said trust. From and after the Closing Date and until the transfer as hereinafter provided in Section 6.6(j)(iv) such assets shall continue to be held in the Plan Accounts, upon the terms hereinafter provided.

                           (B) ITTI will cause Northern Trust to value, in a
manner consistent with prior practice with respect to the Plan Accounts (based on the most recent valuation data available to and used by Northern Trust as of the Valuation Date, as hereinafter defined), the assets of the Hourly Pension Plans as of the last day of the month in which the Closing Date occurs ("Valuation Date") based on the value of the assets held by the Plan Accounts.

                           (C) As soon as practicable after the Valuation Date,
ITTI will cause Northern Trust to invest the following specified amount of the assets held in the Plan Accounts in cash or cash equivalents: an amount equal to the value of the Plan Accounts as of the Valuation Date as then estimated by Northern Trust ("Estimated Value"), such amount to be increased by interest for the period from the Valuation Date to the date the assets held in the Plan Accounts are invested in cash or cash equivalents, such interest to be equal to the interest earned for such period for a like amount invested in the Short Term Investment Fund of Northern Trust used for investment of short term investments held in the Industries Master Trust ("Northern STIF").

                           (D) As soon as practicable after Northern Trust has
determined the actual value as of the Valuation Date ("Actual Value"), ITTI will cause Northern Trust to invest the following specified amount of the assets held in the Plan Accounts in cash or cash equivalents: an amount equal to the excess, if any, of the Actual Value over the Estimated Value, such amount of excess to be increased by interest for the period from the Valuation Date to the date such specified amounts of assets held in the Plan Accounts are invested in cash or cash equivalents, such interest to be equal to the interest earned for such period for a like amount invested in the Northern STIF, less any adjustments by Northern Trust as of the date of transfer for usual and ordinary fees and expenses, including any charges for trustee fees, actuarial fees, PBGC premiums and benefit payments, with respect to the Hourly Pension Plans and the Plan Accounts. If the amount of the Actual Value is less than the Estimated Value, ITTI will cause Northern Trust to reduce assets held in the Plan Accounts by transferring assets held in the Plan Accounts to the commingled assets held in the Industries Master Trust in an amount equal to the difference between the Actual Value and the Estimated Value, such amount to be increased in accordance with the method of adjustment described in this
Section 6.6(j)(iii)(D).

                           (E) All such cash or cash equivalents held in the
Plan Accounts shall be invested in the Northern STIF pending the transfer provided in Section 6.6(j)(iv).

                  (iv) (A) Purchaser will establish trusts for the Hourly Pension Plans with such trustee as Purchaser may designate (the "Purchaser's Trust"). Purchaser shall take such action as shall be necessary to qualify the Hourly Pension Plans as adopted by Purchaser and to qualify Purchaser's Trusts under the Code and shall take such other actions in connection therewith as may be required by ERISA.

                           (B) As soon as practicable and upon receipt by ITTI
and Northern Trust of copies of an opinion of Purchaser's tax counsel satisfactory to ITTI and Northern Trust confirming the qualification of such Plans and Trusts, or favorable determination letters from the IRS with respect to the Hourly Pension Plans as adopted by Purchaser and Purchaser's Trusts, and upon satisfaction by Purchaser of the reasonable and customary requirements of Northern Trust, ITTI will, unless otherwise prohibited by applicable law, cause Northern Trust to transfer as cash all such assets then held in the Plan Accounts to Purchaser's Trusts, less any adjustments by Northern Trust as of the date of transfer for usual and ordinary fees and expenses, including any charges for trustees fees, actuarial fees, PBGC premiums and benefit payments, with respect to the Hourly Pension Plans and the Plan Accounts.

                  (v) ITTI agrees that, from the Closing Date until the transfer as provided in Section 6.6(j)(iv), the assets of the Hourly Pension Plans held in the Plan Accounts will be made available for benefits payments and other usual and ordinary fees and expenses, under such Plans and Plan Accounts, in accordance with the terms of such Plans and Plan Accounts.

                  (vi) Subsequent to the transfer of assets provided in Section 6.6(j)(iv), any payment of benefits to U.S. Hourly Transitioned Employees, deferred vested U.S. Hourly Former Business Employees, Disabled U.S. Hourly Former Business Employees and retired U.S. Hourly Former Business Employees and any payment of other usual and ordinary fees and expenses under the Hourly Pension Plans and the Plan Accounts shall be made by the Hourly Pension Plans as adopted by Purchaser and Purchaser's Trusts.

                  (k) Retention of Hourly Pension Plans - United States. (i) Purchaser shall not assume any of the liabilities and obligations of the Hourly Pension Plans and ITTI shall retain all such liabilities and obligations and related assets under the Hourly Pension Plans.

                  (ii) (A) Purchaser agrees that it will establish tax qualified defined benefit pension plans, effective as of the Effective Benefits Time, identical to the Hourly Pension Plans in all material respects other than the substitution of Purchaser as sponsoring employer ("Purchaser's Hourly Pension Plans").

                       (B) Purchaser's Hourly Pension Plans shall recognize all service rendered by U.S. Hourly Transitioned Employees prior to the Effective Benefits Time which is recognized under the terms of the Hourly Pension Plans for purposes of determining eligibility and vesting, including, without limitation, eligibility service for purposes of determining eligibility for plan membership, pre-retirement spousal benefits, early retirement benefits, disability retirement benefits and normal retirement benefits.

                          (C) Purchaser's Hourly Pension Plans shall also (x)
recognize as service for benefit accrual purposes all service rendered by U.S. Hourly Transitioned Employees prior to the Effective Benefits Time which is recognized as Credited Service (as defined in the Hourly Pension Plans, as in effect immediately prior to the Effective Benefits Time) under the terms of the Hourly Pension Plans and (y) provide for an offset in calculating benefits payable under Purchaser's Hourly Pension Plans of the normal retirement benefit payable as a single life annuity, if any, by the Hourly Pension Plans with respect to service recognized under the Hourly Pension Plans covering the same period of service but in no event shall the amount of such offset be greater than the amount of the benefit calculated under Purchaser's Hourly Pension Plan with respect to service prior to the Effective Benefits Time.

                  (iii) ITTI shall recognize, under the Hourly Pension Plans, service rendered by U.S. Hourly Transitioned Employees after the Effective Benefits Time for purposes of determining vesting and early retirement eligibility in accordance with Schedule 6.6(k)(iii).

                  (iv) ITTI and Purchaser agree to cooperate in mutually providing information to the other party hereto regarding participants in the Hourly Pension Plans and Purchaser's Hourly Pension Plans as necessary or appropriate for the calculation and determination of benefits under each such plan.

         (l) Salaried Benefits - United States. (i) Savings Plan. Purchaser agrees that it will establish or maintain, effective as of the Effective Benefits Time, a tax qualified 401(k) defined contribution plan ("Purchaser's Savings Plan") which shall provide (i) for immediate eligibility for participation of each U.S. Salaried Business Employee who, as of the date immediately preceding the Closing Date, participates in the ITT Industries Investment and Savings Plan for Salaried Employees (respectively "Savings Plan Participants" and "Salaried Savings Plan") and (ii) each such Savings Plan Participant with an initial account balance equal to the amount transferred to Purchaser's Savings Plan in respect of each such Savings Plan Participant's interest in the Salaried Savings Plan in accordance with the terms set forth in this Section 6.6(l)(i). On the Closing Date, ITTI shall cause all Salaried Savings Plan Participants to become immediately and fully vested with respect to their Salaried Savings Plan accounts. Following the Closing Date, effective as of a date to be mutually agreed to by Purchaser and ITTI ("Transfer Date"), provided, however, that prior to the transfer described in this sentence, ITTI shall have received an opinion of Purchaser's tax counsel satisfactory to ITTI confirming the tax qualified status of Purchaser's Savings Plan or a favorable determination letter from the IRS with respect to Purchaser's Savings Plan, ITTI shall cause the transfer by Banker's Trust Company ("Banker's Trust"), the trustee under the Salaried Savings Plan, to the trustee under Purchaser's Savings Plan of cash in an amount representing the entire vested account balances of any Savings Plan Participants having account balances as of the Transfer Date, determined as of the plan valuation date of the Salaried Savings Plan immediately preceding the date of account balance transfer. Purchaser's Savings Plan shall accept the transfer from the Salaried Savings Plan of any loans outstanding as of the Transfer Date and shall provide for the continued administration of such transferred loans for the remainder of their terms in accordance with the provisions thereof.

         (ii)     Salaried Retirement Plan - United States.

                           (A) Purchaser shall not assume any of the liabilities
and obligations of the ITT Industries Salaried Retirement Plan ("Salaried Retirement Plan") and ITTI shall retain all such liabilities and obligations and related assets under the Salaried Retirement Plan.

                           (B) Purchaser agrees that it will establish a tax
qualified defined benefit pension plan, effective as of the Effective Benefits Time, substantially comparable to the Salaried Retirement Plan in all material respects other than the substitution of Purchaser as sponsoring employer ("Purchaser's Salaried Pension Plan").

                           (C) Purchaser's Salaried Pension Plan shall recognize
all service rendered by U.S. Salaried Transitioned Employees prior to the Effective Benefits Time which is recognized under the terms of the Salaried Retirement Plan for purposes of determining eligibility and vesting, including, without limitation, eligibility service for purposes of determining eligibility for plan membership, pre-retirement spousal benefits, early retirement benefits and normal retirement benefits.

                           (D) Purchaser's Salaried Pension Plan shall also (x)
recognize as service for benefit accrual purposes all service rendered by U.S. Salaried Transitioned Employees prior to the Effective Benefits Time which is recognized as Benefit Service (as defined in the Salaried Retirement Plan, as in effect immediately prior to the Effective Benefits Time) under the terms of the Salaried Retirement Plan and (y) provide for an offset in calculating benefits payable under Purchaser's Salaried Pension Plan of the normal retirement benefit payable as a single life annuity, if any, by the Salaried Retirement Plan with respect to service recognized under the Salaried Retirement Plan covering the same period of service, but in no event shall the amount of such offset be greater than the amount of the benefit calculated under Purchaser's Salaried Pension Plan with respect to service prior to the Effective Benefits Time.

                           (E) ITTI shall recognize, under the Salaried
Retirement Plan, service rendered by U.S. Salaried Transitioned Employees after the Effective Benefits Time for purposes of determining vesting and early retirement eligibility in accordance with Schedule 6.6(l)(ii)(E).

                           (F) ITTI and Purchaser agree to cooperate in mutually
providing information to the other party hereto regarding participants in the Salaried Retirement Plan and Purchaser's Salaried Pension Plan as necessary or appropriate for the calculation and determination of benefits under each such plan.

         (iii) Salaried Post-Retirement Health and Life Insurance Benefits - United States. (A) Except as provided in subsection (i) of Section 6.6(l)(iii)(B), Purchaser shall assume all the liabilities and obligations relating to the ITTI's post-retirement health and life insurance coverage for all U.S. Salaried Transitioned Employees. ITTI shall cause accruals with respect to all U.S. Salaried Transitioned Employees, other than U.S. Salaried Business Employees eligible for such coverage on the Closing Date, to be reflected on the Closing Balance Sheet in amount equal to the accumulated post-retirement benefit obligation therefore as of the Closing Date determined in accordance with the assumptions used by ITTI as disclosed in its most recent financial statements.

                           (B) Purchaser shall not assume any liabilities and
obligations relating to the ITTI's post-retirement health and life insurance coverage for (i) subject to the provisions of Section 6.6(l)(iii)(D), U.S. Salaried Business Employees eligible for such coverage as of the Closing Date or (ii) U.S. Salaried Former Business Employees eligible for such coverage as of the Closing Date; and ITTI shall retain all such liabilities and obligations referred to in this Section 6.6(l)(iii)(B).

                           (C) ITTI shall retain all funded assets held in
tax-qualified arrangements under ITTI's post-retirement health and life insurance coverage related to the U.S. Salaried Business Employees and the U.S. Salaried Former Business Employees.

                           (D) With respect to any U.S. Salaried Business
Employee who is otherwise eligible for ITTI's post-retirement health coverage as of the date immediately preceding the Closing Date and who becomes a U.S. Salaried Transitioned Employee, ITTI shall amend the terms and conditions of such coverage to provide that such U.S. Salaried Transitioned Employee may not commence receipt of ITTI's post-retirement health benefits prior to the earlier of (i) the date such U.S. Salaried Transitioned Employee terminates employment with Purchaser or (ii) the date such U.S. Salaried Transitioned Employee is no longer eligible for health coverage under Purchaser's U.S. Welfare Benefits Program; provided, however, that such amendment by ITTI shall not otherwise modify the eligibility status of any U.S. Salaried Transitioned Employee with respect to post-retirement health coverage, which coverage shall be on the same terms and conditions as apply from time to time to similarly situated retirees of ITTI.


         (iv)     Excess and Supplemental Pension Plans - United States.

                           (A) Purchaser shall not assume any of the liabilities
and obligations of the non-qualified excess and supplemental pension plans maintained by ITTI with respect to U.S. Salaried Business Employees and U.S. Salaried Former Business Employees (together the "Excess Pension Plan") and ITTI shall retain all such liabilities and obligations and related assets under the Excess Pension Plan.

                           (B) Purchaser agrees that it will establish
non-qualified excess and supplemental pension plans, effective as of the Effective Benefits Time, identical to the Excess Pension Plans in all material respects other than the substitution of Purchaser as sponsoring employer (together the "Purchaser's Excess Pension Plan").

                           (C) Purchaser's Excess Pension Plan shall recognize
all service rendered by U.S. Salaried Transitioned Employees prior to the Effective Benefits Time which is recognized under the terms of the Excess Pension Plan for purposes of determining eligibility and vesting, including, without limitation, eligibility service for purposes of determining eligibility for plan membership, pre-retirement spousal benefits, early retirement benefits and normal retirement benefits.

                           (D) Purchaser's Excess Pension Plan shall also (x)
recognize as service for benefit accrual purposes all service rendered by U.S. Salaried Transitioned Employees prior to the Effective Benefits Time which is recognized as Benefit Service (as defined in the Excess Pension Plan, as in effect immediately prior to the Effective Benefits Time) under the terms of the Excess Pension Plans and (y) provide for and offset in calculating benefits payable under Purchaser's Excess Pension Plan of the normal retirement benefit payable as a single life annuity, if any, by the Excess Pension Plan with respect to service recognized under the Excess Pension Plan covering the same period of service, but in no event shall the amount of such offset be greater than the amount of the benefit calculated under Purchaser's Excess Pension Plan with respect to service prior to the Effective Benefits Time.

                           (E) ITTI shall recognize, under the Excess Pension
Plan, service rendered by U.S. Salaried Transitioned Employees after the Effective Benefits Time for purposes of determining vesting and early retirement eligibility in accordance with Schedule 6.6(l)(iv)(E).

                           (F) ITTI and Purchaser agree to cooperate in mutually
providing information to the other party hereto regarding participants in the Excess Pension Plan and Purchaser's Excess Pension Plan as necessary or appropriate for the calculation and determination of benefits under each such plan.

                  (v) Excess Savings Plan - United States. With respect to the United States, Purchaser shall adopt a non-qualified excess savings plan with terms similar in all material respects to ITTI's non-qualified excess savings plan and shall be responsible for all liabilities with respect to U.S. Salaried Transitioned Employees accrued under such plan after the Closing Date. Purchaser shall assume all liabilities and obligations relating to excess savings plan benefits of participating U.S. Salaried Transitioned Employees attributable to service through the Closing Date and ITTI shall cause accruals to be reflected on the Closing Balance Sheet in an amount equal to the excess savings plan balances of such U.S. Salaried Transitioned Employees. ITTI shall be responsible for any excess savings plan benefits with respect to U.S. Salaried Former Business Employees attributable to service through the Closing Date.

                  (vi) Deferred Compensation - United States. With respect to the United States, ITTI shall retain and satisfy all liabilities and obligations with respect to deferred compensation for U.S. Business Employees and U.S. Former Business Employees, with respect to deferrals through the Closing Date, under ITTI's deferred compensation plan.

         (m) Cessation of Participation. Except as specifically provided herein, all Transitioned Employees will cease participation in all benefit plans and programs of ITTI as of the Closing Date.

         (n) WARN Act. With respect to the United States, the parties hereto agree that for purposes of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), the date immediately following the Closing Date shall be the "Effective Date" as such term is used in the WARN Act. For the period prior to the Effective Benefits Time, ITTI shall be responsible for any notification (or pay in lieu of notice) required under the WARN Act to the extent applicable in connection with the transactions contemplated herein and shall indemnify Purchaser and hold Purchaser harmless from and against all fines and other payments which may become due under the WARN Act in connection with said transactions. Purchaser acknowledges and represents that it has not present intent to engage in a "mass layoff" or "plant closing" with respect to the U.S. Business as defined in the WARN Act. Purchaser agrees that from and after the Effective Benefits Time it shall be responsible for any notification (or pay in lieu of notice) required under the WARN Act with respect to the U.S. Business and shall indemnify ITTI and hold ITTI harmless from and against all fines and other payments which may become due under the WARN Act with respect to the U.S. Business.

         (o) Employment - EC Business Employees. With respect to the EC Countries, the transfer of employment of the EC Business Employees (other than any EC Business Employees employed by one of the Brake Companies) will be effected in accordance with the applicable law of the EC Country in which EC Business Employee is located and governed by the Transfer Provisions and accordingly the contract of employment of each EC Business

Employee, other than any Refusing Employees, shall be assumed by Purchaser with effect from the Effective Benefits Time which shall be the "time of transfer" under the Transfer Provisions.

         (p) UK Pension Arrangement. The provisions of Schedule 6.6(p) shall have effect in respect of pensions for employees of the UK Brake Company.

         (q) Beneficiaries and Dependents. Any reference in this Section 6.6 to employees and former employees of the Brake Companies or of any Asset Seller with respect to the Business shall include, as appropriate or as required by the context, any beneficiaries or dependents of such employees and former employees receiving or who may in the future become entitled to receive any benefits by virtue of such employees' or former employees' employment or former employment with the Brake Companies or any Asset Seller, including, without limitation, any such beneficiaries or dependents who are survivors of any former employee who is deceased as of the date immediately preceding the Closing Date.

         (r) No Third Party Rights. No provision of this Section 6.6 shall create nor is intended to create nor shall be construed to confer:

                  (i) any third party beneficiary rights in any employee or former employee, or any beneficiary or dependent thereof, of the Brake Companies or any Asset Seller or Purchaser in respect of continued employment or resumed employment or in respect of any benefits that my be provided, directly or indirectly, under any employee benefit plans, program, policy, practices or arrangement of the ITTI or Purchaser whether prior to, on, or after the Closing Date; or

            (ii) any rights, remedies, obligation or liabilities, legal or equitable, on any person, firm, corporation, organization or other entity other than ITTI or Purchaser (or their respective successors and assigns).

      (s) Cooperation. ITTI and Purchaser agree to cooperate fully with respect to the actions necessary to effect the transactions contemplated in this Section
6.6 including, without limitation, the provision of records and information as each may reasonably request from the other.

      (t) Indemnification.

            (i) Purchaser shall hold harmless, indemnify and defend the ITTI Indemnified Parties from and against any and all costs, expenses, claims, damages, lawsuits, reasonable attorney's and accountants' fees and costs, losses, deficiencies, assessments, administrative orders, fines, penalties, actions, proceedings, judgments, liabilities and obligations of any kind or description (a "Benefits and Employment Relationship Claim") asserted against, incurred or required to be paid by any ITTI Indemnified Party (regardless of when asserted or by whom), associated with or arising under any employment relationship, any employment contract or any employee benefit plan, policy, program or arrangement established, adopted or made, or caused to be established, adopted or made, applicable to the Transitioned Employees or Former Business Employees by Purchaser effective at or after the Effective Benefits Time or liability expressly assumed by Purchaser pursuant to the terms and conditions set forth in this Section 6.6 of this Agreement or by virtue of the Entity Purchase.

            (ii) ITTI shall hold harmless, indemnify and defend the Purchaser Indemnified Parties from and against any and all Benefit and Employment Relationship

Claims, asserted against, incurred or required to be paid by Purchaser (regardless of when asserted or by whom), associated with or arising under any employment relationship, any employment contract or any employee benefit plan, policy, program or arrangement maintained by ITTI unless (A) expressly assumed by Purchaser pursuant to this Agreement or (B) Purchaser shall become responsible therefor by virtue of the Entity Purchase.

      (u) Employee Benefit Arrangement - Belgium.

             (i) With respect to Belgium, this Section 6.6(u) governs the agreements of the parties regarding Employee Benefits Arrangements (the "Belgium Employee Benefit Arrangements") with respect to any Business Employees ("Belgium Business Employees") employed and Former Business Employees ("Belgium Former Business Employees") formerly employed by Teves in Belgium. ("Belgium Transitioned Employees" shall mean Transitioned Employees who were Belgium Business Employees). Purchaser shall, or shall cause the designated Asset Purchasers to, commencing effective as of the Effective Benefits Time, provide employee benefits under plans, programs, and arrangements which, in the aggregate, will provide benefits to the Belgium Transitioned Employees and Belgium Former Business Employees substantially equivalent in the aggregate to those provided to the Belgium Business Employees and Belgium Former Business Employees on the Closing Date.

            (ii) With respect to Belgium, ITTI and Purchaser shall negotiate and conclude arrangements, after the date of this Agreement but prior to the Closing Date, regarding the transfer of the Belgium Employee Benefit Arrangements, which arrangements shall in all respects provide for and accomplish the same transfer of the Belgium Employee Benefit Arrangements as would have resulted had the transfer of the Business with respect to Belgium been accomplished through a sale of stock or partnership interest, with the consequence that both ITTI and Purchaser shall have the same respective benefits and obligations with respect to the Belgium Employee Benefit Arrangements as would have resulted from such a sale of stock or partnership interest.

      6.7   Pro Forma Transactions; Intercompany Transactions.

            (a) Pro Forma Transactions. Notwithstanding anything to the contrary contained in this Article VI or any other provision of this Agreement, ITTI shall cause the transactions described in Schedule 6.7(a) (the "Pro Forma Transactions") to be consummated at or prior to the Closing. Purchaser agrees that no action comprising any portion of the Pro Forma Transactions, nor any action reasonably taken in connection therewith, shall constitute a breach of any of Section 4.6, 4.12, 4.13 or 6.1 unless such action is undertaken in a manner (e.g., in violation of any applicable law) which would otherwise violate such representation, warranty or covenant.

            (b) Intercompany Accounts. (i) Subject to paragraph (ii) below, effective on or prior to the Closing Date,ITTI will, and will cause its Subsidiaries to, use their reasonable best efforts to cause all intercompany payables (other than trade payables) of any Brake Company, on the one hand, to ITTI or any Subsidiaries of ITTI which are not Asset Sellers in respect of the Business, on the other hand, to be capitalized.

            (ii) Prior to the Closing, ITT Industries Europe N.V. will assign to Teves its rights and obligations with respect to the repayment by ITT Automotive do Brasil, Ltda of a loan in the principal amount of $21 million to ITT Industries Europe N.V., a copy of which is attached hereto as Schedule 6.7(b)(ii).

            (c) On or prior to the Closing, the General Relations Agreements and all understandings, commitments or agreements relating to the use of the "ITT" name, trademark or service mark between ITTI and any Subsidiaries of ITTI which are not Brake Companies or Asset Sellers in respect of the Business, on the one hand, and the Brake Companies, Joint Ventures or Asset Sellers in respect of the Business, on the other hand, shall be terminated.

      6.8   German Reorganization.

            Notwithstanding anything to the contrary contained in this Article VI or any other provision of this Agreement, ITTI shall cause the transactions described in Step 6 of Schedule 6.8 to be consummated at or prior to the Closing and shall use its best efforts to cause the remaining transactions described in
Schedule 6.8 (such transactions, including Step 6, collectively referred to herein as the "German Reorganization") to be consummated at or prior to the Closing, except as otherwise set forth on Schedule 6.8. Purchaser agrees that no action comprising any portion of the German Reorganization, nor any action reasonably taken in connection therewith, shall constitute a breach of any of
Section 4.1 or 4.3 (other than the first sentence thereof), with respect to the Sellers and the Brake Companies involved in the German Reorganization, or Sections 4.6, 4.12, 4.13 or 6.1 unless such action is undertaken in a manner (e.g., in violation of any applicable law) which would otherwise violate such representation, warranty or covenant. ITTI shall and shall cause its Subsidiaries (a) to consummate the actions described in Steps 6 and 8 of
Schedule 6.8 in the sequence stated in Schedule 6.8 and (b) to consummate the German Reorganization as expeditiously as possible following the date of this Agreement. Neither ITTI nor any of its Subsidiaries shall complete or cause to be completed any binding action which is necessary to consummate Step 8 of
Schedule 6.8 until Step 6 of Schedule 6.8 has been completed for all legal purposes.

      6.9   U.S. Real Property Matters.

            (a) At the Closing, ITTI shall deliver to Purchaser a current Standard Coverage Policy (1992) (e.g., ALTA) with coverage issued by a title company reasonably acceptable to Purchaser (the "Title Company") in an amount equal to the net book value as reflected in the Financial Statements as at December 31, 1997 of the Real Property located in the United States to be transferred hereunder, showing good and marketable fee simple title in such Real Property vested in Purchaser and/or the respective Designated Asset Purchasers, subject only to Permitted Liens and the standard printed exceptions and conditions in the policy of title insurance ("Title Policy") and dated as of, or updated to, the Closing Date. All premiums for the Title Policy will be paid by ITTI. Except as specifically provided in this Agreement, ITTI makes no express or implied warranties regarding the condition of title to the Real Property, and Purchaser shall rely solely on the Title Policy for protection against any title defects.

            (b) (i) ITTI agrees to use its reasonable best efforts to cause title to the Real Property located in the United States to be promptly examined by the Title Company, and to cause the Title Company to furnish directly to Purchaser a copy of the preliminary report of title, and any updates thereof, together with readable copies of all documents referred to therein. ITTI further agrees to order the survey and to cause the surveyor to furnish a copy thereof directly to Purchaser.

                  (ii) Within 20 days of receipt of such preliminary report of title, including copies of all underlying documents referenced therein, and each such update thereof (except updates received within 20 days of the Closing
Date), Purchaser shall notify ITTI of any exceptions to title shown on such report or update which do not constitute Permitted

Liens. With respect to updates issued within 20 days of the Closing Date, Purchaser shall promptly bring to ITTI's attention any exceptions to title shown thereon which do not constitute Permitted Liens. ITTI shall use its best efforts to remove any such defect (including the removal of any such defect which may be eliminated by the payment of money) on or prior to the Closing Date. If such defect cannot be removed by such best efforts, ITTI shall give Purchaser written notice to such effect, and ITTI shall in the first instance use its best efforts to enter into a Contract Transition Arrangement with respect to such property, and in the absence of any such arrangement, ITTI and Purchaser shall negotiate in good faith a reduction to the Purchase Price in respect of such property, provided, however, that Purchaser shall have the option, to be exercised within 15 days after receipt of notice of ITTI's inability (after using such best efforts) to convey title, to accept as herein provided such title as ITTI may convey without any such Contract Transition Arrangement or abatement of the Purchase Price hereunder.

            (c) As to the Real Property located in the United States, Purchaser shall have received a currently dated as-built ALTA survey of the Real Property, prepared and certified to Purchaser and the Title Company by a certified or registered surveyor approved by Purchaser. Such survey shall: (i) be in form and substance reasonably satisfactory to Purchaser and the Title Company; (ii) show all improvements, the location of all easements, rights of way, sewer and water lines, building lines and encroachments, the location of all required building set-back lines and other customary dimensional regulations; and (iii) also show the location of all abutting or adjoining streets, alleys, curbs and the like.

      6.10  Non-Competition.

            (a) Whenever used in this Section 6.10, the term "Competition" means
(i) the design, engineering or manufacture for sale to, or the sale or distribution to, original equipment automobile manufacturers of products or services of the kind designed, engineered, manufactured, sold or distributed by the Business (including any Brake Company or any Asset Seller in respect of the Business) to such manufacturers as of the Closing Date and such other products or services as are complementary thereto and/or would reasonably be expected to be developed as line extensions and (ii) the sale or distribution in the automotive aftermarket of products of the kind sold or distributed by the Business (including any Brake Company or any Asset Seller in respect of the Business) in the automotive aftermarket as of the Closing Date. Such products or services are herein collectively referred to as "Products".

            (b) Neither ITTI nor any of its Subsidiaries shall, for a period of five years after the Closing Date, directly or indirectly, engage in any Competition anywhere in the world. Notwithstanding the foregoing, however, ITTI and its Subsidiaries may, without violating this covenant:

                  (i) continue to design, engineer, manufacture, sell or distribute any product or service of the kind currently being designed, engineered, manufactured, sold or distributed by the Excluded Businesses and such other products or services as are complementary thereto and/or would reasonably be expected to be developed as line extensions;

                  (ii) own as a passive investment not in excess of 5% of the outstanding capital stock of a corporation which engages in Competition, if such capital stock is a security actively traded on an established national securities exchange; and

                  (iii) acquire any company or business (an "Acquired Business") whose operations would contravene this Section 6.10(b) (the "Competing Operations"), provided that (A) the Competing Operations represent less than 15% of the total annual sales of such Acquired Business and (B) ITTI or its Subsidiary divests such Competing Operations (at least to the extent necessary) so that they represent less than, together with the Competing Operations of any other Acquired Business, $50 million in total annual sales within one year after the acquisition of such Acquired Business.

      6.11  Non-Solicitation; Confidentiality.

            ITTI shall not, and shall cause each of its Subsidiaries not to, (i) for a period of two years after the Closing solicit or recruit any employees of the Business other than under the circumstances upon which Purchaser would be permitted to solicit or recruit employees of ITTI or its Subsidiaries under
Section 7 of the Confidentiality Agreement (it being understood that certain employees of the Business are parties to letter agreements with ITTI which give such employees the right to elect to become employees of ITTI within an agreed period of time following the Closing) or (ii) disclose or furnish to anyone any confidential information relating to the Business; provided, however, that information of the type which would be excluded from the definition of "Information" in accordance with Section 4 of the Confidentiality Agreement shall not be deemed to be confidential information for purposes of this Section
6.11 and, in any event, such confidential information otherwise may be disclosed under the same terms and conditions upon which Purchaser would be permitted to disclose similar information in accordance with the Confidentiality Agreement. Purchaser shall not, and shall cause each of its Subsidiaries not to, for a period of two years after the Closing solicit or recruit any employees of ITTI or any of its Subsidiaries other than under the circumstances upon which Purchaser would be permitted to solicit or recruit employees of ITTI or its Subsidiaries under Section 7 of the Confidentiality Agreement.

      6.12 Jointly Developed Intellectual Property. It is understood that with respect to Intellectual Property based on trade secrets, know-how, inventions, discoveries, works of authorship, designs or writings made jointly by an employee or employees of the Business and an employee or employees of another business owned by ITTI, ITTI has determined, in the ordinary course of business, whether or not such Intellectual Property relates primarily to the Business or to another business owned by ITTI. Schedule 4.10(a) includes all such jointly developed Intellectual Property relating primarily to the Business. It is agreed that such determinations are final and binding on the Brake Companies and the Designated Purchasers and that Purchaser, the Brake Companies and the Designated Purchasers shall have no rights to any other jointly developed Intellectual Property.

      6.13  Use of the ITT Name and Marks.

            (a) Subject to the provisions of, and except as provided in, the ITT Name and Mark Transition Agreement, Purchaser shall cease and shall cause the Designated Purchasers, each Brake Company and the Taiwan Joint Venture to cease all use of the designation "ITT" in any fashion or combination, as well as eliminate the use of any other designation indicating affiliation with ITTI or ITT Corporation or any of their respective Subsidiaries, as soon as practicable after the Closing Date, but not more than 90 days after the Closing Date; provided, however, that with respect to stationery, checks, contracts, purchase orders, agreements and other business forms and writings which could result after the Closing Date in a legal commitment of ITTI or ITT Corporation or any of their Subsidiaries, Purchaser shall or shall cause the Designated Purchasers, each Brake Company and the Taiwan Joint Venture to cease immediately after the Closing Date any use of the designation "ITT" as well as of any other designation indicating affiliation after the Closing Date with ITTI or ITT Corporation or any of their respective Subsidiaries, except to the extent that applicable law requires such person to continue such use until such name change is effected, in which case until such time, but in no event later than one year following the Closing Date. Within 20 business days after the Closing Date, Purchaser shall notify or shall cause the Designated Purchasers to notify, in writing, all customers, suppliers and financial institutions having current business relationships with the Brake Companies that the Brake Companies have been acquired from the Sellers by the Designated Purchasers.

            (b) Subject to the provisions of, and except as provided in, the ITT Name and Mark Transition Agreement and as soon as reasonably practicable, but in any event not later than 90 days after the Closing Date, Purchaser shall cause each Brake Company and the Taiwan Joint Venture to change its name to a new name not including ITT and thereafter shall not use and shall cause each Brake Company and the Taiwan Joint Venture not to use or include ITT as or in their corporate, popular or trade names.

            (c) Subject to the provisions of, and except as provided in, the ITT Name and Mark Transition Agreement, as of the Closing Date Purchaser shall cease and shall cause each Designated Purchaser, each Brake Company and the Taiwan Joint Venture to cease advertising, marketing, selling any products, offering any services or otherwise using any trademark, service mark or other indication of origin including ITT or any mark or indication of origin confusingly similar thereto.

      6.14  Tax Matters.

            (a) Tax Returns. ITTI shall prepare and file (or cause to be prepared and filed) all Tax Returns of the Brake Companies with respect to any Pre-Closing Period and the Asset Sellers shall prepare and file (or cause to be prepared and filed) all Tax Returns that relate to the Purchased Assets with respect to any Pre-Closing Period and each shall timely pay, or cause to be paid, all Taxes due with respect to such Tax Returns. Purchaser shall be responsible for the preparation and filing of all Tax Returns of the Brake Companies with respect to any taxable year which begins after the Closing Date and shall timely pay all Taxes due with respect to such Tax Returns. Purchaser shall prepare and file (or cause to be prepared and filed) all Tax Returns of the Brake Companies with respect to any Straddle Period, including Tax Returns relating to the sale by Teves of the Belgian Assets (the "Belgian Assets Sale"), which returns shall be prepared in a manner consistent with prior practice unless contrary to Tax law, and shall timely pay, or cause to be paid, all Taxes due with respect to such Tax Returns, including all Taxes whether paid in installments or otherwise, due with respect to the Belgian Assets Sale, it being understood that all such Taxes are for the account of ITTI. Except where not possible in the case of Tax Returns relating to the Belgian Assets Sale, Purchaser shall, no later than 30 days prior to the due date for the filing of such Straddle Period Tax Returns (including extensions for filing), provide ITTI with copies of such Tax Returns for ITTI's review, consent and approval. ITTI shall provide Purchaser with all necessary information, including but not limited to calculations of Taxes due, in connection with the Belgian Assets Sale in a manner such that Purchaser may timely file all Tax Returns relating to the Belgian Assets Sale. No later than 2 Business Days before the filing of each Straddle Period Tax Return, ITTI shall pay to Purchaser, in accordance with

Section 9.4, any amounts owed by ITTI pursuant to Section 9.4 with respect to Taxes covered by such Straddle Period Tax Returns including, but not limited to all Taxes, whether paid in installments or otherwise, due with respect to the Belgian Assets sale. Neither ITTI nor any of its Subsidiaries or Affiliates shall be responsible for any Taxes of the Brake Companies other than as provided in this Agreement.

            (b) Refunds. Any Tax refunds (including any reduction of Taxes) that are received by Purchaser or any Brake Company, and any amounts credited against Tax to which Purchaser or any Brake Company become entitled, that relate to a Pre-Closing Period shall be for the account of ITTI, and Purchaser shall pay to ITTI any such refund or the amount of any such credit (including any interest paid or credited with respect thereto) within five Business Days after receipt or entitlement thereto. Any such refunds or credits of Taxes of any of the Brake Companies for any Straddle Period shall be apportioned between ITTI and Purchaser in the same manner as the liability for such Taxes is apportioned pursuant to Section 9.4. Purchaser shall, if ITTI so requests and at ITTI's sole expense, cause the relevant Brake Company to file for any refund or credit to which ITTI believes it is entitled pursuant to this Section 6.14.

            (c) Carrybacks. Purchaser and each Brake Company shall make an election under Section 172(b)(3) of the Code to relinquish the entire carryback period with respect to any net operating loss attributable to such Brake Company for U.S. tax purposes for any taxable period beginning after the Closing Date that could be carried back to a Pre-Closing Period. Neither ITTI nor any member of any affiliated group of which ITTI is a member shall be required to pay to Purchaser or any Brake Company any U.S. refund or credit of U.S. Taxes that results from the carryback to any Pre-Closing Period of any net operating loss, capital loss, or Tax credit attributable to any Brake Company for any taxable period beginning after the Closing Date.

            (d) Cooperation. (i) Notwithstanding provisions to the contrary in
Section 6.5, ITTI shall retain in its possession, and shall provide Purchaser reasonable access to (including the right to make copies of) all Tax Returns, Tax records, supporting books and any other materials relating to the Purchased Assets that might be relevant to Tax matters relating to any taxable period ending on or prior to the Closing Date until the relevant statute of limitations, after giving effect to any valid extension thereof, has expired. After such time, ITTI may dispose of such materials, provided that prior to such disposition ITTI shall give Purchaser a reasonable opportunity to take possession of such materials. Purchaser shall retain in its possession, and shall provide ITTI reasonable access to (including the right to make copies of) such supporting books and records and any other materials relating to the Transferred Subsidiaries or the Joint Venture Interests that ITTI may specify with respect to Tax matters relating to any taxable period ending on or prior to the Closing Date until the relevant statute of limitations, after giving effect to any valid extensions thereof, has expired. After such time, Purchaser may dispose of such material, provided that prior to such disposition Purchaser shall give ITTI a reasonable opportunity to take possession of such materials.

              (ii) Purchaser and ITTI agree to furnish or cause to be furnished to each other, as promptly as practicable, such information (including access to books and records) and assistance, including making employees which have been employed in the Business prior to Closing available on a mutually convenient basis to provide additional information and explanations to one another of any material provided, relating to the Purchased Assets or the

Transferred Subsidiaries or the Joint Venture Interests as is reasonably necessary for the filing of any Tax Return, amended Tax Returns or claim for refund, for the determination of a liability for Taxes or a right to a refund of Taxes, for the representation to or provision of information to parties subsequently desiring to purchase all or a part of all or any one of the Brake Companies, Joint Ventures or Purchased Assets from Purchaser, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes or any appraisal of the Purchased Assets. The party requesting such information and assistance shall reimburse the other party for all reasonable costs, including out of pocket costs and the labor costs of the time spent by its employees in responding to such requests.

             (iii) Purchaser agrees to make available to ITTI all relevant employees of the Business who have been employed in the Business prior to Closing and facilities upon reasonable request and as reasonably required for purposes of accommodating tax auditors and defending amounts and positions taken on the Tax Returns with respect to a Pre-Closing Period, including but not limited to the defense of ITTI's R&D credit claims, with respect to which ITTI may require that such employees be available for questioning by ITTI's consultants and/or any IRS auditors or engineers and to provide tours of the manufacturing and research facilities of the Business; provided, however, that such assistance shall not materially adversely affect the employee's performance of his or her duties and responsibilities, which determination shall be made by the Purchaser in good faith. Relevant employees for purposes of the R&D credit claims may include, but are not limited to, engineers, product developers, production managers, quality control personnel, R&D management and staff, software developers, financial personnel and human resources personnel. ITTI shall reimburse Purchaser for all reasonable costs, including out of pocket costs and the labor costs of the time spent by employees and the cost of facilities provided at ITTI's request.

              (iv) The parties agree that any notice received by Purchaser from any taxing authorities or jurisdictions which relates to a Pre-Closing Period or which relate to a Straddle Period will be forwarded to ITTI within ten calendar days of receipt as described in Section 6.14(g); and any notice received from any taxing authorities or jurisdictions by ITTI which relates to a taxable period beginning after the Closing Date or to a Straddle Period will be forwarded to Purchaser in accordance with Section 6.14(g) within ten calendar days of receipt.

            (e) Certain Taxes. All sales, use, value added, transfer, intangible, excise, recording, documentary, stamp, and other similar Taxes or fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement shall be paid by Purchaser or the Designated Purchasers when due. Purchaser and ITTI shall cooperate in minimizing the amount of such Taxes. Notwithstanding anything in this Section 6.14(e) to the contrary, Purchaser shall not be responsible for any Taxes or fees (including penalties and interest) incurred in connection with the consummation of the Pro Forma Transactions or the German Reorganization.

            (f) Cooperation, Employment Taxes. ITTI will cooperate with Purchaser to file all documents necessary and appropriate to secure the benefits of Section 3121(a)(1) of the Code and Section 31.3121(a)(1) - 1(b) of the Treasury Regulations promulgated thereunder, with the result that Purchaser will be treated as a "successor employer" for purposes of the Federal Insurance Contributions Act provisions in Chapter 21 of the Code.

ITTI and Purchaser agree that, after the Closing hereunder, pursuant to the "Alternative Procedure" provided in Section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, with respect to filing and furnishing Internal Revenue Service Forms W-2, W-3 and 941, (i) ITTI shall be relieved from furnishing Forms W-2 to all Transferred Employees; and (ii) Purchaser shall assume ITTI's obligations to furnish such forms by such Transitioned Employees for the calendar year which includes the Closing Date.

            (g) Tax Notices. Any written notice, schedules, tax returns, forms, documents, or other written communications required or to be given to ITTI or Purchaser pursuant to this Section 6.14 shall be given:

If to ITTI:             Vice President & Director of Taxes
                        ITT Industries, Inc.
                        4 West Red Oak Lane
                        White Plains, NY  10604

If to Purchaser:        Tax Department
                        Continental Aktiengesellschaft
                        Vahrenwalder Strasse 9
                        30165 Hannover
                        Germany

      6.15  Intellectual Property License Agreement.

            (a) Effective as of the Closing Date, ITTI, on behalf of itself and its Subsidiaries, hereby grants to the Brake Companies and, with respect to the use of the Purchased Assets, to the Designated Asset Purchasers, an irrevocable, worldwide perpetual, paid-up, royalty-free, nonexclusive license, with the right to sublicense Purchaser, its Subsidiaries and Joint Ventures, to manufacture, use and sell (i) products and to provide services which are made, used, sold, offered for sale or under development by the Business as of the Closing Date and
(ii) products of the type which are made, used, sold, offered for sale or under development by the Business as of the Closing Date under any patents, patent applications, copyright registrations or applications and mask work registrations or applications (except any patents, patent applications, copyright registrations or applications or mask work registrations or applications which are conveyed to Purchaser or the Designated Purchasers pursuant to this Agreement), owned by or licensed to (with the right to sublicense) as of the Closing Date by ITTI or any of its Subsidiaries, subject to any rights previously granted to third parties and with respect to any sublicenses granted herein, subject to the terms and conditions of the license agreement granting ITTI or its Subsidiaries such sublicensing rights.

            (b) Effective as of the Closing Date, Purchaser, on behalf of itself, the Brake Companies and the Designated Asset Purchasers, hereby grants to ITTI and its Subsidiaries, and their successors and/or assigns of substantially all of the assets of any of the Sellers' businesses (excluding the Business), a worldwide, perpetual, paid-up, royalty-free, nonexclusive license, with the right to sublicense their Subsidiaries, to manufacture, use and sell
(i) products and to provide services which are made, used, sold, offered for sale or under development by ITTI or its Subsidiaries (excluding the Business) as of the Closing Date and (ii) products of the type which are made, used, sold, offered for sale or under development by ITTI or its Subsidiaries (excluding the Business) as of the Closing Date under any patents, patent applications, copyright registrations or applications or mask work registrations or applications which are conveyed to Purchaser or the Designated Purchasers pursuant to this Agreement, subject to any rights previously granted to third parties.

            (c) Effective as of the Closing Date, ITTI, on behalf of itself and its Subsidiaries, hereby grants to the Brake Companies and, with respect to the use of the

Purchased Assets, to the Designated Asset Purchasers, an irrevocable, worldwide, perpetual, paid-up, royalty-free, nonexclusive license, with the right to sublicense Purchaser, its Subsidiaries and Joint Ventures, to manufacture, use and sell (i) products and to provide services which are made, used, sold, offered for sale or under development by the Business as of the Closing Date and
(ii) products of the type which are made, used, sold, offered for sale or under development by the Business as of the Closing Date using any software, inventions, trade secrets, know-how or copyrights owned by or licensed to (with the right to sublicense) as of the Closing Date by Seller or any of its Subsidiaries and which were originally obtained by the Business from Seller or any of its Subsidiaries and are in the possession of the Business at the Closing Date, subject to any rights previously granted to third parties and, with respect to any sublicenses granted herein, subject to the terms and conditions of the license agreement granting ITTI or its Subsidiaries such sublicensing rights.

            (d) Effective as of the Closing Date, Purchaser, on behalf of itself, the Brake Companies and the Designated Asset Purchasers, hereby grants to ITTI and its Subsidiaries, and their successors or assigns of substantially all of the assets of any of the Sellers' businesses (excluding the Business), a worldwide, perpetual, paid-up, royalty-free, nonexclusive license with the right to sublicense their Subsidiaries to manufacture, use and sell (i) products and to provide services which are made, used, sold, offered for sale or under development by ITTI or its Subsidiaries (excluding the Business) as of the Closing Date and (ii) products of the type which are made, used, sold, offered for sale or under development by the Seller or its Subsidiaries (excluding the Business) as of the Closing Date using any software, inventions, trade secrets, know-how or copyrights which are conveyed to Purchaser or the Designated Purchasers pursuant to this Agreement which were originally obtained by

ITTI or its Subsidiaries from the Brake Companies or the Sellers of the Purchased Assets and are in the possession of ITTI or its Subsidiaries, subject to any rights previously granted to third parties.

            (e) It is understood and agreed that the licenses granted above in this Section 6.15 do not include any right to use trademarks, service marks or trade names. At the Closing, ITTI and Purchaser will enter into an ITT Name and Mark Transition Agreement in the form attached hereto as Exhibit J (the "ITT Name and Mark Transition Agreement").

            (f) The licenses granted in subsections (a) through (d) of this
Section 6.15 include have made rights, except with respect to Intellectual Property, including jointly developed Intellectual Property, that will be transferred to Valeo pursuant to the June 25, 1998 Stock and Asset Purchase Agreement between ITTI and Valeo, for which the have made right is limited to the right to continue to purchase and sell any product being purchased on the date hereof from a supplier of that product on the date hereof.

            (g) Following the Closing, the parties shall use their reasonable best efforts and shall cooperate with each other to remove any limitations of the have made right granted in sub-section (f) hereof with respect to the Intellectual Property that will be transferred to Valeo; provided, however, that ITTI shall not be required to pay any consideration therefor.

            (h) Effective as of the Closing Date, ITTI shall cause its Subsidiaries to transfer to the Brake Companies and, with respect to the use of the Purchased Assets, the Designated Asset Purchasers, with no payment due from any Brake Company or any Designated Asset Purchaser to the Sellers or SAP AG thereunder, the rights of use of the software used with respect to the Business under the Value Contract dated as of December 6,

1996 between SAP AG and ITT Automotive Europe GmbH, on the terms and conditions set forth in the Value Contract.

      6.16  Post-Closing Arrangements.

            Between the date of this Agreement and the Closing Date, ITTI and Purchaser or their respective Subsidiaries will enter into arrangements with respect to the following matters: (a) reciprocal leasing arrangements between Purchaser or the relevant Designated Purchaser and ITTI or a Subsidiary of ITTI designated by ITTI in respect of the office buildings and plants set forth in
Schedule 6.16(a) on the terms set forth in Schedule 6.16(a), (b) a supply arrangement whereby Teves will purchase from SWF Autoelectric GmbH & Co. KG ("SWF") wiper blades for sale by Teves in its aftermarket business on the terms set forth in Schedule 6.16(b), (c) a supply arrangement whereby Teves will purchase from ITT Automotive Italy S.p.A. friction material for sale by Teves in its aftermarket business on the terms set forth in Schedule 6.16(c) and (d) such other transition arrangements as are set forth in Schedule 6.16(d).

      6.17  No Other Representations or Warranties.

            Except for the representations and warranties contained in Article IV, Purchaser acknowledges that neither ITTI, the Sellers, the Brake Companies, the other Subsidiaries and Affiliates of ITTI nor any other person makes any other express or implied representation or warranty with respect to the Purchased Assets, the assets of the Brake Companies and the Joint Ventures, the Brake Companies, the Joint Venture Interests or otherwise or with respect to any other information provided to Purchaser, whether on behalf of ITTI or such other persons, including as to (a) merchantability or fitness for any particular use or purpose, (b) the use of the Purchased Assets and the assets of the Brake Companies and the Joint Ventures and the operation of the Business by Purchaser after the Closing in any manner other than as used and operated by ITTI or (c) the probable success or profitability of the ownership, use or operation of the Business by Purchaser after the Closing. Neither ITTI nor any other person will have or be subject to any liability or indemnification obligation to Purchaser or any other person to the extent resulting from the distribution to Purchaser, or Purchaser's use of, any such information, including the Confidential Offering Memorandum dated March 1998 prepared by Goldman, Sachs & Co. and Lazard Freres & Co. LLC related to the Business (the "Offering Memorandum") and any information, document, or material made available to Purchaser in certain "data rooms," management presentations or in any other form in expectation of the transactions contemplated by this Agreement.

      6.18 Insurance Matters. Purchaser acknowledges that, with the exception of the insurance policies relating to employee benefits to be transferred to Purchaser pursuant to Section 6.6 and any insurance policies described on
Schedule 4.11(a), the policies and insurance coverage maintained on behalf of the entities comprising the Business are part of the corporate insurance program maintained by ITTI (the "ITTI Corporate Policies"), and such coverage will not be available or transferred to Purchaser, any of the Designated Purchasers or any of the Brake Companies or Joint Ventures. In furtherance and not in limitation of the foregoing, Purchaser agrees to cause each Designated Purchaser and each Brake Company not to bring any claim for recovery under any of the ITTI Corporate Policies, whether or not such person may be so entitled in accordance with the terms of such ITTI Corporate Policies. Furthermore, Purchaser agrees that if at any time in the future it shall sell, directly or indirectly, the shares of capital stock of any Designated Purchaser or any Brake Company, it shall obtain the express agreement of the direct or indirect purchaser of such entity to the matters set forth in this Section 6.18. It is understood that ITTI shall be free at its discretion at any time to cancel or not renew any of the ITTI Corporate Policies.

            6.19 No Solicitation or Negotiation. ITTI agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of the Agreement, none of ITTI or any of its Subsidiaries (including the Brake Companies and the Asset Sellers) nor any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any person (i) relating primarily to any acquisition or purchase of all or any portion of the capital stock of any Brake Company or assets of the Asset Sellers or any portion of the Business (other than Inventory to be sold in the ordinary course of business consistent with past practice), (ii) to enter into any business combination with any Seller or Brake Company in connection with the Business or (iii) to enter into any other extraordinary business transaction principally involving or otherwise relating principally to any Brake Company or any portion of the Business, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other person to seek to do any of the foregoing. ITTI immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons conducted heretofore with respect to any of the foregoing. ITTI shall notify Purchaser promptly if any such proposal or offer, or any inquiry or other contact with any person with respect thereto, is made and shall notify Purchaser of the principal terms and conditions thereof. ITTI agrees not to, and to cause each Subsidiary not to, without the prior written consent of Purchaser, release any person from, or waive any provision of, any confidentiality or standstill agreement to which ITTI, any Brake Company or any Asset Seller, in connection with the Business, is a party.

            6.20 Audited Financial Statements. ITTI shall deliver or cause to be delivered to Purchaser as soon as practicable (a) an audited consolidated balance sheet of the Business at December 31, 1997 (the "Audited Balance Sheet"), (b) audited consolidated statements of income, cash flows and changes in net assets for the Business for the year ended December 31, 1997 presented in U.S. dollars and prepared in accordance with GAAP, including any footnotes required by GAAP ((a) and (b) together, the "Audited Financial Statements") and
(c) an adjusted audited consolidated balance sheet of the Business at December 31, 1997 (the "Adjusted Audited Balance Sheet"), which shall be prepared in the same three-column format and include at least the same line items as the Reference Balance Sheet and which shall present:

            (i) in column 1, the Audited Balance Sheet;

            (ii) in column 2, to the extent included in column 1, (A)(1) the Excluded Brake Company Assets, if any, and (2) the assets of the Asset Sellers in column 1 which are not Purchased Assets and (B)(1) the Excluded Brake Company Liabilities and (2) the liabilities of the Asset Sellers in column 1 which are Excluded Liabilities; and

            (iii) in column 3, an amount equal to the amount in column 1 less the amount in column 2 (the "Adjusted Audited Net Worth").

The Audited Financial Statements and the Adjusted Audited Balance Sheet shall be accompanied by an unqualified opinion of ITTI's Accountants that they have audited such financial statements in accordance with GAAP and that such financial statements present fairly, in all material respects, the financial condition of the Business and the results of operations and cash flows of the Business as of and for the year ended December 31, 1997, and the Adjusted Audited Net Worth, respectively, in conformity with GAAP, subject, in the case of the Adjusted Audited Balance Sheet, to such limitations and qualifications as are customary for a pro forma balance sheet (it being understood that such "opinion" in the case of the Adjusted Audited Balance Sheet may take the form of a comfort letter), and it being further understood in all cases that such opinion or comfort letter shall not be disclosed to any person (other than Purchaser's legal and financial advisors) for any purpose without the prior written consent of ITTI. Purchaser's Accountants shall be permitted to observe ITTI's Accountants in conducting the audit procedures necessary to prepare the Audited Financial Statements and the Adjusted Audited Balance Sheet and the report of ITTI's Accountants thereon and, in connection therewith, ITTI shall (i) cause ITTI's Accountants, officers, employees and agents to afford Purchaser's Accountants reasonable access to the offices, properties, books and records and employees of ITTI and its Subsidiaries and (ii) furnish Purchaser's Accountants reasonable access to, and copies of, such financial and operating data and other documents and information regarding the assets, properties and goodwill of the Business as Purchaser's Accountants may reasonably request. The costs and expenses of ITTI's Accountants incurred in connection with the audit and preparation of the financial statements pursuant to this Section 6.20 shall be borne by ITTI. The Audited Financial Statements and the Adjusted Audited Balance Sheet shall be subject to the review and dispute resolution procedures of Sections 3.3(c) and (d).

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

      7.1   Conditions Precedent to Obligations of Purchaser and ITTI.

            The respective obligations of Purchaser and ITTI to consummate and cause the consummation of the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the party for whose benefit such condition exists) at or prior to the Closing Date of each of the following conditions:

            (a) No Injunction, etc. At the Closing Date, there shall be (i) no injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of any of the transactions contemplated hereby (it being understood that this clause (i) shall not apply to an injunction, restraining order or decree that would affect only the ability of ITTI to transfer the Business in any of Argentina, Japan, Spain, Malaysia, Hong Kong, Korea, China or Taiwan, provided that the percentage of the Purchase Price attributable to the Business not transferred in such country or countries as a result of such injunction, order or decree does not, based on Exhibit I, in the aggregate exceed 5% of the Initial Purchase Price) and (ii) no claim, action, suit or arbitration commenced by any Governmental Authority against the Sellers, the Brake Companies, Purchaser or any Designated Purchaser which seeks to restrain or materially and adversely alter the transactions contemplated hereby which in the reasonable good faith determination of the Sellers or Purchaser would render it impracticable or unlawful to consummate the transactions contemplated by this Agreement (it being understood that this clause (ii) shall not apply to a claim, action, suit or arbitration

      (A) that would affect only the ability of ITTI to transfer the Business in any of Argentina, Japan, Spain, Malaysia, Hong Kong, Korea, China or Taiwan, provided that the percentage of the Purchase Price attributable to the country or countries in which such claim is commenced does not, based on Exhibit I, in the aggregate exceed 5% of the Initial Purchase Price) or
      (B) that would not have a material adverse effect on the business, operations, assets or financial condition of the Business and the business of Purchaser taken as a whole, following the Closing Date);

            (b) Regulatory Authorizations. All consents or statutorily required indications of no objection of any Governmental Authorities listed in
      Schedule 7.1(b) shall have been obtained, and all waiting periods applicable under the HSR Act and other applicable antitrust, merger control or competition laws or regulations shall have expired or been terminated;

            (c) Transition Arrangements. ITTI and Purchaser shall have entered into, or shall have caused their respective Subsidiaries to enter into, the agreements and arrangements described in Section 6.16 on substantially the terms set forth in Schedule 6.16;

            (d) German Reorganization. Those matters required to be consummated on or prior to the Closing in connection with the German Reorganization as described in Schedule 6.8 shall have been consummated in all material respects; and

            (e) Composants et Instruments Board Approval. The Board of Directors of Composants et Instruments SA shall have approved the consummation of the Asset Purchase to the extent it relates to the assets and liabilities of Composants et Instruments SA.

            (f) ITT Name and Mark Transition Agreement. Purchaser and ITTI shall have executed the ITT Name and Mark Transition Agreement in accordance with Section 6.15(e).

      7.2   Conditions Precedent to Obligation of ITTI.

            The obligation of ITTI to consummate and cause the consummation of the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by ITTI) at or prior to the Closing Date of each of the following conditions:

            (a) Accuracy of Purchaser's Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement, taken as a whole, in each case without regard to any materiality qualifier therein shall be true and correct, in each case on the date of this Agreement and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date, except to the extent that the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Purchaser Material Adverse Effect and ITTI shall have received a certificate signed by an officer of Purchaser to such effect.

            (b) Covenants of Purchaser. Purchaser shall have complied in all material respects with all covenants contained in this Agreement to be performed by it prior to the Closing; and ITTI shall have received a certificate signed by an officer of Purchaser to such effect.

      7.3   Conditions Precedent to Obligation of Purchaser.

            The obligation of Purchaser to consummate and cause the consummation of the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing Date of each of the following conditions:

            (a) Accuracy of Representations and Warranties of ITTI. The representations and warranties of ITTI contained in this Agreement, taken as a whole, in each case without regard to any materiality qualifier therein (including the existence or absence of any Seller Material Adverse Effect or Business Material Adverse Effect) shall be true and correct, in each case on the date of this Agreement and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date, except to the extent that the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Seller Material Adverse Effect and Purchaser shall have received a certificate signed by an officer of ITTI to such effect.

            (b) Covenants of ITTI. ITTI shall have complied in all material respects with all covenants contained in this Agreement to be performed by it prior to the Closing; and Purchaser shall have received a certificate signed by an officer of ITTI to such effect.

                                  ARTICLE VIII

                                     CLOSING

      8.1   Closing Date.

            Unless this Agreement shall have been terminated and the transactions herein shall have been abandoned pursuant to Article X hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett in New York and Oppenhoff & Radler in Frankfurt am Main, at 10:00 a.m., New York City time, and in such other places as are necessary to effect the transactions to be consummated at the Closing, on the earliest date (a) which is any of September 25, October 23, November 20 or December 31, 1998 or January 22, February 19, March 26, April 23, May 21, June 25 or July 23, 1999 and (b) on which all of the conditions to the Closing set forth in Article VII hereof are satisfied or waived, or such other date, time and place as shall be agreed upon by ITTI and Purchaser (the actual date being herein called the "Closing Date"). Notwithstanding the foregoing, the Closing shall for all purposes be deemed to occur at the close of business in New York, New York on the Closing Date, except for the fact that the transfer of the Belgian Assets and the Assumed Liabilities relating thereto from Teves to the respective Designated Asset Purchaser will be effected and effective prior to the effectiveness of the transfer of the partnership interests in Teves to the respective Designated Entity Purchaser.

      8.2   Purchaser Obligations.

            At the Closing (except with respect to the Belgian Assets, in which case immediately prior to the Closing), Purchaser shall execute, deliver to ITTI and/or file, or shall cause one or more of the Designated Purchasers to execute, deliver to ITTI and/or file the following in such form and substance (except for clause (a)) as may be indicated in any applicable Schedule hereto, or as are reasonably acceptable to ITTI:

      (a) the Initial Purchase Price as provided in Section 3.2 hereof;

      (b) the documents described in Sections 7.1 and 7.2 hereof;

      (c) the assignment and conveyance instruments listed in Schedules 1.1, 1.2 and 2.3; and

      (d) such other documents and instruments as counsel for Purchaser and ITTI mutually agree to be reasonably necessary to consummate the transactions described herein.

      8.3   ITTI Obligations.

            At or prior to the Closing, ITTI shall execute, deliver to Purchaser and/or file, or ITTI shall cause one or more of the Sellers to execute and deliver to Purchaser and/or to file, the following in such form and substance as may be indicated in any applicable Schedule hereto, or as are reasonably acceptable to Purchaser:

            (a) prior to the Closing, such instruments of conveyance with respect to the Belgian Assets as are set forth in Schedule 2.3;

and after having effected the transfer of the Belgian Assets:

            (b) the minute books, stock books and stock ledgers (to the extent such exist) of each of the Brake Companies;

            (c) the documents described in Sections 7.1 and 7.3 hereof;

            (d) where applicable, the Transferred Subsidiary Stock duly endorsed or accompanied by stock powers and such other instruments of assignment and conveyance as may be set forth in Schedule 1.1 hereto;

            (e) any documentation representing the Joint Venture Interests and such instruments of assignment and conveyance with respect thereto as are set forth in Schedule 1.2 hereto;

            (f) such instruments of conveyance with respect to the Purchased Assets and Assumed Liabilities as are set forth in Schedule 2.3 hereto;

            (g) the Title Policy referred to in Section 6.9;

            (h) in respect of Owned Real Property situated in the United States, a FIRPTA Certificate, in the form attached hereto as Exhibit L, executed by each of ITTI and the applicable Asset Seller;

            (i) an affidavit of title and such other affidavits as may be required by the Title Company;

            (j) to the extent copies thereof are not in the possession or control of the Brake Companies, copies of all engineering reports, surveys, soil tests, environmental reports, and any other test results or reports in ITTI's possession or under ITTI's control concerning the Real Property located in the United States; and

            (k) such other documents and instruments as counsel for Purchaser and ITTI mutually agree to be reasonably necessary to consummate the transactions described herein.

                                   ARTICLE IX

                                 INDEMNIFICATION

      9.1   Indemnification.

            (a) Following the Closing and subject to the terms and conditions of this Article IX, ITTI shall indemnify, defend and hold harmless Purchaser and its Affiliates and their respective officers, directors, employees, stockholders, assigns and successors (each, a "Purchaser Indemnified Party") from and against, and shall reimburse each Purchaser Indemnified Party for, all actual losses (but not punitive damages, except to the extent awarded by a court of competent jurisdiction in respect of a third party claim), damages, liabilities, costs and expenses, including interest, penalties, court costs and reasonable attorneys' fees and expenses, imposed upon or incurred by such Purchaser Indemnified Party ("Purchaser Losses"), with respect to (i) any misrepresentation or breach of warranty, (ii) any breach by ITTI of any covenant or agreement made by ITTI herein or (iii) any Excluded Liabilities or Excluded Brake Company Liabilities, it being understood that such Purchaser Losses shall be calculated net of (w) any Tax Benefit realized by such Purchaser Indemnified Party as set forth more fully in Section 9.3(b) and (x) any recovery from any third party, including insurance proceeds as set forth more fully in Section 9.3(b), and shall not include (y) any liability reflected on the balance sheet included in the Financial Statements, the Audited Balance Sheet or the Adjusted Audited Balance Sheet (in any case unless it is an Excluded Liability or an Excluded Brake Company Liability) and (z) any adjustments to the Purchase Price pursuant to Section 3.4(b) with respect to the subject matter in dispute. To the extent that ITTI's undertakings set forth in this Section 9.1(a) may be unenforceable, ITTI shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Purchaser Losses.

            (b) Following the Closing and subject to the terms and conditions provided in this Article IX, Purchaser shall indemnify, defend and hold harmless, ITTI and its Affiliates and their respective officers, directors, employees, stockholders, assigns and successors (each, a "ITTI Indemnified Party") from and against, and shall reimburse each ITTI Indemnified Party for, all actual losses (but not punitive damages, except to the extent awarded by a court of competent jurisdiction in respect of a third party claim), damages, liabilities, costs and expenses, including interest, penalties, court costs and reasonable attorneys' fees and expenses, imposed upon or incurred by such ITTI Indemnified Party ("ITTI Losses"), with respect to (i) any misrepresentation or breach of warranty, (ii) any breach of any covenant or agreement made by Purchaser herein, (iii) any of the Assumed Liabilities or (iv) any operation or obligation of the Brake Companies, the Purchased Assets or the Joint Venture Interests (other than Excluded Brake Company Liabilities and Excluded Liabilities and any liabilities with respect to which Purchaser is entitled to indemnification pursuant to Section 9.1(a)) including any condition arising after the Closing Date with respect to the Brake Companies, the Business, the Purchased Assets or the Joint Venture Interests, it being understood that such ITTI Losses shall be calculated net of (x) any Tax Benefit realized by any ITTI Indemnified Party as set forth more fully in Section 9.3(b) and (y) any recovery from any third party, including insurance proceeds. To the extent that Purchaser's undertakings set forth in this Section 9.1(b) may be unenforceable, Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all ITTI Losses.

            (c) Anything in this Section 9.1 to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by Section 9.4.

            (d) (i) Subject to all of the terms and conditions of this Section 9.1(d), ITTI and Purchaser shall each pay for 50%, on a dollar for dollar basis, of any Environmental Costs (over and above any reserves therefor reflected on the Closing Balance Sheet or otherwise transferred to Purchaser at the Closing) arising out of, relating to or resulting from the remediation or investigation of any release of Materials of Environmental Concern into the environment at or prior to the Closing Date with respect to the matters identified in Schedule
4.16 (other than matters covered by Section 9.1(d)(iii)); any duty of ITTI to indemnify Purchaser pursuant to this Section 9.1(d)(i) shall be limited by
Section 9.1(d)(iv).

            (ii) (A) After the Closing Date, Purchaser may investigate, or cause to be investigated, the nature or extent of any release or threat of release of Materials of Environmental Concern into the environment with respect to the matters identified in Schedule 4.16 to the extent that such investigation is required by Environmental Law or not inconsistent with the exercise of reasonable business judgment.

            (B) Promptly upon receipt thereof, Purchaser shall make available to ITTI all draft and final environmental or engineering reports, surveys, sampling data and results, and any other material documents relating to Materials of Environmental Concern that are the subject of this Section 9.1(d); and shall also provide ITTI with access to any professionals involved in the preparation of any of the foregoing or otherwise engaged to address Materials of Environmental Concern that are the subject of this Section 9.1(d).

            (C) Purchaser shall provide ITTI with a semi-annual cost accounting of all Environmental Costs (supported with documentation in reasonable detail) that were incurred during the year covered by the accounting for which Purchaser believes it is entitled to indemnification pursuant to this Section 9.1(d). Subject to Section 9.6, within 60 days from the date of receipt of such cost accounting ITTI shall reimburse Purchaser for such costs in accordance with this
Section 9.1(d).

            (D) Purchaser and ITTI agree to cause their respective environmental professionals to confer at least semi-annually regarding the status of any investigation, remediation or containment of Materials of Environmental Concern that are the subject of this Section 9.1(d), or any threatened or pending claims with respect to such Materials of Environmental Concern.

            (E) Subject, in the case of the facility in Varzea Paulista, Brazil (hereinafter, the "Facility"), to Section 9.1(d)(iii), Purchaser shall undertake the management of all liabilities related to releases of Materials of Environmental Concern at the facilities identified on Schedule 4.16 occurring prior to the Closing Date, regardless of whether such Materials of Environmental Concern are, as of the Closing Date, within or outside the boundaries of such facilities. Purchaser shall keep ITTI fully informed as to Purchaser's plans for, and the status of, such management, which, except to the extent the specifics of such plans or management are non-discretionary and required by Environmental Law, shall be subject to the prior approval of ITTI, which approval shall not be unreasonably withheld.

            (F) Purchaser and ITTI shall cooperate in all aspects of the subject of this Section 9.1(d)(ii), including: (1) developing and implementing investigative and remedial strategies and (2) preparing, filing, litigating or negotiating claims related to any insurance coverage which may be available to either ITTI or Purchaser, claims by ITTI or Purchaser against third parties or claims by any third party against ITTI or Purchaser. Such cooperation shall include, but is not limited to, providing access to documents, employees, the facilities identified on Schedule 4.16 and other sources of information that may be relevant to the claim involved.

            (iii) (A) Notwithstanding anything contained herein to the contrary, with respect to the Facility, ITTI and Purchaser shall each pay 50%, on a dollar for dollar basis, of any Environmental Costs (over and above any reserves for the Facility reflected on the Closing Balance Sheet or otherwise transferred to Purchaser at the Closing) arising out of, relating to or resulting from the remediation or investigation of any on-site release of Materials of Environmental Concern which release occurred at or prior to the Closing Date; any duty of ITTI to indemnify Purchaser pursuant to this Section 9.1(d)(iii)(A) shall be limited by Section 9.1(d)(iv).

            (B) Notwithstanding any disclosure on Schedule 4.16, and provided Purchaser diligently conducts on-site source control, ITTI shall indemnify Purchaser for any and all Environmental Costs arising out of, relating to or resulting from the remediation or investigation of any off-site Materials of Environmental Concern resulting from on-site releases due to operations of the Facility at or prior to the Closing Date, including, but not limited to, any migration off-site of such on-site Materials of Environmental Concern after the Closing Date; any duty of ITTI to indemnify Purchaser pursuant to this Section 9.1(d)(iii)(B) shall be limited by Section 9.1(d)(iv).

            (iv) ITTI shall be obligated to make payments to Purchaser pursuant to Section 9.1(d)(i) and Section 9.1(d)(iii)(A), (A) only for Environmental Costs incurred within five years of the Closing Date; and (B) only for Environmental Costs incurred within 12 years from the date of a remediation plan pursuant to an enforceable agreement with a Governmental Authority, the costs of which are quantified in the plan or in a separate writing of the parties, and which agreement is entered into within five years of the Closing Date and (1) has been approved by ITTI (which approval shall not be unreasonably withheld) or (2) required by Environmental Law. ITTI shall be obligated to make payments to Purchaser pursuant to Section 9.1(d)(iii)(B), (A) only for Environmental Costs incurred within two years of the Closing Date and (B) only for Environmental Costs incurred within 12 years from the date of a remediation plan pursuant to an enforceable agreement with a Governmental Authority, the costs of which are quantified in the plan or in a separate writing of the parties, and which agreement is entered into within two years of the Closing Date and (1) has been approved by ITTI (which approval shall not be unreasonably withheld) or (2) required by Environmental Law.

            (e)(i) Subject to all of the terms and conditions of this Section 9.1(e), ITTI and Purchaser shall pay in accordance with the following formula for any Purchaser Losses arising out of, relating to or resulting from the field recall identified in Schedule 9.1(e):

                  (A) Purchaser and ITTI shall each pay for 50%, on a dollar for dollar basis, of the first $10 million of such Purchaser Losses (over and above any reserves therefor reflected on the Closing Balance Sheet or otherwise transferred to Purchaser at the Closing); and

                  (B) Purchaser shall pay 100% of any and all such remaining Purchaser Losses in excess of such $10 million of Purchaser Losses over and above any reserves referenced in clause (A).

            (ii) ITTI shall be obligated to make payments to Purchaser pursuant to this Section 9.1(e) only with respect to Purchaser Losses of which Purchaser has notified ITTI within five years of the Closing Date.

      9.2   Certain Limitations.

            (a) Notwithstanding anything contained herein to the contrary, the maximum aggregate liability of ITTI to all Purchaser Indemnified Parties taken together for all Purchaser Losses under Section 9.1(a)(i) by Purchaser Indemnified Parties shall be limited to a maximum of 50% of the Purchase Price, with the exception of breaches of Section 4.3 or Section 4.7 (with respect to title), with respect to which the maximum aggregate liability of ITTI for all Purchaser Losses shall be limited to the Purchase Price. Notwithstanding anything contained herein to the contrary, the maximum aggregate liability of Purchaser to all ITTI Indemnified Parties taken together for all ITTI Losses under Section 9.1(b)(i) by ITTI Indemnified Parties shall be limited to a maximum of 50% of the Purchaser Price.

            (b) Notwithstanding anything contained herein to the contrary, ITTI shall not be obligated to make any indemnification payment under Section 9.1(a)(i) unless and until the aggregate Purchaser Losses sustained by Purchaser Indemnified Parties collectively (calculated as specified in Section 9.1(a)(i)) exceed 1% of the Purchase Price, and then any indemnification with respect to Purchaser Losses shall be made by ITTI only to the extent of such excess over such 1%, with the exception of breaches of Section 4.16 with respect to which ITTI shall be obligated to make indemnification payments in respect of all Purchaser Losses above $5 million (other than Purchaser Losses arising in Brazil, as to which ITTI shall be obligated to make indemnification payments in respect of all Purchaser Losses). Notwithstanding anything contained herein to the contrary, (x) Purchaser shall not be obligated to make any indemnification payment under Section 9.1(b)(i) unless and until the aggregate ITTI Losses sustained by ITTI Indemnified Parties collectively (calculated as specified in Section 9.1(b)(i) exceed 1% of the Purchase Price, and then any indemnification with respect to ITTI Losses shall be made by Purchaser only to the extent of such excess over such 1%.

            (c) (i) The representations and warranties of ITTI contained in
Section 4.3 of this Agreement shall survive the Closing until the fifth anniversary of the Closing Date, (ii) the representations and warranties of ITTI contained in Section 4.12 of this Agreement shall survive the Closing until 60 days after the expiration of the applicable statute of limitations in respect of such tax matters and (iii) all other representations and warranties of the parties contained in this Agreement shall survive the Closing until the second anniversary of the Closing Date.

            (d) Claims for Purchaser Losses or ITTI Losses caused by or arising out of breach of warranty or inaccurate or erroneous representation may be made only pursuant to Article IX hereof and only by written notice within the survival period of such representation and warranty provided for in Section 9.2(c).

            (e) The obligations to indemnify and hold harmless a party hereto pursuant to this Article IX shall terminate when the applicable representation, warranty, covenant or agreement terminates pursuant to Section 9.2(c); provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying person.

      9.3   Procedures for Third-Party Claims.

            (a) Promptly after the receipt by any Indemnified Party of a notice of any claim, action, suit or proceeding by any third party that may be subject to indemnification hereunder, including for purposes of this Section 9.3 any Tax Claim (as defined below) with respect to which notice must be provided within 10 calendar days following receipt thereof, such Indemnified Party shall give written notice of such claim to the indemnifying party hereunder (the "Indemnifying Party"), stating the nature and basis of the claim and the amount thereof, to the extent known, along with copies of the relevant documents evidencing the claim and the basis for indemnification sought. Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from liability on account of this indemnification, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party shall have the right to assume the defense of the Indemnified Party against the third party claim if the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party. So long as the Indemnifying Party has assumed the defense of the third party claim in accordance herewith and notified the Indemnified Party in writing thereof, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the third party claim, it being understood the Indemnifying Party shall pay all costs and expenses of counsel for the Indemnified Party for all periods prior to such time as the Indemnifying Party has notified the Indemnified Party that it has assumed the defense of such third party claim and all costs and expenses of separate counsel for the Indemnified Party if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the General Counsel of the Indemnified Party for the same counsel to represent both the

Indemnified Party and the Indemnifying Party, (ii) the Indemnified Party shall not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the third party claim without prior written consent of the Indemnifying Party (not to be unreasonably withheld or delayed) and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed). The parties shall use commercially reasonable efforts to minimize Losses from claims by third parties and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims. The parties shall also cooperate in any such defense and give each other reasonable access to all information relevant thereto. Whether or not the Indemnifying Party shall have assumed the defense, such party shall not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

            (b) Treatment of Indemnification Payments. Any payment made pursuant to the indemnification obligations arising under this Agreement shall be treated as an adjustment to the Purchase Price. Any indemnity payment under this Agreement shall be decreased by any amounts actually recovered by the Indemnified Party under insurance policies with respect to such Loss. If the amount of any Loss for which indemnification is provided under this Agreement (an "Indemnity Claim") gives rise to a currently realizable Tax Benefit (as defined below) to the party making the claim, the indemnity payment shall be reduced by the amount of the Tax Benefit realized by the party making the claim. To the extent such Indemnity Claim does not give rise to a currently realizable Tax Benefit to the party making the claim, if the amount with respect to which any Indemnity Claim is made gives rise to a subsequently realized Tax Benefit to the party that made the claim, such party shall refund to the Indemnifying Party the amount of such Tax Benefit when, as and if realized. For purposes of this Section 9.3(b), a "Tax Benefit" means an amount by which the tax liability of the party (or group of corporations including the party) is reduced (including, without limitation, by deduction, reduction of income by virtue of increased tax basis or otherwise, entitlement to refund, credit or otherwise) plus any related interest received from the relevant taxing authority. Where a party has other losses, deductions, credits or items available to it ("Other Tax Items"), the determination of any Tax Benefit shall be calculated by utilizing the Tax Benefits arising from an Indemnity Claim only after any Other Tax Items have been used in full. In the event that there should be a determination disallowing the Tax Benefit, the Indemnifying Party shall be liable to refund to the Indemnified Party the amount of any related reduction previously allowed or payments previously made to the Indemnifying Party pursuant to this Section 9.3(b).

      9.4   Tax Indemnification.

            (a) Indemnification for Taxes. ITTI agrees to indemnify Purchaser from and against any Losses (other than Losses for which Purchaser is indemnified pursuant to any other provisions of this Agreement) that (i) Purchaser may suffer resulting from or caused by any liability of any of the Brake Companies or Asset Sellers in respect of the Business, or the China Joint Venture or the Taiwan Joint Venture, for any Taxes of the Brake Companies or Asset Sellers in respect of the Business, or the China Joint Venture or the Taiwan Joint Venture, with respect to any Tax year or portion thereof ending on or before the Closing Date (a "Pre-Closing Period") (or for any Tax year beginning before and ending after the Closing

Date (a "Straddle Period") to the extent allocable (determined in accordance with the last sentence of this Section 9.4(a)) to the portion of such Straddle Period beginning before and ending on the Closing Date), (ii) all Taxes imposed as a result of any breach of warranty or misrepresentation and (iii) all Taxes imposed on any member of any affiliated group with which any Brake Company or Asset Seller in respect of the Business, or the China Joint Venture or the Taiwan Joint Venture, files, has filed or should have filed a Tax Return on a consolidated, combined or unitary basis. Any allocation required to determine Taxes attributable to a Straddle Period shall be made by means of a closing of the Books and Records of the Brake Companies, the China Joint Venture and the Taiwan Joint Venture as of the close of business on the Closing Date and, to the extent not susceptible to such allocation, by apportionment on the basis of elapsed days.

            (b) Tax Claims. Notwithstanding anything to the contrary in Section 9.3, this Section 9.4(b) shall apply to all claims, audits, examinations and other proposed changes or adjustments by any taxing authority concerning any Taxes for which ITTI is or may be liable, in whole or in part, pursuant to this Agreement (each a "Tax Claim"). With respect to any Tax Claim, ITTI shall, at its own expense and provided that ITTI acknowledges in writing its liability under this Agreement to hold Purchaser harmless against the full amount of any change or adjustment which may be made as a result of such Tax Claim, control the defense and settlement of such Tax Claim and Purchaser agrees to cooperate with ITTI in pursuing such Tax Claim. ITTI shall use reasonable efforts to keep Purchaser informed of all material developments and events relating to such Tax Claim and Purchaser shall have the right, at its own expense, to observe (but not to control) the conduct of any Tax Claim, provided, however that if ITTI does not assume the defense of any such Tax Claim, Purchaser may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such Tax Claim after giving 15 Business Days' prior written notice to ITTI setting forth the terms and conditions of settlement. In the event that a potential adjustment as to which ITTI has acknowledged its liability is present in the same Tax Claim as a potential adjustment for which Purchaser would be liable, Purchaser shall have the right, at its own expense, to control such Tax Claim with respect to the latter proposed adjustment. With respect to any Tax Claim for a Straddle Period that relates to both the portion of such Straddle Period that ends on the Closing Date and the portion of such Straddle Period that begins after the Closing Date, (i) each party may participate in the Tax Claim, and (ii) the Tax Claim shall be controlled by the party which would bear the burden of the greater portion of the sum of adjustment and any corresponding adjustment and any corresponding adjustments that may be reasonably be anticipated for future Tax periods, which determination shall be made by the parties in good faith. The principles set forth in the preceding sentence also shall govern for purposes of deciding any issue that must be decided jointly (in particular, choice of judicial forum) in situations in which separate issues are otherwise controlled hereunder by Purchaser and ITTI. With respect to a Tax Claim which involves an issue that recurs for any taxable period that begins after the Closing Date (whether or not the subject of a Tax Claim at such time) (i) each party may participate in the Tax Claim, and (ii) the Tax Claim shall be controlled jointly by the parties (such Tax Claim a "Joint Control Tax Claim"). Any disputes arising between the parties with respect to a Joint Control Tax Claim which cannot be resolved within 30 days of receipt by one party of a written notice from the other party which specifies in reasonable detail the nature of any disagreement shall be submitted for resolution to the Independent Accounting Firm which shall, within 30 days after such submission, or such longer period as the Independent Accounting Firm may reasonably require, determine and report to ITTI and Purchaser upon such disputes, and such determination shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Independent Accounting Firm shall be shared equally between Purchaser and ITTI.

      9.5   Certain Claims Procedures.

            The Indemnified Party shall notify the Indemnifying Party promptly of its discovery of any matter giving rise to a claim of indemnity pursuant hereto. The Indemnified Party shall cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation will include providing access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.

      9.6   Arbitration.

            (a) Subject to Section 9.6(b), following the Closing, any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach thereof, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce ("ICC"), with the following modifications. The arbitration shall be conducted by three arbitrators, and shall be conducted in the English language in New York, New York. The party initiating arbitration (the "Claimant") shall appoint its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall appoint its arbitrator within 30 days of receipt of the Request and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such 30 day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators appointed by the parties shall appoint a third arbitrator within 30 days after the Respondent has notified the Claimant of the appointment of the Respondent's arbitrator. When the third arbitrator has accepted the appointment, the two party-appointed arbitrators shall promptly notify the parties of the appointment. If the two arbitrators appointed by the parties fail or are unable to so appoint a third arbitrator or so to notify the parties, then the appointment of the third arbitrator shall be made by the ICC, which shall promptly notify the parties of the appointment. The third arbitrator shall act as chairperson of the panel. Upon appointment of the third arbitrator, the arbitrators shall proceed to commence and conduct all proceedings promptly and in accordance with the rules of the ICC. The arbitral award shall be in writing and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements, but shall not include punitive damages. In the absence of any award, each party shall bear its own costs and the fees and expenses of the arbitrator shall be shared equally by the parties. Judgment upon the award (for purposes of enforcement) may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

            (b) The provisions of Section 9.6(a) shall not apply with respect to controversies or claims arising out of the provisions of Sections 3.3, 6.20 and, with respect to Straddle Period Tax Claims and Joint Control Tax Claims, Section 9.4(b), each of which shall be governed by the provisions therein only.

      9.7   Remedies Exclusive.

            Except for claims based on fraud, following the Closing the remedies set forth in this Article IX shall be exclusive and in lieu of any other remedies that may be available to the Indemnified Parties under any other agreement or pursuant to any statutory or common law with respect to any Losses of any kind or nature incurred directly or indirectly resulting from or arising out of this Agreement or the transactions contemplated hereby.

      9.8   Mitigation.

            Purchaser and ITTI shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability.

                                    ARTICLE X

                                   TERMINATION

      10.1  Termination Events.

            Without prejudice to other remedies which may be available to the parties by law or this Agreement, this Agreement may be terminated and the transactions contemplated herein may be abandoned:

            (a) by mutual consent of the parties hereto;

            (b) by any party by notice to the other party if the Closing shall not have been consummated by the date which is one year following the date of this Agreement, unless extended by written agreement of the parties hereto, provided that the party terminating this Agreement shall not be in material default or breach hereunder and provided further, that the right to terminate this Agreement under this clause (b) shall not be available (i) to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) in the event that the Closing shall not have occurred as a result of a failure of any representation to be true and correct, the terminating party shall not have the right to terminate this Agreement if such party knew of such breach prior to the date of this Agreement; or

            (c) by either party, if any Governmental Authority shall have issued a final order, decree or ruling enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable) if the failure to consummate such prohibited transaction (i) could not be remedied in accordance with Section 2.4 and (ii) would have a material adverse effect on the business, operations, assets or financial condition of the Business taken as a whole, following the Closing Date, provided that the party seeking to terminate this Agreement under this clause (c) is not then in material breach of this Agreement and provided, further, that the right to terminate this Agreement under this clause (c) shall not be available to any party who shall not have used best efforts to avoid the issuance of such order, decree or ruling.

      10.2  Effect of Termination.

            In the event of any termination of the Agreement as provided in
Section 10.1 above, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of Purchaser or ITTI, except that (a) the obligations of Purchaser and ITTI under Sections 6.2(b) (including the survival of the Confidentiality Agreement pursuant to its terms) and 6.4 and Article XI of this Agreement shall remain in full force and effect and (ii) such termination shall not relieve either party of any liability for any breach of any representation, warranty, covenant or agreement contained in this Agreement.

                                   ARTICLE XI

                     MISCELLANEOUS AGREEMENTS OF THE PARTIES

      11.1  Notices.

            All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received, or seven days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and,

If to Purchaser:  Continental Aktiengesellschaft
                  Vahrenwalder Strasse 9
                  30165 Hannover
                  Germany
                  Attention:  Vorstand
                  Fax:  49-511-938-1102

with a copy to:   Shearman & Sterling
                  599 Lexington  Avenue
                  New York, NY  10022
                  Attention:  John J. Madden
                  Fax:  (212) 848-7179

If to ITTI:       ITT Industries, Inc.
                  4 West Red Oak Lane
                  White Plains, NY  10604
                  Attention:  General Counsel
                  Fax:  (914) 696-2971
with a copy to:   Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY  10017
                  Attention:  Gary L. Sellers, Esq.
                  Fax:  (212) 455-2502

or to such other address as any such party shall designate by written notice to the other parties hereto.

      11.2  Bulk Transfers.

            Purchaser waives compliance with the provisions of all applicable laws relating to bulk transfers in connection with the transfer of the Purchased Assets.

      11.3  Severability.

            If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect, and ITTI and Purchaser shall negotiate in good faith to replace such illegal, void or unenforceable provision with a provision that corresponds as closely as possible to the intentions of the parties as expressed by such illegal, void or unenforceable provision.

      11.4  Further Assurances; Further Cooperation; Asset Returns.

            Subject to the terms and conditions hereof, each of the parties hereto agrees to use its reasonable best efforts to execute and deliver, or cause to be executed and delivered, all documents and to take, or cause to be taken, all actions that may be reasonably necessary or appropriate, in the reasonable opinion of counsel for ITTI and Purchaser, to effectuate the provisions of this Agreement. Purchaser acknowledges that (a) ITTI is currently reviewing a possible sale of its Electrical Systems Business and (b) certain of the Brake Companies and certain of the Asset Sellers conduct activities which may not be part of the Business and which may be part of the Electrical Systems business or another business conducted by ITTI (a "Retained Business"). Purchaser agrees that if, following the date of this Agreement, ITTI becomes aware and determines in good faith, after consultation with Purchaser, that certain assets sold or to be sold, whether directly or indirectly, to Purchaser properly belong to a Retained Business or that in order to properly conduct any Retained Business in accordance with past practice it is reasonably advisable that certain services or other assistance (it being understood that no such services shall be required to be provided for a period extending past the one year anniversary of the Closing Date) be provided to such Retained Business by any Brake Company, Joint Venture or Designated Purchaser in respect of the Purchased Assets, Purchaser will negotiate in good faith with ITTI with a view to selling such assets at a price reasonably approximating the price at which they were bought from ITTI or providing such services at a rate reasonably consistent with the rate at which such services were provided prior to the Closing or, if not so provided, at the rate that would be negotiated in an arm's length transaction. To the extent that a negotiated agreement cannot be reached within 30 days, any matters in dispute shall be submitted to binding arbitration in accordance with Section 9.6. Without limiting the generality of the foregoing, in the event that Purchaser or any Designated Purchaser receives any assets other than Purchased Assets or assets of the Brake Companies, Purchaser agrees to promptly return or cause the return of such assets to ITTI or the applicable Asset Seller at ITTI's expense.

      11.5  Counterparts.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 11.5, provided that receipt of copies of such counterparts is confirmed.

      11.6  Expenses.

            Whether or not the Closing occurs, ITTI and Purchaser shall each pay their respective expenses (such as legal, investment banker and accounting fees) incurred in connection with this Agreement and the transactions contemplated hereby.

      11.7  Non-Assignability.

            This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by either party hereto without the express prior written consent of the other party, and any attempted assignment, without such consent, shall be null and void, except that ITTI may assign its rights under Sections 9.1(b)(iii) and (iv) to any person that acquires all or any portion of ITTI's business, other than the Business, and except that Purchaser may assign its rights and obligations hereunder to any Affiliate of Purchaser, provided that no such assignment shall relieve Purchaser of any of its obligations hereunder.

      11.8  Amendment; Waiver.

            This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      11.9  Schedules and Exhibits.

            (a) On or prior to the date hereof, each of ITTI and Purchaser has delivered to the other a disclosure statement setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or an exception to one or more representations or warranties contained in Article IV or Article V hereof, as the case may be; provided, however, that neither the specification of any dollar amount in any representation nor the mere inclusion of an item in a Schedule as an exception to a representation or warranty shall be deemed an admission by a party that such item represents an exception or material fact, event or circumstance or that such item is reasonably likely to result in a Seller Material Adverse Effect, a Business Material Adverse Effect or a Purchaser Material Adverse Effect, as the case may be.

            (b) All Exhibits and Schedules hereto are hereby incorporated by reference and made a part of this Agreement. Any fact or item which is clearly disclosed on any Schedule or Exhibit to this Agreement or in the Financial Statements in such a way as to make its relevance or applicability to a representation or representations made elsewhere in this Agreement or to the information called for by another Schedule or other Schedules (or Exhibit or other Exhibits) to this Agreement reasonably apparent shall be deemed to be an exception to such representation or representations or to be disclosed on such other Schedule or Schedules (or Exhibit or Exhibits), as the case may be, notwithstanding the omission of a reference or cross-reference thereto.

      11.10 Third Parties.

            This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto, except for ITT Corporation with respect to any license to use the name or mark "ITT".

      11.11 Governing Law.

            This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any rules governing the conflicts of law (other than New York General Obligations Law, Section 5-1401), except for the internal matters of any corporation, partnership or similar entity which shall be governed by the laws of the jurisdictions of incorporation of such corporation, partnership or similar entity.

      11.12 Consent to Jurisdiction; Waiver of Jury Trial.

            Except as set forth in Section 9.6 with respect to the matters described therein or as specifically provided in respect of any part of this Agreement, each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto, further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 11.1 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto.

      11.13 Interpretation; Absence of Presumption.

            (a) This agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

            (b) Whenever the words "include", "including" or "includes" appear in this Agreement, they shall be read to be followed by the words "without limitation" or words having similar import.

      11.14 Entire Agreement.

            This Agreement, Annex A, the Schedules and the Exhibits hereto and the Confidentiality Agreement set forth the entire understanding of the parties hereto with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties or their respective Subsidiaries other than those set forth or referred to herein.

      11.15 Section Headings; Table of Contents.

            The section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      11.16 Specific Performance.

            The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement and the Exhibits hereto was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

            IN WITNESS WHEREOF, the parties have caused this Stock and Asset Purchase Agreement to be duly executed as of the date first above written.

                                        ITT INDUSTRIES, INC.

                                        By: ______________________________
                                            Name:
                                            Title:

                                        CONTINENTAL AG

                                        By: ______________________________
                                            Name:
                                            Title:

                                            ______________________________
                                            Name:
                                            Title:

                                    EXHIBIT A

                                 Entity Sellers

                      1. Entity Sellers Transferring Shares

================================================================================
  Selling Subsidiary          Company being             Equity        Designated
                                   Sold                Interest         Entity
                                                                       Purchaser
--------------------------------------------------------------------------------
ITT Gesellschaft fur          ITT Automotive             100%
Beteiligungen mbH             Korea Co. Ltd.
(Germany)                     (Korea)
--------------------------------------------------------------------------------
ITT Gesellschaft fur          ITT Automotive do          100%
Beteiligungen mbH             Brasil (Brazil)
(Germany)
--------------------------------------------------------------------------------
ITT Gesellschaft fur          Newco 2                    100%
Beteiligungen mbH
(Germany)
--------------------------------------------------------------------------------
ITT Delaware Investments      ITT Automotive             100%
Inc. (Delaware)               Hungary Kft
                              (Hungary)
--------------------------------------------------------------------------------
ITT Industries Limited        ITT Automotive UK          100%
(England)                     Limited (England)
--------------------------------------------------------------------------------
ITT Delaware Investments,     ITT Automotive             100%
Inc. (Delaware)               Czech Republic s.r.o.
                              (Czech Republic)
--------------------------------------------------------------------------------
ITT Automotive, Inc.          ITT Automotive             100%
(Delaware)                    Argentina S.A.
--------------------------------------------------------------------------------
nominee(1)                    ITT Automotive
                              Argentina, S.A.
--------------------------------------------------------------------------------
ITT Automotive, Inc.          ITT Automotive             100%
(Delaware)                    Japan, Ltd.
                              (Japan)
================================================================================

----------
(1)   Two shareholders required under Argentine law.

              2. Entity Sellers Transferring Partnership Interests

================================================================================
  Selling Subsidiary            Partnership           Equity       Designated
                                                     Interest   Entity Purchaser
--------------------------------------------------------------------------------
ITT Automotive Europe GmbH     [Alfred] Teves(2)        70%
& Co. KG (Germany)             GmbH & Co. OHG

ITT Gesellschaft fur           [Alfred] Teves           30%
Beteiligungen mbH (Germany)    GmbH & Co. OHG
================================================================================

----------
(2) Registration of company name pending with Commercial Register in Frankfurt.

                                    EXHIBIT B

               Entity Sellers Transferring Joint Venture Interests

================================================================================
  Selling Subsidiary             Joint Venture        Equity       Designated
                                                     Interest   Entity Purchaser
--------------------------------------------------------------------------------
ITT Industries Europe GmbH       FIT Automocion,        34%
(Germany)(3)                     S.A. (Spain)

--------------------------------------------------------------------------------
ITT Industries (China)           Shanghai               50%
Investment Co., Ltd. (China)     Automotive Brake
                                 Systems Co., Ltd.
                                 (China)
--------------------------------------------------------------------------------
ITT Automotive, Inc.             Korea Advanced         40%
(Delaware)                       Brake System Co.
                                 Ltd. (Korea)
--------------------------------------------------------------------------------
ITT Industries, Inc. (Delaware)  ITT Automotive         51%
                                 Teyes Co. Ltd.     (61,199,960
                                 (Taiwan)             shares)
--------------------------------------------------------------------------------
International Standard Electric  ITT Automotive       1 share
Corporation                      Teyes Co. Ltd.
                                 (Taiwan)
--------------------------------------------------------------------------------
ITT Delaware Investments Inc.    ITT Automotive       1 share
                                 Teyes Co. Ltd.
                                 (Taiwan)
--------------------------------------------------------------------------------
ITT Manufacturing Enterprises,   ITT Automotive       1 share
Inc.                             Teyes Co. Ltd.
                                 (Taiwan)
--------------------------------------------------------------------------------
ITT AES Enterprises, Inc.        ITT Automotive       1 share
                                 Teyes Co. Ltd.
                                 (Taiwan)
================================================================================

----------
(3) If down stream merger of ITTIE into ITTG is legally effective as of closing, the seller will be ITTG.

                                   EXHIBIT C-1

                     Non-Intellectual Property Asset Sellers

================================================================================
        Asset Seller                    Jurisdiction of         Designated Asset
                                         Incorporation             Purchaser

--------------------------------------------------------------------------------
ITT Composants et Instruments S.A.          France
--------------------------------------------------------------------------------
ITT Automotive Asia Pacific, Inc.(4)       Delaware,
                                         United States
--------------------------------------------------------------------------------
ITT Automotive, Inc.                       Delaware,
                                         United States
--------------------------------------------------------------------------------
[Alfred] Teves Gmbh & Co. OHG(5)            Germany
================================================================================

----------
(4)   This company will be transferring sales offices in Malaysia and Hong Kong.

(5) This company will be transferring the Belgian Assets and the related Assumed Liabilities prior to the transfer of the interests in it to a Designated Entity Purchaser.

                                   EXHIBIT C-2

                        Intellectual Property Transferors

================================================================================
Intellectual Property Transferor        Jurisdiction of          Designated IP
                                         Incorporation             Transferee
--------------------------------------------------------------------------------
ITT Automotive, Inc.                       Delaware,
                                         United States
--------------------------------------------------------------------------------
ITT Manufacturing Enterprises,             Delaware,
Inc.                                     United States
--------------------------------------------------------------------------------
ITT Automotive Europe GmbH &                Germany
Co. KG
--------------------------------------------------------------------------------
ITT Industries, Inc.                       Indiana,
                                         United States
================================================================================

                                    EXHIBIT D

                                Purchased Assets

            "Purchased Assets" means all of the assets, properties and rights of the Asset Sellers used or held for use primarily or exclusively in the Business, other than Excluded Assets, including the following: (a) land and land improvements; (b) buildings and other improvements; (c) machinery and equipment and other tangible personal property; (d) furniture and fixtures; (e) inventory existing on the Closing Date, including finished goods, work in process, supplies, parts, containers, recycled materials and raw materials; (f) accounts receivable; (g) pre-paid expenses and deposits; (h) Contracts; (i) customer lists and business records; (j) Intellectual Property owned by an Asset Seller on the Closing Date which (i) is, or is based on trade secrets, known-how, inventions, discoveries, works of authorship, designs or writings made exclusively by a person who was an employee of the Business or any predecessor thereof, at the time of such making or (ii) is, or is based on trade secrets, know-how inventions, discoveries, works of authorship, designs or writings jointly made by an employee, employees of the Business and an employee or employees of another business owned by ITTI or its Affiliates or any predecessor thereof at the time of such making, if such inventions, discoveries, designs or writings relate primarily to the Business or (iii) is or relates to a trademark, service mark or other source identifier used exclusively in the Business, and the goodwill of the Business symbolized by such trademark, service mark or other source identifier or (iv) was purchased by the Business specifically or primarily for the Business or was developed specifically or primarily for the Business or any predecessor thereof by a Person other than another ITTI business or its employees; (k) goodwill; (l) sales literature, promotional literature, and other selling and advertising material and lists of customers and suppliers; (m) books, records, ledgers and other documents (or copies thereof whether on paper, computer disk, tape or other storage media); (n) to the extent transferable, third-party warranties and guarantees; (o) to the extent transferable, franchises, approvals, permits, licenses, orders, registrations, certificates, variances, tax abatements and other similar permits or rights; and
(p) all prepaid assets reflected on the Closing Balance Sheet.

                                    EXHIBIT E

                              Excluded Liabilities

      (a) Accounts payable to ITTI or to Subsidiaries of ITTI which are not Brake Companies or Asset Sellers in respect of the Business (other than trade payables).

      (b) Tax liabilities which are for ITTI's account pursuant to Section 6.14.

      (c) Liabilities relative to employees and employee benefits other than those expressly assumed by Purchaser under Section 6.6.

      (d) Liabilities arising out of or associated with the Excluded Assets.

      (e) Liabilities arising solely as a result of the consummation of the Pro Forma Transactions or the German Reorganization, other than liabilities related to the operation of the Business which are not otherwise Excluded Liabilities.

                                    EXHIBIT G

                                 Excluded Assets

      (a) Cash (excluding petty cash), bank accounts, certificates of deposit and other cash equivalents;

      (b) Accounts receivable from ITTI or Subsidiaries of ITTI which are not Brake Companies or Asset Sellers in respect of the Business (other than trade receivables);

      (c) All rights to the name or mark "ITT";

      (d) All proprietary information of ITTI and ITTI's Affiliates (other than proprietary information included in the Business), including the following:

            (i) all ITTI's proprietary code books and telex encryption devices; and

            (ii) all ITTI's proprietary corporate manuals;

      (e) All insurance policies and any rights, claims or choses in action under such insurance policies other than those policies set forth on Schedule 4.11(a);

      (f) All rights to refunds of any Taxes paid by ITTI or any Seller with respect to periods prior to the Closing;

      (g) Intellectual Property other than that specified in subparagraph (j) of the definition of Purchased Assets; and

      (h) Contracts for the use of software and related agreements with software vendors used by or for multiple business units of ITTI.

                                    EXHIBIT H

                   Certain Excluded Brake Company Liabilities

      (a) Liability and defense of Lucas Industries p.l.c. v. ITT Automotive Europe GmbH (ITTAE) pending in the Regional Court in Munich, Germany relating to the infringement of Lucas' German Patent No. 25 27 439 by ITTAE's manufacture and sale of FN calipers (the "FN Caliper Litigation").

      (b) Liabilities arising solely as a result of the consummation of the Pro Forma Transactions or the German Reorganization, other than liabilities related to the operation of the Business which are not otherwise Excluded Brake Company Liabilities.

      (c) Tax liabilities incurred (i) as a result of the transfer of the Brake Companies to Purchaser, other than those Taxes referred to in the first sentence of Section 6.14(e), and (ii) any Taxes arising as a result of the consummation of the Pro Forma Transactions or the German Reorganization.

                                    EXHIBIT M

                      Certain Excluded Brake Company Assets

1.    All proceeds or accounts receivable resulting from

            (a)   the sale and transfer prior to the Closing of the Belgian
                  Assets

            (b)   the sale of the Czech Electrical Assets

            (c)   the sale of the Hungarian Electrical Assets

            (d)   the sale of the Brazilian Fluid Handling Assets

            (e)   the sale of the UK Fluid Handling Assets

            (f)   the sale of the Japanese Electrical Assets.

2. Should for reasons based on local laws the separation of the businesses in the Czech Republic, Hungary, Brazil, the United Kingdom and/or Japan not be effected or effective prior to Closing, the Czech Electrical Assets, the Hungarian Electrical Assets, the Brazilian Fluid Handling Assets, the UK Fluid Handling Assets and the Japanese Electrical Assets, as applicable, shall be Excluded Brake Company Assets.

                                     ANNEX A

      "Acquired Business" shall have the meaning set forth in Section 6.10(b)(iii).

      "Actual GPA" shall mean the cumulative increase in gross plant additions from January 1, 1998 through the Closing Date as shown in the work papers prepared in connection with the audit of the Closing Balance Sheet.

      "Actual Value" shall have the meaning set forth in Section 6.6(j)(iii)(D).

      "Adjusted Audited Balance Sheet" shall have the meaning set forth in
Section 6.20(c).

      "Adjusted Audited Net Worth" shall have the meaning set forth in Section 6.20(c)(iii).

      "Affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

      "Agreement" shall have the meaning set forth in the Recitals to the Agreement.

      "Annuity Contracts Transfer" shall have the meaning set forth in Section 6.6(h).

      "Antitrust Regulations" shall have the meaning set forth in Section 4.2.

      "Asset Purchase" shall have the meaning set forth in the Recitals to the Agreement.

      "Asset Sellers" shall have the meaning set forth in the Recitals to the Agreement.

      "Assumed Liabilities" shall have the meaning set forth in Section 2.2.

      "Audited Balance Sheet" shall have the meaning set forth in Section
6.20(a).

      "Audited Financial Statements" has the meaning set forth in Section
6.20(b).

      "Banker's Trust" shall have the meaning set forth in Section 6.6(l)(i).

      "Belgian Assets" shall have the meaning set forth in Section 2.1.

      "Belgian Assets Sale" shall have the meaning set forth in Section 6.14(a).

      "Belgium Business Employees" shall have the meaning set forth in Section 6.6(u)(i).

      "Belgium Employee Benefit Arrangements" shall have the meaning set forth in Section 6.6(u)(i).

      "Belgium Former Business Employees" shall have the meaning set forth in
Section 6.6(u)(i).

      "Belgium Transitioned Employees" shall have the meaning set forth in
Section 6.6(u)(i).

      "Benefits and Employment Relationship Claim" or "Benefits and Employment Relationship Claims" shall have the meaning set forth in Section 6.6(t)(i).

      "Books and Records" shall have the meaning set forth in Section 6.5(a).

      "Brake Companies" shall have the meaning set forth in the Recitals to the Agreement.

      "Brake Company Stock" shall have the meaning set forth in Section 4.3.

      "Brake Friction Products Business" means the business conducted by various ITTI Subsidiaries other than the Brake Companies and the Asset Sellers of designing, developing, manufacturing, marketing and selling disc brake pads, drums in hat and back plates.

      "Budgeted GPA" shall mean the total amount in dollars of gross plant additions budgeted to be spent by the Business between January 1, 1998 and the Closing Date, as set forth on Schedule 3.1(a), it being understood that to the extent the Closing Date shall occur in the middle of a month, the amount of Budgeted GPA for that month shall equal the product of (a) the Budgeted GPA for the month in which the Closing occurs and (b) a fraction equal to the number of days elapsed from the first day of such month through the Closing Date over the total number of days in the month in which the Closing occurred. In the event the

Closing Date shall not have occurred by December 31, 1998, ITTI shall deliver to Purchaser prior to December 31, 1998 a revised Schedule 3.1(a), modified to include ITTI's good faith estimate of amounts budgeted to be spent on gross plant additions between January 1, 1998 and July 31, 1999.

      "Business" shall have the meaning set forth in the Recitals to the Agreement.

      "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York and Germany are permitted or required by law to close.

      "Business Employees" means all persons employed as of the Closing Date by any Brake Company or by any Asset Seller with respect to the Business (i) with respect to the United States, including those who are not actively-at-work as of such date on account of (A) layoff, (B) authorized leave of absence, (C) with respect to such persons paid on an hourly basis, any Disability (meaning any illness or injury; persons not actively-at-work due to disability are referred to herein as "Disabled"), and (D) with respect to such persons paid on a salaried basis, Short Term Disability (meaning any Disability of less than six months duration as of the date immediately preceding the Closing Date; persons not actively-at-work due to Short Term Disability are referred to herein as "Short Term Disabled"); but, with respect to the United States, excluding such persons, paid on a salaried basis, not actively-at-work as of such date due to Long Term Disability (meaning any Disability of six months or longer duration as of the date immediately preceding the Closing Date); (ii) with respect to the United States, including those who are entitled as of the Effective Benefits Time to severance and termination pay benefits under the U.S. Business Severance Policies and Practices and with respect to whom such severance and termination pay benefits are reflected on the Closing Balance Sheet; and (iii) with respect to the UK, including all persons who may be on temporary leave of absence from work or who may be entitled to exercise a right to return to work with any Brake Company or Asset Seller.

      "Business Losses" means actual losses (but not punitive damages except to the extent awarded by a court of competent jurisdiction in respect of a third party claim), damages, liabilities, costs and expenses, including interest, penalties, court costs and reasonable attorneys' fees and expenses.imposed upon or incurred by the Business.

      "Business Material Adverse Effect" shall have the meaning set forth in
Section 4.14.

      "Cannon Business" means the business conducted by ITTI and certain of its Subsidiaries (other than the Brake Companies and the Asset Sellers in respect of the Business) of supplying electronic and optical connectors, switches, test accessories and cable assemblies for information systems, industrial, military/aerospace and transportation applications to the industrial and military/aerospace sectors.

      "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as amended, and all regulations promulgated thereunder, as in effect on the date of the Closing.

      "China Joint Venture" shall have the meaning set forth in Section 4.12(a).

      "Claimant" shall have the meaning set forth in Section 9.6(a).

      "Closing" shall have the meaning set forth in Section 8.1.

      "Closing Adjusted Net Worth" shall have the meaning set forth in Section 3.3(a)(i)(C).

      "Closing Balance Sheet" shall have the meaning set forth in Section 3.3(a)(i).

      "Closing Date" shall have the meaning set forth in Section 8.1.

      "COBRA" shall have the meaning set forth in Section 4.13(i).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Competing Operations" shall have the meaning set forth in Section 6.10(b)(iii).

      "Competition" shall have the meaning set forth in Section 6.10(a).

      "Confidentiality Agreement" shall have the meaning set forth in Section 6.2(b).

      "Consent" shall have the meaning set forth in Section 6.3(a).

      "Contract Transition Arrangement" shall have the meaning set forth in
Section 2.4(a).

      "Contracts" shall have the meaning set forth in Section 4.8(a).

      "Control" means the ownership of more than 50% of the securities entitling the person holding such securities to vote on the election of directors.

      "Covered Schedules" shall have the meaning set forth in Section 4.8(a).

      "Designated Asset Purchasers" shall have the meaning set forth in the Recitals to the Agreement.

      "Designated Entity Purchasers" shall have the meaning set forth in the Recitals to the Agreement.

      "Designated IP Transferees" shall have the meaning set forth in the Recitals to the Agreement.

      "Designated Non-IP Purchasers" shall have the meaning set forth in the Recitals to the Agreement.

      "Designated Purchasers" shall have the meaning set forth in the Recitals to the Agreement.

      "Disclosed Contracts" shall have the meaning set forth in Section 4.8(a).

      "dollars" or "$", when used in this Agreement or any other Transaction Document, shall mean United States dollars unless otherwise stated.

      "EC Business Employee" means a Business Employee employed, as of the Closing Date, in Belgium, France, Germany, Italy, Portugal, Spain, Sweden or the United Kingdom (the "EC Countries").

      "Effective Benefits Time" means 12:01 AM Eastern Time on the date immediately following the Closing Date.

      "Effective Date" shall have the meaning set forth in Section 6.6(n).

      "Electrical Systems Business" means the business conducted by various ITTI Subsidiaries and Affiliates of designing, developing, manufacturing and selling wiper and washer systems and modules and their associated components and electronics; electric motors (and their components), actuators and electric pumps; single and multicolor lamps and panel modules; single and multifunction switches, electronic controls and controllers, electric and hydraulic engine cooling systems, air management systems (and associated components), sensors, power antennas and park assist systems.

      "Employee Benefit Arrangements" means all plans, schemes, contracts, agreements, practices, policies or arrangements, oral or written, of ITTI, any Brake Company, any Asset Seller, or any subsidiary or trade or business (whether or not incorporated) that is a member of a "control group" of which ITTI, any Brake Company or Asset Seller is a member or under common control with ITTI, any Brake Company or Asset Seller within the meaning of Section 414(b) and (c) of the Internal Revenue Code ("Control Group Member") or in which ITTI, any Brake Company, any Asset Seller or any Control Group Member participates with respect to or covering any Business Employee or Business Former Employee (other than state or statutory social security, unemployment insurance, workers' compensation or pension arrangements) providing for employment or for benefits payable on retirement, death or disability and voluntary withdrawal from or involuntary termination of employment or for any bonuses, deferred compensation, excess benefits, pensions, retirement benefits, profit sharing,stock bonuses, stock options, stock purchases, incentive arrangements, life, accident and health insurance, hospitalization, savings, holiday, vacation, severance pay, termination indemnity payments, sick pay, leave, disability, company cars, tuition refund, scholarship, relocation, service awards or any other employee or executive benefits, including, without limitation, with respect to the United States, any such plan, scheme, contract, agreement, practice, policy or arrangement which is an "employee benefit plan" as defined in Section 3(3) of ERISA, including any "employee welfare benefit plan" as defined in Section 3(1) of ERISA ("U.S. Welfare Plan") and any employee pension benefit plan as defined in Section 3(2) of ERISA ("U.S. Pension Plan").

      "Entity Purchase" shall have the meaning set forth in the Recitals to the Agreement.

      "Entity Sellers" shall have the meaning set forth in the Recitals to the Agreement.

      "Environmental Cost" means any costs incurred relating to any claim, demand, order, suit, obligation, liability, cost (including the cost of any investigation, testing or remedial action) or expense (including reasonable attorney's and consultant's fees and expenses) required by any applicable Environmental Law. Environmental Cost shall not include any costs incurred due to the change in use of the property.

      "Environmental Law" shall mean all foreign, federal, state, and local laws, statutes, regulations, ordinances, codes, and enforceable orders and decrees, protecting the quality of the ambient air, soil or subsurface strata, surface water, or groundwater from exposure to or discharges of Materials of Environmental Concern, or otherwise related to the environment, natural resources or human health and safety as affected by any of the foregoing, as are in effect as of the Closing Date.

      "Environmental Permits" shall mean all permits, licenses, registrations, and other authorizations required under any applicable Environmental Law.

      "Equity Equivalents" shall have the meaning set forth in Section 4.3.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

      "Estimated Value" shall have the meaning set forth in Section
6.6(j)(iii)C).

      "Excess Pension Plan shall have the meaning set forth in Section 6.6(l)(iv)(A).

      "Excluded Assets" shall mean the assets set forth on Exhibit G.

      "Excluded Brake Company Assets" shall have the meaning set forth in
Section 3.3(a)(i)(B)(1)(x).

      "Excluded Brake Company Liabilities" shall have the meaning set forth in
Section 3.3(a)(i)(B)(4)(x).

      "Excluded Businesses" shall have the meaning set forth in Recitals to the Agreement.

      "Excluded Liabilities" shall have the meaning set forth in Section 2.2.

      "Facility" shall have the meaning set forth in Section 9.1(d)(ii)(E).

      "Financial Statements" shall have the meaning set forth in Section 4.5(a).

      "Fluid Handling Business" means the business conducted by various ITTI Subsidiaries and Affiliates other than the Brake Companies and the Asset Sellers in respect of the Business of designing, developing, manufacturing, marketing and selling fluid handling products including HVAC, air suspension, vacuum, washer fluid, rigid/flexible couplings, brake or fluid tubing systems and tubing connectors, automobile interior plastic components, extruded plastic profiles and braised engine parts.

      "FN Caliper Litigation" shall have the meaning set forth in Exhibit H.

      "Former Business Employees" shall mean (i) all persons who were not employees of any Brake Company or any Asset Seller with respect to the Business immediately preceding the Closing Date but who were formerly employed by any Brake Company or any Asset Seller with respect to the Business or predecessors thereof and whose service with any Brake Company or any Asset Seller and their respective affiliates or predecessors terminated prior to the Closing Date including, without limitation, (A) those who are retired and, (B) with respect to the United States only, (x) those paid on a salaried basis who are Long Term Disabled and (y) those on an unauthorized leave of absence and (ii) the Refusing Employees and those Business Employees employed by any Asset Seller with respect to the Business who do not accept employment as offered by Purchaser in accordance with Section 6.6(b)(i); but excluding, with respect to the United States, those persons who are entitled as of the Effective Benefits Time to severance and termination pay benefits under the U.S. Business Severance Policies and Practices and with respect to whom such severance and termination pay benefits are reflected on the Closing Balance Sheet.

      "GAAP" shall have the meaning set forth in Section 3.3(a)(i)(C).

      "General Relations Agreements" shall mean those agreements among the ITTI Companies Relating to the sharing of technology and research and development costs.

      "German Reorganization" shall have the meaning set forth in Section 6.8.

      "Governmental Authority" shall have the meaning set forth in Section 4.4.

      "Hartford" shall have the meaning set forth in Section 6.6(h).

      "HIPAA" shall have the meaning set forth in Section 6.6(c)(vii).

      "Hourly Business Employees" means Business Employees paid on an hourly basis.

      "Hourly Former Business Employees" means Former Business Employees who were paid on an hourly basis.

      "Hourly Pension Plans" means the ITT Automotive Pension Plan for Hourly Employees at Henderson, NC, the ITT Automotive Pension Plan for Hourly Employees at Culpeper, VA, the ITT Automotive Pension Plan for Hourly Employees at Asheville, NC, and the ITT Automotive Pension Plan for Hourly Employees at Morganton, NC.

      "Hourly Savings Plan Annuity Contracts" shall have the meaning set forth in Section 6.6(h).

      "Hourly Savings Plan Participant" shall have the meaning set forth in
Section 6.6(h).

      "Hourly Savings Plans" means the ITT Automotive Brakes Systems - Henderson Savings Plan for Hourly Employees, the ITT Automotive Brakes Systems - Culpeper Savings Plan for Hourly Employees, the ITT Automotive Brake Systems - Asheville Savings Plan for Hourly Employees, and the ITT Automotive Brake Systems - Morganton Savings Plan for Hourly Employees.

      "Hourly Transfer Date" shall have the meaning set forth in Section 6.6(h).

      "Hourly Transitioned Employees" means Hourly Business Employees who become Transitioned Employees.

      "HSR Act" shall have the meaning set forth in Section 6.3(b).

      "ICC" shall have the meaning set forth in Section 9.6(a).

      "Indebtedness" means, with respect to any person, (a) all indebtedness of such person, whether or not contingent, for borrowed money, (b) all obligations of such person for the deferred purchase price of property or services, (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities, (g) all obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such person, or in effect guaranteed directly or indirectly by such person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness.

      "Indemnified Party" means a Purchaser Indemnified Party or a ITTI Indemnified Party, as the case may be.

      "Indemnifying Party" shall have the meaning set forth in Section 9.3(a).

      "Indemnity Claim" shall have the meaning set forth in Section 9.3(b).

      "Independent Accounting Firm" shall have the meaning set forth in Section 3.3(d).

      "Industries Master Trust" shall have the meaning set forth in Section 6.6(j)(iii)(A).

      "Initial Purchase Price" shall have the meaning set forth in Section 3.1.

      "Intellectual Property" shall mean patents and patent applications, trade names, service marks and trademarks, trademark and service mark registrations, applications for the registration of trademarks and service marks, copyright registrations, applications for the registration of copyrights, mask works, mask work registrations and applications for the registration of mask works, software, inventions, trade secrets, know-how and copyrights.

      "Intellectual Property Transferors" shall have the meaning set forth in the Recitals to the Agreement.

      "Inventories" means all inventory, merchandise, goods, raw materials, packaging and supplies related to the Business maintained for sale, held for sale or stored for sale by or for any Brake Company or any Asset Seller in respect of the Business on the Closing Date and any prepaid deposits for any of the same.

      "IRS" shall mean the United States Internal Revenue Service.

      "ITT Name and Mark Transition Agreement" shall have the meaning set forth in Section 6.15(e).

      "ITTAA" shall have the meaning set forth in Section 4.13(j).

      "ITTI" shall have the meaning set forth in the Recitals to the Agreement.

      "ITTI Corporate Policies" shall have the meaning set forth in Section
6.18.

      "ITTI Indemnified Party" shall have the meaning set forth in Section
9.1(b).

      "ITTI Losses" shall have the meaning set forth in Section 9.1(b).

      "ITTI's Accountants" shall have the meaning set forth in Section 3.3(a)(i)(C).

      "Joint Control Tax Claim" shall have the meaning set forth in Section 9.4(b).

      "Joint Venture Agreement" shall have the meaning set forth in Section 1.2.

      "Joint Venture Interests" shall have the meaning set forth in the Recitals to the Agreement.

      "Joint Venture Purchase" shall have the meaning set forth in the Recitals to the Agreement.

      "Joint Ventures" shall have the meaning set forth in the Recitals to the Agreement.

      "the knowledge of" or "the best knowledge of" a party hereto shall mean, with respect to ITTI, the actual knowledge of the individuals listed on Part 1 of Exhibit K hereto, and with respect to Purchaser, the actual knowledge of the individuals listed on Part 2 of Exhibit K hereto.

      "Leased Real Property" shall have the meaning set forth in Section 4.7(b).

      "LIBOR" shall have the meaning set forth in Section 3.4(c).

      "Liens" shall have the meaning set forth in Section 4.2.

      "Losses" shall mean Purchaser Losses or ITTI Losses, as the case may be.

      "Materials of Environmental Concern" shall mean any hazardous, acutely hazardous or toxic substance, material, waste or contaminant defined or regulated under any Environmental Law applicable to the substance, material, waste or contaminant in the jurisdiction in which such substance, material, waste or contaminant is located, including without limitation CERCLA and RCRA where applicable.

      "Non-IP Asset Sellers" shall have the meaning set forth in the Recitals to the Agreement.

      "Northern STIF" shall have the meaning set forth in Section
6.6(j)(iii)(C).

      "Northern Trust" shall have the meaning set forth in Section
6.6(j)(iii)(A).

      "Offering Memorandum" shall have the meaning set forth in Section 6.17.

      "Other Tax Items" shall have the meaning set forth in Section 9.3(b).

      "Owned Real Property" shall have the meaning set forth in Section 4.7(b).

      "Partnership Interests" shall have the meaning set forth in the Recitals to the Agreement.

      "PBGC" shall have the meaning set forth in Section 6.6(i).

      "Permitted Liens" shall have the meaning set forth in Section 4.7(a).

      "person" or "Person" means an individual, corporation, partnership, association, trust, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934).

      "Plan Accounts" shall have the meaning set forth in Section
6.6(j)(iii)(A).

      "Pre-Closing Period" shall have the meaning set forth in Section 9.4(a).

      "Pro Forma Transactions" shall have the meaning set forth in Section
6.7(a).

      "Products" shall have the meaning set forth in Section 6.10(a).

      "Purchase" shall have the meaning set forth in the Recitals to the Agreement.

      "Purchase Price" shall have the meaning set forth in Section 3.1.

      "Purchased Assets" shall mean the assets set forth on Exhibit D.

      "Purchaser" shall have the meaning set forth in the Recitals to the Agreement.

      "Purchaser Indemnified Party" shall have the meaning set forth in Section 9.1(a).

      "Purchaser Losses" shall have the meaning set forth in Section 9.1(a).

      "Purchaser Material Adverse Effect" shall have the meaning set forth in
Section 5.2.

      "Purchaser's Accountants" shall have the meaning set forth in Section 3.3(a)(i)(C).

      "Purchaser's Excess Pension Plan" shall have the meaning set forth in
Section 6.6(l)(iv)(B).

      "Purchaser's Hourly Pension Plans" shall have the meaning set forth in
Section 6.6(k)(ii)(A).

      "Purchaser's Hourly Savings Plan" shall have the meaning set forth in
Section 6.6(h).

      "Purchaser's Salaried Pension Plan" shall have the meaning set forth in
Section 6.6(l)(ii)(B).

      "Purchaser's Savings Plan" shall have the meaning set forth in Section 6.6(l)(i).

      "Purchaser's Trust" shall have the meaning set forth in Section 6.6(j)(iv)(A).

      "Purchaser's U.S. Welfare Benefits Program" means the employee welfare benefits plans, programs, policies, practices or arrangements of Purchaser offered for U.S. Transitioned Employees in accordance with Section 6.6(b)(ii).

      "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as amended, and all regulations promulgated thereunder, as in effect on the date of the Closing.

      "Real Property" shall have the meaning set forth in Section 4.7(b).

      "Receivables" means any and all accounts receivable, notes and other amounts receivable by the Brake Companies or any Asset Seller in respect of the Business from third parties, including customers, arising from the conduct of the Business or otherwise before the Closing Date, whether or not in the ordinary course.

      "Reference Balance Sheet" means the three column combined unaudited balance sheet attached hereto as Exhibit F, showing for illustrative purposes in the second column thereof the adjustments which would have been made to determine the Closing Adjusted Net Worth in accordance with the terms of this Agreement if the restructurings referred to in Sections 6.7 and 6.8 had occurred prior to Closing and the Closing had occurred on December 31, 1997.

      "Refusing Employee" means an EC Business Employee who (other than EC Business Employees employed by a Brake Company) does not transfer to or take up employment with Purchaser as of the Effective Benefits Time.

      "Request" shall have the meaning set forth in Section 9.6(a).

      "Respondent" shall have the meaning set forth in Section 9.6(a).

      "Retained Business" shall have the meaning set forth in Section 11.4.

      "Salaried Business Employees" means Business Employees paid on a salaried basis.

      "Salaried Former Business Employees" means Former Business Employees who were paid on a salaried basis.

      "Salaried Retirement Plan" shall have the meaning set forth in Section 6.6(l)(ii)(A).

      "Salaried Savings Plan" shall have the meaning set forth in Section 6.6(l)(i).

      "Salaried Transitioned Employees" means Salaried Business Employees who become Transitioned Employees.

      "Savings Plan Participants" shall have the meaning set forth in Section 6.6(l)(i).

      "Securities Act" shall have the meaning set forth in Section 5.4.

      "Seller Material Adverse Effect" shall have the meaning set forth in
Section 4.2.

      "Sellers" shall have the meaning set forth in the Recitals to the Agreement.

      "Shock Absorber Business" means the business conducted by ITTI's Koni business units including the designing, developing, manufacturing and selling suspension systems, McPherson struts, high and low pressure gas and hydraulic shock absorbers and hydraulic and electronically controlled shock absorbers.

      "Straddle Period" shall have the meaning set forth in Section
 9.4(a).

      "Subsidiary" or "Subsidiaries" of Purchaser, ITTI or any other person means any corporation, partnership or other legal entity of which Purchaser, ITTI or such other person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      "SWF" shall have the meaning set forth in Section 6.16(b).

      "Taiwan Joint Venture" shall have the meaning set forth in Section
4.12(a).

      "Tax" or "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind imposed by any taxing authority, including, without limitation: all federal, state, local and foreign taxes or other charges on or with respect to income, windfall or other profits, franchise, gross receipts, sales, use, occupation, property, capital stock, excise, payroll, withholding, ad valorem, stamp, transfer, value added, gains, employment, social security, workers' compensation, unemployment compensation, net worth, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes.

      "Tax Benefit" shall have the meaning set forth in Section 9.3(b).

      "Tax Claim" shall have the meaning set forth in Section 9.4(b).

      "Tax Return" shall mean any return, declaration, deposit and any accompanying transfer or transmittal forms, report and information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Teves" shall have the meaning set forth in Section 2.1.

      "Title Company" shall have the meaning set forth in Section 6.9(a).

      "Title Policy" shall have the meaning set forth in Section 6.9(a).

      "Transaction Documents" shall have the meaning set forth in Section 4.2.

      "Transfer Date" shall have the meaning set forth in Section 6.6(l)(i).

      "Transfer Provisions" means any legislation implementing the provisions of Directive 77/187/EEC.

      "Transferred Asset" shall have the meaning set forth in Section 2.4(a).

      "Transferred Subsidiaries" shall have the meaning set forth in the Recitals to the Agreement.

      "Transferred Subsidiary Stock" shall have the meaning set forth in the Recitals to the Agreement.

      "Transitioned Employees" means, from and after the Effective Benefits Time, (i) all Business Employees employed by any Brake Company; (ii) all Business Employees employed by any Asset Seller who accept Purchaser's offers of employment as hereinafter provided and (iii) any U.S. Salaried Former Business Employee who is not a Business Employee on the Closing Date because of a Long Term Disability who requests and is granted permission to return to work or is rehired, including return to work or rehire with restrictions, by Purchaser pursuant to Section 6.6(g)(i).

      "UK Brake Company" means ITT Automotive UK Limited.

      "UK Employees" means employees and officers of the UK Brake Company.

      "UK Pension Scheme" means the ITT Industries General Pension Plan established by a trust deed dated July 4, 1983.

      "U.S. Asset Seller" means any Asset Seller of Purchased Assets which are located in the United States.

      "U.S. Business" means the portion of the business related to any Purchased Assets which are located in the United States.

      "U.S. Business Employees" means all Business Employees employed by any U.S. Asset Seller.

      "U.S. Business Severance Policies and Practices" shall have the meaning set forth in Section 6.6(f).

      "U.S. Business Welfare Benefits Program" means ITTI's employee welfare benefit plans, programs, policies, practices or arrangements in effect with respect to the U.S. Business Employees and Former U.S. Business Employees immediately prior to the Closing Date.

      "U.S. Employee Benefit Arrangements" means Employee Benefit Arrangements with respect to or covering U.S. Business Employees or U.S. Former Business Employees.

      "U.S. Former Business Employees" means all Former Business Employees whose termination of employment was from any U.S. Asset Seller or any predecessor thereof.

      "U.S. Hourly Business Employees" means all Hourly Business Employees employed by any U.S. Asset Seller.

      "U.S. Hourly Former Business Employees" means all Hourly Former Business Employees whose termination of employment was from any U.S. Asset Seller or any predecessor thereof.

      "U.S. Hourly Transitioned Employees" means Hourly Transitioned Employees who were U.S. Hourly Business Employees.

      "U.S. Salaried Business Employees" means all Salaried Business Employees employed by any U.S. Asset Seller.

      "U.S. Salaried Former Business Employees" means all Salaried Former Business Employees whose termination of employment was from any U.S. Asset Seller or any predecessor thereof.

      "U.S. Salaried Transitioned Employees" means Salaried Transitioned Employees who were U.S. Salaried Business Employees.

      "U.S. Transitioned Employees" means those Transitioned Employees who were U.S. Business Employees.

      "Valuation Date" shall have the meaning set forth in Section
6.6(j)(iii)(B).

      "WARN Act" shall have the meaning set forth in Section 6.6(n).

      "Year 2000 Compliant" means that the software, products or machinery provides uninterrupted millennium functionality in that the software, products or machinery will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, as the software, products or machinery records, stores, processes and presents calendar dates falling on or before December 31, 1999.